UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SigmaTel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock

(2)	Aggregate number of securities to which transaction applies:

36,888,670

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$3.00

(4)	Proposed maximum aggregate value of transaction:

$110,666,010

(5)	Total fee paid:

$4,349.17

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SPECIAL MEETING OF STOCKHOLDERS

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear SigmaTel, Inc. Stockholder:

The board of directors of SigmaTel, Inc. has approved a merger pursuant to which SigmaTel has agreed to be acquired by Freescale Semiconductor, Inc. subject to certain conditions.

If the merger is completed, holders of SigmaTel’s common stock will receive $3.00 in cash, without interest, for each share of SigmaTel’s common stock they own.

Stockholders of SigmaTel will be asked, at a special meeting of SigmaTel’s stockholders, to adopt the merger agreement. In connection with its evaluation of the merger, our board of directors engaged ThinkEquity Partners LLC, to act as its financial advisor. ThinkEquity Partners LLC delivered its written opinion to our board of directors to the effect that, as of February 3, 2008, and based upon and subject to the factors and assumptions set forth in its written opinion, the $3.00 per share in cash to be received by holders of our common stock pursuant to the merger agreement is fair to such holders from a financial point of view. In addition, our board of directors has unanimously determined that the merger is fair to, and in the best interests of, SigmaTel and our stockholders, declared the merger agreement advisable and approved the merger agreement and the other transactions contemplated by the merger agreement. The board of directors of SigmaTel unanimously recommends that SigmaTel’s stockholders vote FOR the adoption of the merger agreement.

The date, time and place of the special meeting to consider and vote upon a proposal to adopt the merger agreement are as follows:

Monday, April 21, 2008

9:00 a.m., Central time

Offices of Vinson & Elkins L.L.P.

The Terrace 7

2801 Via Fortuna, Suite 100

Austin, Texas 78746

The proxy statement attached to this letter provides you with information about the special meeting of SigmaTel stockholders and the proposed merger. We encourage you to read the entire proxy statement carefully.

Your vote is very important. Whether or not you plan to attend the special meeting, if you are a holder of SigmaTel common stock please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to us.

Phillip E. Pompa President and Chief Executive Officer SigmaTel, Inc.

The proxy statement is dated March 17, 2008, and is first being mailed to stockholders of SigmaTel on or about March 18, 2008.

SIGMATEL, INC.

1601 South MoPac Expressway, Suite 100

Austin, Texas 78746

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2008

To the Stockholders of SigmaTel, Inc.:

A special meeting of stockholders of SigmaTel, Inc., a Delaware corporation, will be held on Monday, April 21, 2008 at 9:00 a.m., Central time, at the offices of Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, Texas 78746, for the following purposes:

1.    To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 3, 2008, among Freescale Semiconductor, Inc., a Delaware corporation, PHX Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Freescale, and SigmaTel, pursuant to which SigmaTel has agreed to become a wholly owned subsidiary of Freescale subject to certain conditions therein. If the merger is completed, each outstanding share of SigmaTel common stock will be converted into the right to receive $3.00 in cash, without interest; and

2.    To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The board of directors of SigmaTel has fixed the close of business on March 6, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of SigmaTel’s common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. At the close of business on the record date, SigmaTel had 36,282,375 shares of common stock outstanding and entitled to vote. Holders of SigmaTel’s common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if they meet certain conditions. See “The Merger—Appraisal Rights.”

Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of SigmaTel’s common stock is required to adopt the merger agreement. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR adoption of the merger agreement. If you fail to return your SigmaTel proxy card and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the SigmaTel special meeting and will effectively be counted as a vote against adoption of the merger agreement. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By order of the Board of Directors

Barry J. Bumgardner Vice President, General Counsel and Secretary

Austin, Texas

March 17, 2008

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What will SigmaTel’s stockholders receive in the merger?

A:	As a result of the merger, if completed, our stockholders will have the right to receive $3.00 in cash, without interest, for each share of our common stock they own, other than dissenting shares subject to appraisal rights under Delaware law, which will be treated as described below. For example, if you own 100 shares of our common stock, you will have the right to receive $300 in cash in exchange for your SigmaTel shares after completion of the merger.

Q:	What will happen to my options in the merger?

A:	As a result of, but conditioned upon consummation of, the merger, all outstanding options that are not vested immediately prior to the effective time of the merger will be accelerated so that they are fully vested and exercisable 30 days prior to the effective time of the merger. Any outstanding options that are vested prior to the effective time of the merger may be exercised for shares of common stock. Each share of common stock purchased upon such exercise will, at the effective time of the merger, automatically convert into the right to receive $3.00 in cash, without interest and less legally required withholdings and deductions.

In addition, any holder of any outstanding options that are vested will have the opportunity to elect, instead of exercising such options, to have such options cancelled and converted into the right to receive cash, without interest and less legally required withholdings and deductions, in an amount equal to the product of (a) $3.00, less the applicable exercise price of such option, multiplied by (b) the number of shares of company common stock subject to such options immediately prior to the effective time of the merger.

Any options not exercised or cashed out will terminate at the effective time of the merger.

Q:	What will happen to my restricted stock unit awards in the merger?

A:	As a result of, but conditioned upon consummation of, the merger, each restricted stock unit award that is outstanding at the effective time of the merger will be accelerated and converted into the right to receive $3.00 in cash, without interest and less legally required withholdings and deductions, for each share of common stock subject to such restricted stock unit award.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its appendices, and to consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of our stockholders.

Q:	What vote is needed to adopt the merger agreement?

The affirmative vote of the holders of at least a majority of the outstanding shares of SigmaTel’s common stock is required to adopt the merger agreement.

Q:	How does SigmaTel’s board of directors recommend I vote?

A:	At a meeting held on February 3, 2008, our board of directors unanimously determined that the merger is fair to, and in the best interests of, SigmaTel and our stockholders, declared that the merger agreement is advisable and approved the merger agreement and the other transactions contemplated by the merger agreement. The board of directors of SigmaTel unanimously recommends that you vote FOR adoption of the merger agreement.

Q:	What happens if I do not return a proxy card?

A:	If you fail to return your proxy card and you do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. In addition, the failure to return your proxy card or attend and vote at the meeting will have the same effect as voting against the adoption of the merger agreement.

Q:	May I vote in person?

A:	Yes. If your shares are not held in “street name” through a broker or bank, you may attend the special meeting of our stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the special meeting and vote.

Q:	Do I need to attend the special meeting in person?

A:	No. You do not have to attend the special meeting in order to vote your SigmaTel shares. Your shares can be voted at the special meeting of our stockholders without attending by mailing your completed, dated and signed proxy card in the enclosed return envelope.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Secretary of SigmaTel stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your instructions.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as a vote against the merger.

Q:	Should I send in my SigmaTel stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $3.00 in cash, without interest, for each share of our common stock.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible. We expect to complete the merger during the second calendar quarter of 2008. In addition to obtaining stockholder approval, we must satisfy all other closing conditions.

Q:	What if the proposed merger is not completed?

A:	It is possible that the proposed merger will not be completed. The proposed merger will not be completed if, for example, the holders of a majority of SigmaTel common stock do not vote to adopt the merger agreement. If the merger is not completed, SigmaTel will remain a publicly held company and, under specified circumstances, may be required to pay Freescale a termination fee or reimburse Freescale for its out-of-pocket expenses.

Q:	Am I entitled to appraisal or dissenters’ rights?

A:	Yes. Holders of our common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if they meet certain conditions.

Q:	Will I owe taxes as a result of the merger?

A:	If completed, the merger will be a taxable transaction for United States federal income tax purposes (and also may be taxed under applicable state, local, and other tax laws). In general, for United States federal income tax purposes, you will recognize gain or loss equal to the difference between (1) the amount of cash you receive in the merger for your shares of SigmaTel common stock and (2) the tax basis of your shares of SigmaTel common stock. Refer to the section entitled “The Merger—Material United States Federal Income Tax Consequences of the Merger” for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q:	What other matters will be voted on at the special meeting?

A:	SigmaTel does not expect to ask its stockholders to vote on any other matters at the special meeting.

Q:	Who can help answer my questions?

A:	If you have questions about the merger, including the procedures for voting your shares, or if you would like additional copies, without charge, of this proxy statement, you should contact:

SigmaTel, Inc.

Attention: Investor Relations

1601 South MoPac Expressway, Suite 100

Austin, Texas 78746

512-744-9968

i

APPENDICES

Agreement and Plan of Merger	Appendix A
Opinion of Financial Advisor	Appendix B
Delaware General Corporation Law Section 262—Appraisal Rights	Appendix C

ii

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the documents we refer to herein. The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger.

Forward-Looking Information

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that are based on our current expectations, assumptions, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should,” and similar expressions. Those statements include, among other things, the risk that the merger may not be consummated in a timely manner, if at all, and risks regarding employee retention. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

The Parties

SigmaTel, Inc.

SigmaTel is a fabless semiconductor company that designs, develops and markets proprietary, analog-intensive, mixed-signal integrated circuits, which we refer to as ICs, for a variety of digital multimedia products in the consumer electronics markets, including digital media players, printers and digital televisions. Our focus on providing system-level solutions enables our customers to rapidly introduce and offer electronic products that are small, light-weight, efficient, reliable, cost effective and capable of performing multiple desired functions.

We were founded in 1993 with a focus on providing semiconductor design services on a contract basis. In 1995, we began developing our own IC products. Since 2001, our focus has been on development and production of host audio codecs and portable multimedia systems on chips. In 2005, as a result of acquisitions, we began commercial shipments of printer and digital camera ICs.

Our principal executive offices are located at, and our mailing address is, 1601 South MoPac Expressway, Suite 100, Austin, Texas 78746, and our telephone number at that address is (512) 381-3700. We also have international offices and operations in: Hong Kong; Taipei, Taiwan; Shenzhen and Shanghai, China; Singapore; Seoul, South Korea; and Tokyo, Japan.

Freescale Semiconductor, Inc.

Freescale is a Delaware corporation with its headquarters in Austin, Texas, and is an indirect subsidiary of Freescale Holdings, L.P., a Cayman Islands limited partnership, which is controlled by a consortium of private equity funds including The Blackstone Group, The Carlyle Group, funds advised by Permira Advisers, LLC, TPG Capital and others.

Freescale designs and manufactures embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets in more than 30 countries. Freescale offers families of embedded processors, which include microcontrollers, digital signal processors and communications processors. Freescale also offers a portfolio of complementary devices that facilitate connectivity between products, across networks and to real-world signals, such as sound, vibration and pressure. Freescale’s complementary products include sensors, radio frequency semiconductors, power management and other analog and mixed-signal integrated circuits.

Freescale’s executive offices are located at, and its mailing address is, 6501 William Cannon Drive West, Austin, Texas 78735, and its telephone number at that address is (512) 895-2000.

PHX Acquisition, Inc.

PHX Acquisition, Inc., a Delaware corporation, which we refer to as Acquisition Sub, was formed on February 1, 2008 for the sole purpose of merging with and into SigmaTel. Acquisition Sub has no operations and is a wholly owned subsidiary of Freescale. In the merger, Acquisition Sub will be merged with and into SigmaTel, with SigmaTel as the surviving corporation.

Acquisition Sub’s executive offices are located at, and its mailing address is, 6501 William Cannon Drive West, Austin, Texas 78735, and its telephone number at that address is (512) 895-2000.

Merger Consideration

If the merger is completed, you will receive $3.00 in cash, without interest, in exchange for each share of SigmaTel common stock that you own, other than dissenting shares subject to appraisal rights under Delaware law, which will be treated as described below.

After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a SigmaTel stockholder. You will receive your portion of the merger consideration after exchanging your SigmaTel stock certificates in accordance with the instructions contained in a letter of transmittal to be sent to you shortly after completion of the merger.

See “The Merger—Merger Consideration.”

Effect on Awards Outstanding under SigmaTel’s Stock Plans

As a result of, but conditioned upon consummation of, the merger, all outstanding options that are not vested immediately prior to the effective time of the merger will be accelerated so that they are fully vested and exercisable 30 days prior to the effective time of the merger. Any outstanding options that are vested prior to the effective time of the merger may be exercised for shares of common stock. Each share of common stock purchased upon such exercise will, at the effective time of the merger, automatically convert into the right to receive $3.00 in cash, without interest and less legally required withholdings and deductions.

In addition, any holder of any outstanding options that are vested will have the opportunity to elect, instead of exercising such options, to have such options cancelled and converted into the right to receive cash, without interest and less legally required withholdings and deductions, in an amount equal to the product of (a) $3.00, less the applicable exercise price of such option, multiplied by (b) the number of shares of company common stock subject to such options immediately prior to the effective time of the merger.

Any options not exercised or cashed out will terminate at the effective time of the merger.

As a result of, but conditioned upon consummation of, the merger, each restricted stock unit award that is outstanding at the effective time of the merger will be accelerated and converted into the right to receive $3.00 in cash, without interest and less legally required withholdings and deductions, for each share of common stock subject to such restricted stock unit award.

See “The Merger—Effect on Awards Outstanding under SigmaTel’s Stock Plans.”

Market Price and Dividend Data

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SGTL.” On February 1, 2008, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $1.79. On March 13, 2008, the last practicable trading day prior to the date of this proxy statement, our common stock closed at $2.90. See “Market Price and Dividend Data.”

Material United States Federal Income Tax Consequences of the Merger

The exchange of shares of our common stock for the cash merger consideration will be a taxable transaction to our stockholders for United States federal income tax purposes. See “The Merger—Material United States Federal Income Tax Consequences of the Merger.”

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences of the merger to you.

Reasons for the Merger

In the course of its deliberations, our board of directors considered, among other things, the following factors:

•

the adverse impact on our performance and prospects over the past few years by various factors and the continual decline in our revenue and profits, both of which have been exacerbated by some of our products being late to market and the high costs of our product development;

•	the value of the consideration to be received by our stockholders in the merger pursuant to the merger agreement;

•	the fact that the $3.00 per share to be paid as the consideration in the merger represents:

•

a premium of approximately $0.89, or 42.3% over the trailing average closing sales price for our common stock as reported on the Nasdaq Global Select Market for the 30 trading days ended January 31, 2008 of $2.11;

•

a premium of approximately $1.38, or 85.4% over the trailing average closing sales price for our common stock as reported on the Nasdaq Global Select Market for the seven trading days ended January 31, 2008 of $1.62; and

•	a premium of approximately $1.29, or 75.69% over the $1.71 closing sale price for our common stock as reported on the Nasdaq Global Select Market on January 31, 2008;

•

the oral opinion of ThinkEquity to our board of directors, confirmed in its written opinion dated February 3, 2008, to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth in its written opinion, the $3.00 per share in cash to be received by holders of our common stock pursuant to the merger agreement is fair to such holders from a financial point of view (the full text of this opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by ThinkEquity in connection with the opinion, is attached as Appendix B to this proxy statement and should be read in its entirety);

•	the terms of the merger agreement and related documents, including:

•	the parties’ representations, warranties and covenants, and the conditions to their respective obligations;

•

our ability during a solicitation period that expires at 11:59 p.m. Central time on March 4, 2008, to solicit, initiate, encourage and facilitate takeover proposals (including by way of providing non-public information subject to a confidentiality agreement) and to participate in discussions or negotiations regarding takeover proposals with certain persons or respond to unsolicited proposals under certain circumstances;

•	our ability, under certain limited circumstances, to furnish information to and participate in discussions or negotiations regarding other takeover proposals; and

•

our ability to terminate the merger agreement in order to accept a financially superior proposal, subject to paying Freescale a termination fee of either $3,025,000 or $4,785,000, depending on the circumstances surrounding the termination.

In the course of its deliberations, our board of directors also considered, among other things, the following negative factors:

•

risks and contingencies related to the announcement and pendency of the merger, the possibility that the merger will not be consummated and the potential negative effect of public announcement of the merger on our sales, operating results and stock price and our ability to retain key management and personnel;

•	that our stockholders would not benefit from any potential future increase in our value;

•	the conditions to Freescale’s obligation to complete the merger and the right of Freescale to terminate the merger agreement under certain circumstances; and

•

the interests that certain of our directors and executive officers may have with respect to the merger in addition to their interests as stockholders of SigmaTel generally, as described in “Interests of Certain Persons in the Merger.”

Recommendation to Stockholders

Our board of directors has unanimously:

•	determined that the merger is fair to, and in the best interests of, SigmaTel and our stockholders;

•	declared the merger agreement advisable;

•	approved the merger agreement and the other transactions contemplated by the merger agreement; and

•	recommended that our stockholders vote FOR the adoption of the merger agreement.

See “The Merger—Reasons for the Merger and Board of Directors’ Recommendation.”

Opinion of Financial Advisor

ThinkEquity delivered its opinion to our board of directors that, as of February 3, 2008 and based upon and subject to the factors and assumptions set forth in the written opinion, the $3.00 per share in cash to be received by holders of our common stock pursuant to the merger agreement is fair to such holders from a financial point of view.

The full text of the written opinion of ThinkEquity, dated February 3, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this proxy statement. Our stockholders should read the opinion in its entirety. ThinkEquity provided its opinion for the information and assistance of our board of directors in connection with its consideration of the transaction contemplated by the merger agreement. The ThinkEquity opinion is not a recommendation to any holder of our common stock as to any matter relating to the transaction.

See “The Merger—Opinion of SigmaTel’s Financial Advisor.”

The Special Meeting of SigmaTel Stockholders

Time, Date and Place. A special meeting of our stockholders will be held on Monday, April 21, 2008, at the offices of Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, Texas 78746, at 9:00 a.m., Central time, to consider and vote upon a proposal to adopt the merger agreement.

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on March 6, 2008, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are approximately 36,282,375 of our common stock entitled to be voted at the special meeting.

Required Vote. The adoption of the merger agreement requires the affirmative vote of a majority of the shares of our common stock outstanding at the close of business on the record date.

Share Ownership of Directors and Management. Our current executive officers and directors beneficially own approximately 0.05% of our outstanding shares entitled to vote at the special meeting as of the close of business on the record date.

See “The Special Meeting.”

Interests of Certain Persons in the Merger

When considering the unanimous recommendation by our board of directors in favor of the adoption of the merger agreement, you should be aware that members of our board of directors and our executive officers have interests in the merger that are different from, or in addition to, yours, including, among others:

•	the officers of SigmaTel will be the officers of the company surviving the merger;

•

five executive officers of SigmaTel will receive severance payments based on base salary and bonus potential and payment of benefit premiums if their employment is terminated within 24 months of the completion of the merger;

•	five executive officers of SigmaTel will receive bonuses ranging from $36,309 to $165,219 upon completion of the proposed merger;

•	the vesting of options or restricted stock unit awards held by certain of our officers will accelerate as a result of the merger; and

•	certain indemnification arrangements for our directors and officers will be continued if the merger is completed.

The negotiations of the terms of the merger and the merger agreement were conducted by Phillip E. Pompa, our President and Chief Executive Officer, and other executive officers. While we believe that our executive officers fully informed members of our board of directors regarding their discussions and negotiations with Freescale and other potential buyers, none of our directors were directly involved in any of the discussions or negotiations with Freescale or any other potential buyers. See “Interests of Certain Persons in the Merger.”

Conditions to the Completion of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction of various conditions, which include the following:

•	the holders of a majority of the outstanding shares of our common stock on the record date must have voted in favor of adoption of the merger agreement;

•

no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition will be in effect that has the effect of preventing the consummation of the merger, nor shall any proceeding brought by a governmental entity that has jurisdiction over SigmaTel or Freescale or any of their respective affiliates seeking any of the foregoing be pending;

•	no law or order will have been enacted, entered, enforced or deemed applicable to the merger that makes the consummation of the merger illegal; and

•

all approvals, waivers and consents from any governmental entity necessary to consummate the merger, including such approvals, waivers and consents required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, must have been timely obtained.

We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•

the representations and warranties of Freescale must be true and correct as of the date of the merger agreement and as of the closing date of the merger, except generally, where a failure to be true and correct would not materially and adversely affect the ability of Freescale to perform its obligations under the merger agreement and timely consummate the transactions contemplated by the merger agreement;

•

Freescale must have performed or complied in all material respects with all covenants and obligations required by the merger agreement to be performed and complied with at or prior to the closing of the merger; and

•	we must have received a certificate executed on Freescale’s behalf by an authorized officer.

Freescale will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	our representations and warranties must be true and correct as of the date of the merger agreement and as of the closing date of the merger, except:

•

in the case of our representations and warranties regarding capital structure and brokers’ and finders’ fees, where a failure to be true and correct does not involve an increase in the amount of net merger consideration or brokers’ or finders’ fees by more than $250,000;

•

in the case of representations and warranties not related to indebtedness, where a failure to be true and correct has not had, and would not reasonably be expected to have, a material adverse effect on us;

•

we must have performed or complied in all material respects with all covenants and agreements required by the merger agreement to be performed and complied with at or prior to the closing of the merger;

•	no material adverse effect with respect to us and our subsidiaries shall have occurred since the date of the merger agreement and not have been cured;

•	Freescale must have received a certificate executed on our behalf by our chief executive officer or chief financial officer; and

•	we must have obtained the consents of the counter-parties to certain agreements listed in a schedule attached to the merger agreement.

See “The Merger Agreement—Conditions to the Completion of the Merger.”

Parameters for Considering other Takeover Proposals

Until 11:59 p.m., Central time, on March 4, 2008, we are permitted to solicit, initiate, encourage and facilitate a takeover proposal (including by way of providing non-public information pursuant to an acceptable confidentiality agreement) and participate in discussions and negotiations regarding a takeover proposal.

After 11:59 p.m., Central time, on March 4, 2008, we have agreed not to:

•

solicit, initiate or knowingly encourage the making, submission or announcement of any inquiry or proposal that could reasonably be expected to lead to a takeover proposal, engage in, continue or otherwise participate in any discussion or negotiations regarding or disclose any information or data relating to us or our subsidiaries, or afford access to our or our subsidiaries’ properties, books or records or knowingly facilitate the making, submission or announcement of any takeover proposal.

Prior to the effective time of the merger, we have agreed not to:

•	take any actions to exempt any persons (other than Freescale and Acquisition Sub) from the restrictions contained in Section 203 or the Delaware law or any other takeover statute;

•	withhold, withdraw, qualify or modify, in a manner adverse to Freescale, our board’s recommendation to enter into the merger agreement;

•	approve or recommend, or publicly propose to approve or recommend, any takeover proposal;

•	enter into any merger agreement, letter of intent or other agreement providing for or relating to a takeover proposal; or

•

terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement with regard to any takeover proposal. We agreed to use reasonable best efforts to enforce the provisions of such agreements.

Notwithstanding these restrictions, at any time prior to the approval of the merger agreement by our stockholders, we are permitted to engage in discussions or negotiations with, or provide any non-public information to, any party to the extent that

•

we receive (i) a bona fide written takeover proposal from any party with whom we were in contact after the date of the merger agreement and on or prior to March 4, 2008 or (ii) an unsolicited bona fide written takeover proposal from any other third party;

•

our board of directors concludes in good faith, after consultation with its independent financial advisor and outside counsel, that (i) the takeover proposal constitutes or is reasonably likely to result in a superior proposal and (ii) such actions are necessary to comply with the directors’ fiduciary duties under applicable law.

See “The Merger Agreement–Restriction on Solicitation of Other Offers.”

Recommendation/Withdrawal/Termination in Connection with a Superior Proposal

The merger agreement requires us to call, give notice of, convene and hold a meeting of our stockholders to adopt the merger agreement. In this regard, our board of directors has unanimously resolved to recommend that our stockholders adopt the merger agreement. However, our board of directors may, at any time prior to the adoption of the merger agreement by our stockholders, withhold, withdraw, modify or qualify its recommendation that the stockholders of the Company adopt the merger agreement or approve, recommend or otherwise declare advisable a superior proposal if we receive a bona fide written takeover proposal that our board of directors determines in good faith, after consultation with our financial advisors and outside legal counsel:

•	is more favorable to our stockholders from a financial point of view than the transactions contemplated by the merger agreement; and

•

is reasonably likely to be consummated without delay, taking into account all legal, financial (including the effect of any termination fee), regulatory, timing, approvals and consent requirements, any financing conditions or contingencies, and other aspects of such proposal and the third party making such proposal.

To the extent our board of directors proposes to take the foregoing actions with regard to its recommendation prior to a vote by the stockholders to approve the merger agreement, it may only do so after:

•	our board of directors determines in good faith, after consultation with our outside counsel, that such actions are necessary to comply with the directors’ fiduciary duties under applicable law;

•	giving written notice to Freescale at least four business days in advance of its intention to change its recommendation, with the most current version of the superior proposal attached to such notice;

•

Freescale fails to make within such four business day period an offer that our board of directors determines, in good faith after consultation with our financial advisors, is at least as favorable to our stockholders from a financial point of view as the superior proposal; and

•

concurrently with taking such action, we terminate the merger agreement in accordance with the applicable provisions and pay to Freescale a termination fee of $4,785,000, except that if the superior proposal was initially received by us on or prior to 11:59 p.m. Central time on March 4, 2008, and was not withdrawn or materially modified after such date, the termination fee will be $3,025,000.

We agreed not to submit any takeover proposal to our stockholders prior to termination of the merger agreement.

See “The Merger Agreement–Recommendation/Withdrawal/Termination in Connection with a Superior Proposal.”

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger under certain circumstances, including:

•	by mutual written consent of the board of directors of Freescale and us;

•	by either Freescale or us, if the merger has not been completed on or before July 1, 2008;

•

by either Freescale or us, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger will have become non-appealable, or any law or order will have been enacted, entered, enforced or deemed applicable to the merger that makes the consummation of the merger illegal;

•	by either Freescale or us, if our stockholders do not adopt the merger agreement at a stockholder meeting;

•

by us, upon appropriate notice to Freescale and payment of the applicable termination fee, if our board of directors concludes in good faith after consultation with our outside legal counsel that it is required to terminate the merger agreement by its fiduciary duties to our stockholders in connection with entering into a definitive agreement with respect to a takeover proposal that qualifies as a superior proposal;

•

by either Freescale or us, if the other party has breached and not cured within 10 business days’ notice any of its representations, warranties, covenants or other agreements contained in the merger agreement such that any of the conditions to the completion of the merger would not be satisfied;

•	by Freescale in the event we materially breach any of the provisions regarding solicitation of a takeover proposal;

•	by Freescale if any of the following occurs:

•	our board of directors changes, qualifies or withdraws, in a manner adverse to Freescale, its unanimous recommendation in favor of the adoption of the merger agreement or the approval of the merger;

•	our board of directors or any of its committees approves, recommends, endorses, accepts or agrees to any other takeover proposal; or

•

a tender or exchange offer relating to our securities is commenced by a person unaffiliated with Freescale, and our board of directors (i) recommends to our stockholders to tender their shares in such tender or exchange offer or (ii) has not prior to the earlier of the date prior to the meeting of our stockholders and 10 business days after such a tender or exchange offer is first published, sent or given, recommend against acceptance of such tender or exchange offer.

See “The Merger Agreement—Termination.”

Expenses and Termination Fees

The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties shall be borne by the party incurring such expenses.

The merger agreement requires that we pay Freescale a termination fee of $4,785,000 if, among other things, Freescale terminates the merger agreement as a result of:

•	our material breach of any of the provisions regarding solicitation of a takeover proposal;

•

our board of directors changing, qualifying or withdrawing, in a manner adverse to Freescale, its unanimous recommendation in favor of the adoption of the merger agreement or the approval of the merger;

•	our board of directors or any of its committees approving, recommending, endorsing, accepting or agreeing to any other takeover proposal; or

•

the commencement of a tender or exchange offer relating to our securities by a person unaffiliated with Freescale, and our board of directors (i) recommending to our stockholders to tender their shares in such tender or exchange offer or (ii) not recommending against acceptance of such tender or exchange offer prior to the earlier of the date prior to the meeting of our stockholders and 10 business days after such a tender or exchange offer is first published, sent or given.

The merger agreement also requires that we pay Freescale a termination fee of $4,785,000 if:

•	either of Freescale or us terminates the merger agreement as a result of the merger not being completed on or before July 1, 2008, or

•	either of Freescale or us terminates the merger agreement as a result of our stockholders not adopting the merger agreement at a stockholder meeting, or

•

if Freescale terminates the merger agreement as a result of our breach of, and failure to cure within 10 business days, any of our representations, warranties, covenants or other agreements contained in the merger agreement such that any of the conditions to the completion of the merger would not be satisfied, and in any such case, within 12 months of such termination we consummate or enter into a definitive agreement to consummate a takeover with a party and pursuant to a takeover proposal that was publicly known prior to such termination.

The merger agreement also requires that we pay Freescale a termination fee if we terminate the merger agreement pursuant to a determination by our board of directors, in good faith after consultation with our outside legal counsel, that they are required by their fiduciary duties to our stockholders to terminate the merger agreement in connection with entering into a definitive agreement with respect to a takeover proposal that qualifies as a superior proposal. This termination fee will be $4,785,000 unless the superior proposal was initially received by us on or prior to March 4, 2008, and was not withdrawn or materially modified after such date, in which case the termination fee will be $3,025,000.

If either Freescale or we terminate the merger agreement as a result of a breach, not cured within 10 business days, of the other party of any of its representations, warranties, covenants and other agreements contained in the merger agreement such that any of the conditions to the completion of the merger would not be satisfied, the non-terminating party is required to reimburse the terminating party for its reasonable out-of-pocket expenses incurred in connection with the merger agreement.

See “The Merger Agreement—Termination Fee.”

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes. See “The Merger—Accounting Treatment.”

Appraisal Rights

Subject to compliance with the procedures set forth in Section 262 of the Delaware General Corporations Law, which we refer to as the DGCL, holders of record of our common stock who do not vote in favor of the adoption of the merger agreement and otherwise comply with the requirements of Section 262 of the DGCL, are entitled to appraisal rights in connection with the merger, whereby such stockholders may receive the “fair value” of their shares in cash, exclusive of any element of value arising from the expectation or accomplishment of the merger. Failure to take any of the steps required under Section 262 of the DGCL on a timely basis may result in a loss of those appraisal rights. These procedures are described in this proxy statement. The provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Appendix C. These rights are discussed more fully under the section entitled “The Merger—Appraisal Rights.”

INFORMATION ABOUT SIGMATEL

General

SigmaTel is a fabless semiconductor company that designs, develops and markets proprietary, analog-intensive, mixed-signal ICs for a variety of digital multimedia products in the consumer electronics markets, including digital media players, printers and digital televisions. Our focus on providing system-level solutions enables our customers to rapidly introduce and offer electronic products that are small, light-weight, efficient, reliable, cost effective and capable of performing multiple desired functions.

We were founded in 1993 with a focus on providing semiconductor design services on a contract basis. In 1995, we began developing our own IC products. Since 2001, our focus has been on development and production of host audio codecs and portable multimedia systems on chips. In 2005, as a result of acquisitions, we began commercial shipments of printer and digital camera ICs.

As of February 29, 2008, we employed 322 full-time people, including 200 in research and development, 29 in operations, 50 in sales and marketing and 43 in administration. We have never had a work stoppage and none of our employees is represented by a labor organization. We believe that our relationships with our employees are good.

Management and Directors

The following table sets forth the names, ages and positions of our executive officers and directors as of the record date.

Name	Age	Title
Phillip E. Pompa	51	President and Chief Executive Officer

Stephan L. Beatty	41	Senior Vice President of Product Lines and Operations

R. Scott Schaefer	43	Vice President of Finance and Chief Financial Officer

Melissa C. Bixby	42	Vice President of Human Resources

Barry J. Bumgardner	38	Vice President, General Counsel and Secretary

Alexander M. Davern	41	Director

Robert T. Derby	69	Director

William P. Osborne	64	Director

INFORMATION ABOUT FREESCALE AND ACQUISITION SUB

Freescale Semiconductor, Inc.

Freescale is a Delaware corporation with its headquarters in Austin, Texas, and is an indirect subsidiary of Freescale Holdings, L.P., a Cayman Islands limited partnership, which is controlled by a consortium of private equity funds including The Blackstone Group, The Carlyle Group, funds advised by Permira Advisers, LLC, TPG Capital and others.

Freescale designs and manufactures embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets in more than 30 countries. Freescale offers families of embedded processors, which include microcontrollers, digital signal processors and communications processors. Freescale also offers a portfolio of complementary devices that facilitate connectivity between products, across networks and to real-world signals, such as sound, vibration and pressure. Freescale’s complementary products include sensors, radio frequency semiconductors, power management and other analog and mixed-signal integrated circuits.

Acquisition Sub

Acquisition Sub is a Delaware corporation formed on February 1, 2008 for the sole purpose of engaging in the merger and related transactions. Acquisition Sub has no operations and is a wholly owned subsidiary of Freescale. In the merger, Acquisition Sub will be merged with and into SigmaTel with SigmaTel as the surviving corporation.

MARKET PRICE AND DIVIDEND DATA

Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “SGTL.” This table shows, for the periods indicated, the range of high and low bids for our common stock as quoted on the Nasdaq Global Select Market.

	Price Range ($)
Quarter Ending	High	Low
June 30, 2005	37.99	17.02
September 30, 2005	21.58	15.95
December 31, 2005	20.50	12.80
March 31, 2006	14.33	8.50
June 30, 2006	9.34	3.71
September 30, 2006	5.38	3.45
December 31, 2006	6.01	3.90
March 31, 2007	4.69	3.13
June 30, 2007	4.05	2.89
September 30, 2007	3.87	2.51
December 31, 2007	3.35	1.91

As of March 6, 2008, there were approximately 109 holders of record of our common stock.

The following table sets forth the closing per share sales price of our common stock, as reported on the Nasdaq Global Select Market on February 1, 2008, the last full trading day before the public announcement of the proposed merger, and on March 13, 2008, the latest practicable trading day before the printing of this proxy statement:

Common Stock Closing Price
February 1, 2008	$1.79
March 13, 2008	$2.90

We have never declared or paid cash dividends on our common stock. Our board of directors currently intends to retain our earnings to support operations and to finance expansion and does not currently intend to pay cash dividends on our common stock in the foreseeable future.

THE SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

We will hold the special meeting at the offices of Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, Texas 78746 at 9:00 a.m., Central time, on Monday, April 21, 2008.

Purpose of Special Meeting

At the special meeting, we will ask holders of our common stock to adopt the merger agreement. Our board of directors has unanimously determined that the merger is fair to, and in the best interests of, SigmaTel and our stockholders, declared the merger agreement advisable and approved the merger agreement and the other transactions contemplated by the merger agreement. The board of directors of SigmaTel unanimously recommends that SigmaTel’s stockholders vote FOR the adoption of the merger agreement.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on March 6, 2008, the record date, are entitled to notice of and to vote at the special meeting. On the record date, approximately 36,282,375 shares of our common stock were issued and outstanding and held by approximately 109 holders of record. A quorum will be present at the special meeting if a majority of the shares of our common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement.

Votes Required

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date. If a holder of our common stock abstains from voting or does not vote, either in person or by proxy, it will effectively count as a vote against the adoption of the merger agreement.

Voting of Proxies

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted FOR the adoption of the merger agreement.

Shares of our common stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a holder of our common stock abstains from voting or does not execute a proxy, it will effectively count as a vote against the adoption of the merger agreement. Brokers who hold shares of our common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares will effectively count as votes against the adoption of the merger agreement.

The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies.

We do not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, our board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

•	filing with our secretary an executed revocation of proxy;

•	submitting an executed proxy to our secretary bearing a later date; or

•	appearing at the special meeting and voting in person; however, attendance at the special meeting will not in and of itself constitute revocation of a proxy.

If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by us. The directors and officers and employees of SigmaTel may, without additional compensation, solicit proxies for stockholders by mail, telephone, facsimile, or in person. However, you should be aware that certain members of our board of directors and our executive officers have interests in the merger that are different from, or in addition to, yours. See “Interests of Certain Persons in the Merger.”

The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should send in your proxy by mail without delay. We also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger.

THE MERGER

The following discussion summarizes the material terms of the merger. Stockholders should read the merger agreement, which is attached as Appendix A to this proxy statement.

Background of the Merger

Over the past few years, our performance and prospects have been adversely impacted by various factors. The markets in which we compete are intensely competitive and are characterized by rapid technological change, declining average unit selling prices, which we refer to as ASPs, and rapid product obsolescence. Specifically, the ASPs of our products have continued to decrease as growth of the market for portable media players has slowed and as new competitors have entered the market. We have not been able to fully offset declines in ASPs by lowering our costs or increasing our unit shipments. Consequently, our revenue and profits have been declining over time. Our situation has been made more difficult by being late to market with some of our recent portable media player ICs and software to accompany our ICs. Finally, the costs to develop more advanced chips for the portable media player market are high both in terms of personnel and capital.

Our board of directors and management review, on a continuous basis, potential strategic alternatives, including possible strategic transactions or alliances with other companies. Given that our performance and prospects have been so adversely affected over the past few years and that our revenue and profits have continually declined, more significance and attention has been placed on these reviews. Beginning with the promotion of Phillip E. Pompa as our President and Chief Executive Officer in January 2007, our management focused considerable time and effort on exploring all alternatives to enhance our product mix and profitability.

In April 2007, we retained the investment banking firm of Needham & Company, LLC to conduct a thorough strategic evaluation of our integrated circuits for our consumer printers product line, which we refer to as the Printer Product Line. In April 2007, our board of directors and management met and consulted with Needham, and decided the best alternative for us was to sell the Printer Product Line and invest the proceeds in our remaining product lines.

From April through November 2007, Needham contacted 12 potential buyers for the Printer Product Line, set up meetings between management and five of such potential buyers and received indications of interest from four parties interested in acquiring the Printer Product Line. During this period we participated in discussions and negotiations with the most likely potential buyers, but we were not able to obtain a definitive agreement for the sale of the Printer Product Line.

Mr. Pompa and other members of our senior management have engaged from time to time in discussions with representatives of other companies that, in our opinion, are the most likely companies to have a strategic interest in our business. These discussions included potential strategic relationships, alliances and other transactions. Management periodically reported to our board of directors on the substance and status of these discussions. Prior to November 2007, none of those discussions resulted in proposals that our board of directors considered to be attractive to our stockholders.

On October 17, 2007, Mr. Pompa met with Brad Hale, a member of Freescale’s business development group for their Multimedia Applications Division. Mr. Pompa and Mr. Hale discussed our company’s business and Mr. Hale requested a meeting between Mr. Pompa and Sumit Sadana, the Senior Vice President of Strategy and Corporate Development for Freescale. On October 22, 2007 Mr. Pompa and Dr. William “Billy” Edwards, a consultant retained to assist us in evaluating all potential strategic alternatives, met with Mr. Sadana to discuss mutual business opportunities. During this meeting, Mr. Sadana stated that Freescale may be interested in acquiring us.

On or about September 21, 2007, Stephan Beatty, our Senior Vice President of Product Lines and Operations, had a conversation with a representative of a company that indicated an interest in purchasing our integrated circuits for consumer TV audio product line, which we refer to as the TV Audio Product Line.

At a meeting on October 23, 2007, our board of directors received an update on our performance and the status of Needham’s efforts to sell the Printer Product Line. Mr. Pompa also updated our board on his October 22, 2007 meeting with Dr. Edwards and Mr. Sadana. Mr. Beatty also reported on his conversation with a representative of a company that indicated an interest in purchasing our TV Audio Product Line. Our board of directors concluded that the board should investigate the alternative of selling our company, but needed further information before deciding on any course of action. This conclusion was based on a number of factors, including management’s internal forecast for the quarter ending December 31, 2007, management’s internal projections indicating that we would remain unprofitable through the first half of 2008 and Freescale’s stated interest in acquiring us. Our board instructed management to recommend an investment banker to advise our board of directors and management regarding a possible acquisition of our company or our product lines and the other strategic alternatives available to us. Our board also directed management to continue conversations with Freescale, but not to engage in substantive negotiations until a financial advisor could be retained.

On November 2, 2007, we received a letter from Freescale expressing Freescale’s interest in pursuing a potential acquisition of our company. In the letter, Freescale submitted a preliminary non-binding indication of interest for the acquisition of 100% of the outstanding equity of SigmaTel for a price of $3.38 per share of common stock, but with an aggregate acquisition price of $125 million for all common stock, options, restricted stock units and similar securities. The indicated price of $3.38 per share represented a premium of approximately 30% over the closing price of our stock on November 1, 2007. Freescale’s indication of interest was based on several key assumptions, including the assumption that there had been no deterioration in our financial condition from the balance sheet filed in our quarterly report on Form 10 Q for the quarter ended June 30, 2007, and was expressly subject to successful completion by Freescale of a due diligence review of our business and financial, accounting, technical, intellectual property, legal and other aspects of the company and our business, the negotiation and execution of definitive agreements regarding the transaction and other customary conditions.

At a meeting of our board on November 6, 2007, management and Dr. Edwards reviewed the Freescale indication of interest with our board. After discussing management’s view regarding the level of interest expressed by Freescale, our board directed management to indicate to Freescale that we were interested in having further discussions regarding the possible sale of our company, but that we desired to retain a financial advisor prior to such discussions. Management also reported on the status of discussions for the sale of the Printer Product Line and the interest by one party in acquiring the TV Audio Product Line.

On November 8, 2007, Dr. Edwards had a telephone conversation with representatives of Freescale, and conveyed to them that we were interested in having further discussions regarding the possible sale of our company, but that we desired to retain a financial advisor prior to such discussions.

At a November 11, 2007 meeting of our board, management recommended that the board retain ThinkEquity as the company’s financial advisor. Representatives of ThinkEquity met with our board during this meeting. Our board directed management to negotiate the terms of an engagement letter with ThinkEquity. Our board and management discussed the status of discussions with Freescale. Mr. Pompa also updated our board and ThinkEquity on the status of the sale of the Printer Product Line, including the receipt of a non-binding letter of intent from a potential buyer to acquire the Printer Product Line for $10 million in cash, plus up to an additional $10 million in cash based on achieving certain earn out targets.

Our board of directors met again on November 15, 2007 to consider and review the status of various matters, including the engagement of ThinkEquity, the engagement of Vinson & Elkins L.L.P. as special counsel to the company in connection with one or more possible strategic transactions, and discussions with Freescale. Our board of directors met again on November 21, 2007 to approve the engagement of ThinkEquity and to discuss the current status of various strategic alternatives.

Our board met on November 27, 2007. Management and representatives of ThinkEquity and Vinson & Elkins were present during this meeting. ThinkEquity made a presentation to our board concerning various strategic alternatives under review, including the potential sale of the Printer Product Line, the potential sale of the TV Audio Product Line and the potential sale of the company as a whole. It was the view of our board, management and ThinkEquity that, over the preceding eight months, we had approached most or all of the likely potential buyers of the Printer Product Line known to them. In total we approached 12 potential buyers of the Printer Product Line.

ThinkEquity noted that no unsolicited third parties had approach ThinkEquity or us to express any interest in the acquisition of our integrated circuits for digital media players and other consumer electronics product line, which we refer to as the PSG Product Line, and that no prospective buyers for the PSG Product Line had been approached by us. After considering the views and opinions of management and presentation by ThinkEquity, our board concluded that the strategic alternatives that appeared to have the most promise were:

•	to sell our company as a whole;

•	to sell each of our three product lines; or

•	to sell the Printer Product Line and the TV Audio Product Line, but to continue to operate the PSG Product Line on a stand-alone basis.

Our board discussed these alternatives and management and ThinkEquity responded to questions from our board of directors. Our board noted the possibility that we might obtain a higher value selling the product lines separately than would be attainable in a sale of the company as a whole, but our board determined that a sale of the entire company appeared to present greater value for our stockholders because, among other reasons,

•

the sale of the product lines in separate transactions would be more difficult to execute and complete, and would lead to increased operational interruptions, higher transaction costs, greater demands on management’s time and attention and the potential loss of key employees and customers, while a sale of the company as a whole would be more likely to result in greater value to our stockholders within a reasonable timeframe;

•	the PSG Product Line may not have sufficient scale to operate as a stand alone company; and

•	we were facing growing operational and market challenges over the short- to intermediate- term.

However, our board also determined that none of the strategic alternatives should be eliminated at that time, and instructed management and ThinkEquity to continue exploring all three alternatives.

Our board, with input from management and ThinkEquity, identified several potential financial and strategic buyers that would likely have an interest in buying our company and/or its individual operating divisions. Our board did not favor conducting a public auction of our company due to the possible negative effects this process would have on our relationships with customers and employees. Instead, our board determined that we should test the market to determine whether the offer submitted by Freescale or any other potential acquirer represented the highest price that could reasonably be obtained for our company. Our board directed management and ThinkEquity to approach the financial and strategic entities that had been identified by our board.

On November 28 and December 3, 2007, our management met with representatives of Freescale and made presentations to Freescale regarding our customers, products, product roadmap, finance, and legal operations. ThinkEquity held a subsequent meeting with Freescale representatives to discuss valuation and a revised price for the company.

From November 28 through December 24, 2007, management and ThinkEquity contacted executives or representatives of 14 potential financial and strategic buyers to inform them of our possible interest in exploring the sale of our company as a whole or the sale of each of our three product lines and to inquire whether the contacted party had an interest in pursuing such a transaction. We negotiated and entered into confidentiality and standstill agreements with nine parties who expressed an interest in receiving such information. Throughout this period, we provided financial and other diligence information to these nine parties. As a result of these contacts and discussions, only one party (in addition to Freescale) submitted a written indication of interest to purchase our company as a whole. On November 29, 2007, at our request, ThinkEquity contacted the party that had previously indicated an interest in acquiring our TV Audio Product Line. We began discussions with this potential buyer regarding the sale of our TV Audio Product Line. We terminated these discussions when it became apparent that the buyer would insist on obtaining ownership of certain intellectual property, the loss of which could harm our PSG Product Line. ThinkEquity also initiated an auction process for the sale of the Printer Product Line, resulting in revised offers from four parties and a new written offer from one other party.

During this same period, our board of directors held seven meetings to discuss the status of discussions and the strategic alternatives available to us. At these meetings, our board was informed of the status of contacts and discussions regarding a sale of our company as a whole and the sale of each of our operating divisions. Management also continued to inform our board of directors regarding our operational performance. During this period, our board instructed management to continue discussions with Freescale and to seek to obtain Freescale’s best and final offer for our company as a whole. In addition, our board directed management to continue to pursue a sale of one or all of our individual product lines.

On December 6, 2007, we received a letter from Freescale revising its preliminary non-binding indication of interest by increasing the proposed purchase price to a total consideration of $150 million. This indicated price was 20% higher than Freescale’s earlier indicated price and represented more than a 100% premium over the closing price of our stock on December 5, 2007. Freescale’s revised indication of interest continued to be based on the assumption that the balance sheet of the company remained substantially as set forth in our quarterly report on Form 10 Q for the quarter ended September 30, 2007 and remained subject to the successful completion by Freescale of due diligence on our company as a whole and other conditions. On December 12, 2007, representatives of ThinkEquity reported to Freescale our revised internal projections for the quarters ended December 31, 2007 and March 31, 2008. Mr. Sadana assured ThinkEquity that these projections would be consistent with the balance sheet assumption in Freescale’s indication of interest.

On December 18, 2007, a potential financial buyer submitted a preliminary non-binding indication of interest to acquire our company for a price of $4.00 per share of common stock, approximately the same as the price indicated by Freescale. The proposal was subject to a number of conditions, including completion of due diligence and receipt of financing on terms favorable to the potential buyer. In a meeting on that day, our board of directors concluded that this proposal was less favorable to SigmaTel than the proposal from Freescale for a variety of factors, including that:

•	due diligence and negotiations with this potential buyer were likely to be more protracted;

•	this potential buyer had not made their representatives available for a presentation by our management;

•	the indication of interest was conditioned on a higher closing cash balance than was likely given our projected cash needs;

•	there could be no assurance that the potential buyer would satisfy or remove the financing condition; and

•

in the judgment of management and our board, the preliminary price indicated by the potential buyer was based only on an initial evaluation of our company and its prospects and would likely be reduced.

At the November 28, 2007 meeting between our management and representatives of Freescale, Freescale informed management that it desired to enter into a period of exclusivity for continuing diligence and negotiation of definitive agreements. From November 28 to December 24, 2007, Freescale continued to reiterate its desire for an exclusivity arrangement, and indicated that a period of at least 60 days was required to complete its diligence and negotiate definitive agreements. On December 18, 2007, following a discussion of the status of contacts with all parties, our board of directors concluded that entering into an exclusivity arrangement with Freescale was in our best interests because, among other reasons:

•	Freescale would not proceed with discussions without an exclusivity arrangement;

•	management had engaged in discussions over the prior month with a number of likely potential buyers without any attractive proposals resulting from those discussions; and

•	ThinkEquity was likely to make contact with further potential strategic partners while management negotiated the terms of the exclusivity arrangement.

Our board of directors directed management to continue discussions with Freescale, to negotiate the terms of an exclusivity arrangement with Freescale that would have a shorter term and to seek other modifications to the form of agreement proposed by Freescale, including the ability to continue discussions with other potential buyers for the sale of our Printer Product Line. Our board directed management to seek to delay the commencement of an exclusivity period until December 24, 2007, and to inform the previously contacted potential bidders that had not yet declined to express an interest that any indications of interest must be submitted on or prior to December 23, 2007. None of such potential bidders submitted an indication of interest by December 23, 2007. On December 24, 2007, we entered into an exclusivity agreement with Freescale that precluded us from having discussions or negotiations with other potential buyers until 5:00 p.m., Central time on January 21, 2008, but did not preclude us from continuing to have discussions for the sale of our Printer Product Line.

From December 24, 2007 until January 20, 2008, Freescale and its representatives conducted due diligence on us, including substantial document and legal review, meetings with our executive officers and discussions with our legal counsel. On January 7 and 8, 2008, Mr. Pompa met with Michel Mayer, the Chief Executive Officer of Freescale, and Henri Richard, Senior Vice President of Sales and Marketing for Freescale, to discuss organizations, key employees and potential integration issues. On January 10, 2008, we received a draft merger agreement from counsel for Freescale. Throughout the following week, our legal counsel and Freescale’s legal counsel exchanged drafts of the merger agreement. On January 17 and 18, 2008 all parties met in Austin to discuss and resolve outstanding issues.

Our board of directors met on January 16 and 20, 2008 to review the proposed merger agreement, discuss significant outstanding issues and direct management regarding the resolution of these issues.

On January 18, 2007, Mr. Pompa met with Mr. Sadana at our headquarters. Mr. Sadana expressed concern within Freescale about the proposed $150 million aggregate purchase price due to a perceived weakness in internal revenue forecasts. Our management met with representatives of Freescale on January 20, 2008 to discuss our internal sales and margin forecasts for 2008 and to review with Freescale their internal budget and underlying assumptions supporting the purchase price. On January 21, 2008, Mr. Sadana informed Mr. Pompa and ThinkEquity that Freescale had reached the conclusion that they could no longer justify a $150 million purchase price for our company based on a number of factors, including Freescale’s concerns that it lacked experience with our China and far east sales channel, deteriorating economic conditions, the recent trend of increases in our operating expenditures and our inability to complete a sale of the Printer Product Line. Mr. Sadana declined to propose a price at which Freescale would consider continuing with the transaction.

Our board of directors met on January 21, 2008. Following an update on the status of discussions with Freescale, our board explored in detail the other strategic alternatives available to us. Our board directed management to continue with their efforts to sell the Printer Product Line, to reengage in discussions with other potential buyers and to reevaluate our 2008 operating budget.

On January 28, 2008, Freescale informed Mr. Pompa and representatives of ThinkEquity that Freescale would be willing to resume negotiations to acquire the company at an aggregate purchase price of $110 million. We indicated that we were exploring other alternatives, but that our board might entertain a proposal from Freescale if certain outstanding issues under the draft merger agreement were resolved favorably to us, including the removal of closing conditions that we maintain a minimum cash balance and that we obtain certain third party consents prior to closing. Although Freescale did not respond to these issues, they indicated that they might also insist on a closing condition that the sale of the Printer Product Line be completed.

Our board met shortly following this call to discuss the revised proposal from Freescale and the status of other efforts to identify other potential buyers. Our board instructed ThinkEquity to continue to negotiate with Freescale to seek a higher price and eliminate the objectionable closing conditions.

From January 26 through January 30, 2008, representatives of ThinkEquity and Freescale discussed the purchase price and outstanding issues under the draft merger agreement. ThinkEquity and our management also continued discussions with other potential buyers.

On January 30, 2008, our board of directors met to discuss the current status of discussions with Freescale and other parties. Management informed our board that the potential buyers (other than Freescale) that had been contacted had indicated either that their interest would be at a price lower than $110 million or that they were unable to reengage in discussions and complete due diligence within a reasonable timeframe. ThinkEquity informed our board that Freescale had indicated that they would not reengage in discussions on the other outstanding issues until the parties had agreed in principle on a revised purchase price. Our board of directors directed ThinkEquity to respond to Freescale that we would be willing to entertain a $110 million price, but only if the other outstanding issues were resolved favorably to us.

From January 30 through February 1, 2008, the parties negotiated the remaining outstanding issues under the draft merger agreement and reached resolution on these issues. On Friday, February 1, 2008, our board of directors met with our management and representatives of ThinkEquity and Vinson & Elkins. Our board discussed the resolution of outstanding issues under the draft merger agreement. Legal counsel reviewed in detail the terms of the proposed merger agreement with our board. A representative of ThinkEquity then reviewed their financial analysis of the proposed transaction with our board. Following its presentation, ThinkEquity delivered its oral opinion to our board of directors to the effect that, as of that date and based upon and subject to the factors and assumptions discussed with our board of directors and set forth in the form of its written opinion, the price of $3.00 per share in cash to be received by the holders of our outstanding common stock under the terms of the proposed merger was fair to such holders from a financial point of view. ThinkEquity indicated that it was prepared to deliver to our board a written opinion to this effect, in the form previously presented to our board. See “The Merger—Opinion of SigmaTel’s Financial Advisor.” After discussions and deliberation, our board of directors unanimously:

•	determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, us and our stockholders and declared the merger agreement advisable,

•	approved the proposed merger agreement and the other transactions contemplated by the merger agreement,

•	directed that the merger agreement be submitted to our stockholders at a special meeting for the purpose of adopting the merger agreement, and

•	recommended that the holders of our shares of common stock vote for the adoption of the merger agreement.

From February 1 through 3, 2008, Freescale continued its due diligence and legal counsel for the company and Freescale had numerous discussions to finalize ancillary documents and to address administrative matters relating to the merger and the public announcement of the merger. Management of SigmaTel and Freescale also met during this period to plan external and internal communications regarding the merger and related matters. On Sunday, February 3, 2008, we and Freescale executed the merger agreement. On February 4, 2008, we and Freescale issued separate press releases announcing the merger agreement.

Following the public announcement of the merger agreement, management and representatives of ThinkEquity initiated discussions with 27 potential buyers, including the financial buyer that had submitted a preliminary, non-binding indication of interest. The financial buyer declined the opportunity to engage in discussions with our company based on the current valuation presented in the merger agreement. We conducted meetings and conference calls with the potential buyers that expressed an interest in learning more about our company. As of the date of this proxy statement, no such potential buyers were actively reviewing our company and no indications of interest in excess of $3.00 per share of our common stock had been received.

Reasons for the Merger and Board of Directors’ Recommendation

Reasons for the Merger. The terms of the merger agreement and the proposed merger are the result of arm’s-length negotiations between representatives of SigmaTel and representatives of Freescale. In arriving at its decision to approve and recommend the merger agreement for adoption by SigmaTel’s stockholders, our board of directors considered a number of factors, including, but not limited to, the following:

•

the adverse impact on our performance and prospects over the past few years by various factors and the continual decline in our revenue and profits, both of which have been exacerbated by some of our products being late to market and the high costs of our product development;

•	the views of our management as to our prospects and strategic objectives as an independent company and the risks involved in achieving those prospects and objectives;

•	whether it is an advisable time to consider the sale of SigmaTel;

•

current industry, economic and market conditions and trends in the markets in which we compete, including the likelihood of consolidation (both in terms of the possibility of other acquirors appearing and a corresponding decrease in the number of potential acquirors from other consolidation activity);

•	the current and historical market valuation of SigmaTel and other companies in our sector, and the possibility of a revaluation by the market of SigmaTel and the sector;

•

the possible alternatives to the merger (including other acquisition or combination possibilities for SigmaTel, the possibility of selling only a portion of our assets and business, and the possibility of continuing to operate as an independent entity, as well as the perceived risks of each of these alternatives), the range of possible benefits to our stockholders of such alternatives, the timing and the likelihood of accomplishing the goal of any of such alternatives and our boards’ assessment that the merger with Freescale presents a superior opportunity to such alternatives;

•	the effects of the proposed transaction on employees, customers, suppliers, communities and any other relevant constituencies, to the extent that these considerations relate to stockholder value;

•

the importance of market position, significant scale and scope, and financial resources to our ability to continue to compete effectively in today’s environment, and to function effectively as an independent company;

•	compliance of the proposed transaction with applicable legal standards, including antitrust and regulatory requirements, and the nature and timing of the regulatory process;

•	the ability of Freescale to pay the merger consideration and to perform its other obligations under the merger agreement;

•

the likelihood of completing the merger and the perceived risks to SigmaTel if the merger is not completed (including risks associated with our disclosure of confidential information to Freescale); and

•	other information concerning our business, prospects, financial performance and condition, operations, technology, management and competitive position.

In the course of its deliberations, our board of directors also considered, among other things, the following positive factors:

•	the value of the consideration to be received by our stockholders in the merger pursuant to the merger agreement;

•	the fact that the $3.00 per share to be paid as the consideration in the merger represents

•

a premium of approximately $0.89, or 42.3% over the trailing average closing sales price for our common stock as reported on the Nasdaq Global Select Market for the 30 trading days ended January 31, 2008 of $2.11;

•

a premium of approximately $1.38, or 85.4% over the trailing average closing sales price for our common stock as reported on the Nasdaq Global Select Market for the seven trading days ended January 31, 2008 of $1.62; and

•	a premium of approximately $1.29, or 75.69% over the $1.71 closing sale price for our common stock as reported on the Nasdaq Global Select Market on January 31, 2008;

•

the oral opinion of ThinkEquity to our board of directors, confirmed in its written opinion dated February 3, 2008, to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth in the written opinion, the $3.00 per share in cash to be received by holders of our common stock pursuant to the merger agreement is fair to such holders from a financial point of view (the full text of this written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by ThinkEquity in connection with the opinion, is attached as Appendix B to this proxy statement);

•	the terms of the merger agreement and related documents, including:

•	the parties’ representations, warranties and covenants, and the conditions to their respective obligations;

•

our ability during a solicitation period that expires at 11:59 p.m. Central time on March 4, 2008, to solicit, initiate, encourage and facilitate takeover proposals (including by way of providing non-public information subject to a confidentiality agreement) and to participate in discussions or negotiations regarding takeover proposals with certain persons or respond to unsolicited proposals under certain circumstances;

•	our ability, under certain limited circumstances, to furnish information to and participate in discussions or negotiations regarding other takeover proposals; and

•

our ability to terminate the merger agreement in order to accept a financially superior proposal, subject to paying Freescale a termination fee of either $3,025,000 or $4,785,000, depending on the circumstances surrounding the termination.

In the course of its deliberations, our board of directors also considered, among other things, the following negative factors:

•

risks and contingencies related to the announcement and pendency of the merger, the possibility that the merger will not be consummated and the potential negative effect of public announcement of the merger on our sales, operating results and stock price and our ability to retain key management and personnel;

•	that our stockholders would not benefit from any potential future increase in our value;

•	the conditions to Freescale’s obligation to complete the merger and the right of Freescale to terminate the merger agreement under certain circumstances; and

•

the interests that certain of our directors and executive officers may have with respect to the merger in addition to their interests as stockholders of SigmaTel generally, as described in “Interests of Certain Persons in the Merger.”

The preceding discussion of the information and factors considered by our board of directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our board of directors, but rather, our board of directors conducted an overall analysis of the factors described above, including discussions with and questioning of our senior management and legal and financial advisors.

Board of Directors Recommendation. After careful consideration, our board of directors has unanimously determined that the merger is fair to, and in the best interests of, SigmaTel and our stockholders, declared the merger agreement advisable and approved the merger agreement and the other transactions contemplated by the merger agreement. ACCORDINGLY, THE BOARD OF DIRECTORS OF SIGMATEL UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT.

Opinion of SigmaTel’s Financial Advisor

Our board of directors retained ThinkEquity to act as its financial advisor with respect to the proposed transaction. In connection with that engagement, our board requested that ThinkEquity evaluate the fairness, from a financial point of view, of the consideration to be paid to our stockholders pursuant to the merger agreement. At the meeting of our board of directors on February 1, 2008, ThinkEquity rendered its oral opinion to our board, which opinion was subsequently confirmed in writing, that as of February 3, 2008 and subject to the assumptions made, matters considered and limits of such review set forth in ThinkEquity’s opinion, the consideration to be paid to our stockholders in the proposed merger was fair to such stockholders from a financial point of view.

The full text of ThinkEquity’s written opinion, which sets forth material information relating to such opinion, including the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by ThinkEquity, is attached to this proxy statement as Appendix B and is incorporated into this document by reference in its entirety. This description of ThinkEquity’s opinion is qualified in its entirety by reference to, and should be reviewed together with, the full text of the opinion. You are urged to read the opinion and consider it carefully.

ThinkEquity’s opinion is addressed to our board of directors and addresses only the fairness, from a financial point of view, of the consideration to be paid to our stockholders in the proposed merger, as of the date of the opinion. The terms of the proposed transaction, including the consideration to be paid to our stockholders in the proposed merger, were determined through negotiations between us and Freescale and were not determined or recommended by ThinkEquity. ThinkEquity’s opinion does not address our underlying business decision to engage in the proposed merger, or the merits of the proposed merger as compared to other transactions or business or financial strategies that may be available to us. In addition, the opinion does not constitute a recommendation to any one of our stockholders as to how such stockholder should vote on the proposed merger.

In arriving at its opinion, ThinkEquity, among other things:

•	reviewed certain business and financial information relating to our company that it deemed relevant;

•	reviewed certain other information, including financial forecasts, provided to it by, or discussed with, us;

•	reviewed the merger agreement;

•	met with our management and participated in various conferences with certain of our officers to discuss certain aspects of the proposed merger, our business, and our future prospects and operations;

•	compared certain financial data of our company with similar data for other companies that it deemed relevant;

•	considered the financial terms of certain business combinations and other transactions that it deemed relevant; and

•	considered such other information and financial analyses as it deemed appropriate, including its assessment of market conditions.

In connection with its review, ThinkEquity did not assume any responsibility for independent verification of any of the foregoing information, and relied on assurances by our management that they are not aware of any facts that would make such information inaccurate, incomplete or misleading. With respect to the financial forecasts provided to it by, or discussed with, our company, ThinkEquity assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to the future financial performance of our company. ThinkEquity did not make a physical inspection or independent evaluation or appraisal of any of our properties, assets, facilities or liabilities. In addition, ThinkEquity assumed consummation of the proposed merger in a timely manner in accordance with the terms described in the merger agreement.

ThinkEquity’s opinion was necessarily based upon information available to it, and financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion.

ThinkEquity’s Financial Analyses

At the meeting of our board of directors held on February 1, 2008, ThinkEquity presented certain financial analyses and delivered its oral opinion. ThinkEquity subsequently delivered its confirming written opinion dated February 3, 2008. The following is a summary of the material financial analyses performed by ThinkEquity in arriving at its opinion.

Research Analyst Stock Price Targets. ThinkEquity reviewed six recent publicly available research analyst reports for our company and observed that the range of the research analyst share price targets was $2.10 to $3.00, with a mean of $2.63 and a median of $2.80. ThinkEquity compared this range to the $3.00 per share consideration to be received by holders of our common stock, and observed that this consideration was above the mean and the median of this range of research analyst share price targets.

Comparable Public Trading Multiples Analysis. ThinkEquity compared selected financial and trading data of our company that it deemed relevant to its analysis of our company with similar data for the following 12 publicly traded semiconductor companies:

•	Actions Semiconductor Co., Ltd.

•	Ali Corp.

•	California Micro Devices Corp.

•	Catalyst Semiconductor, Inc.

•	ESS Technology, Inc.

•	GSI Technology, Inc.

•	Integrated Silicon Solution Inc.

•	Leadis Technology Inc.

•	Pixelworks Inc.

•	Telechips, Inc.

•	Vimicro International Corp.

•	WJ Communications Inc.

For each of the companies identified above, ThinkEquity calculated various valuation multiples, including the ratio of enterprise value to the reported revenue for the latest 12 months and estimated revenue for the calendar years 2007 and 2008. ThinkEquity calculated the enterprise value as the market capitalization plus debt, preferred stock and minority interests, less cash, cash equivalents and highly liquid investments. To calculate these multiples, ThinkEquity used revenue projections reported by independent research analyst reports and Reuters estimates. For our company, ThinkEquity relied on internal management projections.

ThinkEquity derived the following ranges of multiples of enterprise value:

•	to the latest 12 months revenue of 0.2x – 2.2x for the comparable companies (with a mean of 0.7x and a median of 0.5x);

•	to calendar 2007 estimated revenue of 0.2x – 1.6x for the comparable companies (with a mean and a median of 0.6x); and

•	to calendar 2008 estimated revenue of 0.2x – 1.4x for the comparable companies (with a mean of 0.6x and a median of 0.5x).

ThinkEquity observed that the implied multiples of enterprise value to be paid for our company in the proposed merger to SigmaTel’s latest 12 months revenue, its 2007 revenue and its estimated 2008 revenue was 0.3x, which was within the ranges of the comparable public trading multiples, although below the mean and the median.

You should note that no company used in the above analysis is identical to SigmaTel. In evaluating companies identified by ThinkEquity as comparable to SigmaTel, ThinkEquity made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond our control, such as the impact of competition on our business and the industry generally, industry growth, and the absence of any material change in our financial condition and prospects, in our industry, or in the financial markets generally. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of such comparable companies.

Comparable Transaction Analysis. Using publicly available research analyst estimates and other publicly available information, ThinkEquity examined the following transactions, which we refer to as the comparable transactions, in the semiconductor industry that ThinkEquity deemed relevant.

Target	Acquiror
Genesis Microchip Inc.	STMicroelectronics NV

PortalPlayer, Inc.	nVIDIA Corp.

ATI Technologies, Inc.	Advanced Micro Devices, Inc.

Koninklijke Philips Electronics N.V. (semiconductors business)	Private equity consortium

Avago Technologies Inc. (printer semiconductor business)	Marvell Technology Group Ltd.

WISchip International Ltd.	Micronas Semiconductor Holding AG

Oasis Semiconductor, Inc.	SigmaTel, Inc.

Equator Technologies, Inc.	Pixelworks, Inc.

Dspfactory Ltd	AMIS Holdings, Inc.

Divio Inc.	ESS Technology, Inc.

Oak Technology, Inc.	Zoran Corp.

For each comparable transaction, ThinkEquity calculated various valuation multiples, including the ratio of enterprise value to the estimated revenue for the 12 months preceding, and for the 12 months immediately following, the period in which the relevant comparable transaction was announced.

All calculations of multiples paid in the comparable transactions were based on public information available at the time of public announcement of such comparable transaction. ThinkEquity’s analysis did not take into account different market and other conditions during the period in which the comparable transactions occurred.

ThinkEquity derived a range of multiples of enterprise value:

•	to latest 12 months revenue of 0.8x – 5.8x for the comparable transactions (with a mean of 2.5x and a median of 2.1x); and

•	to next 12 months estimated revenue of 0.7x – 4.1x for the comparable transactions (with a mean and a median of 2.2x).

ThinkEquity observed that the implied multiples of enterprise value being paid for SigmaTel in the proposed merger to SigmaTel’s latest 12 months revenue, its 2007 revenue and its estimated 2008 revenue was 0.3x, which was below the mean and the median of the comparable transaction multiples.

You should note that no transaction utilized in the analysis above is identical to the proposed transaction. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved in these transactions and other factors that could affect the transaction multiples in such transactions to which the proposed transaction is being compared.

Premiums Paid Analysis

ThinkEquity reviewed premiums to stock price paid in the comparable transactions. ThinkEquity reviewed the premiums paid in these comparable transactions over the price of the target stock as reported by FactSet at various dates (or for various periods) before the approximate date on which the public became aware of the possibility of the comparable transactions. The following table summarizes the range of premiums paid in the comparable transactions:

	Premium Range	Mean	Median
Day prior to announcement	1.0%-61.7%	27.6%	23.8%
7-day average	20.4%-75.8%	39.3%	30.5%
30-day average	22.1%-45.6%	37.2%	40.6%

ThinkEquity observed that the $3.00 per share to be paid to our stockholders in the proposed merger represented a premium of 75.6% to our closing stock price on January 31, 2008, 85.4% to our stock price over the seven calendar days ending January 31, 2008, and a premium of 42.3% to our stock price over the 30 calendar days ending January 31, 2008. ThinkEquity noted that the one-day and seven-day premiums were above the high ends of the ranges of the one-day and seven-day premiums paid in the comparable transactions, and the 30-day premium was above the mean and median of the ranges of the 30-day premiums paid in the comparable transactions.

In addition, using publicly available information, ThinkEquity examined recent transactions in the technology industry (including transactions involving semiconductor companies) in which the transaction enterprise value was between $50 million and $250 million. ThinkEquity reviewed the premiums paid in these technology transactions over the price of the target stock as reported by CapitalIQ at various dates before the approximate date on which the public became aware of the possibility of such transactions. These transactions were:

Target	Acquiror
Manatron, Inc.	Thoma Cressey Bravo, Inc.

Document Sciences Corp.	EMC Corp.

Electronic Clearing House, Inc.	Intuit, Inc.

NetManage, Inc.	Rocket Software, Inc.

Computer Task Group, Inc.	RCM Technologies, Inc.

Genesis Microchip Inc.	STMicroelectronics NV

Web.com, Inc.	Website Pros, Inc.

EasyLink Services Corp.	Internet Commerce Corp.

Calyx Group PLC	Alchemy Investment Plan

Quovadx, Inc.	Battery Ventures

Sirius Financial Solutions PLC	SSP Holdings PLC

Embarcadero Technologies, Inc.	Thoma Cressey Bravo, Inc.

Mobius Management Systems, Inc.	Allen Systems Group, Inc.

Corillian Corp.	CheckFree Corp.

Computer Software Group PLC	Guildford Equityco Ltd.

Netsmart Technologies, Inc.	Bessemer Venture Partners, InSight Venture Partners

Carreker Corp.	CheckFree Corp.

Traffic.com, Inc.	NAVTEQ Corp.

Target	Acquiror
Docucorp International, Inc.	Hall Financial Group, Inc.

VitalStream Holdings, Inc.	Internap Network Services Corp.

PortalPlayer, Inc.	nVIDIA Corp.

MetaSolv, Inc.	Oracle Corp.

InterVideo, Inc.	Corel Corp.

Planit Holdings PLC	August Equity LLP

ATI Technologies, Inc.	Advanced Micro Devices, Inc.

Fibernet Group PLC	Global Crossing Ltd.

WatchGuard Technologies, Inc.	Francisco Partners Management LLC

Onyx Software Corp.	M2m Holdings Inc

SBS Technologies, Inc.	General Electric Co.

Segue Software, Inc.	Borland Software Corp.

The following table summarizes the range of premiums paid in the selected technology transactions identified above:

	Premium Range	Mean	Median
Day prior to announcement	1.0%-119.9%	32.2%	24.5%
7-day average	1.7%-90.5%	33.2%	27.6%
30-day average	(10.1)%-104.0%	32.0%	32.7%

ThinkEquity noted that the premium of 75.6% to SigmaTel’s closing stock price on January 31, 2008, of 85.4% to SigmaTel’s stock price during the seven calendar days ending January 31, 2008, and of 42.3% to SigmaTel’s stock price during the 30 calendar days ending January 31, 2008, represented by the $3.00 per share to be received by our stockholders in the proposed merger, were above the median and the mean of the one-day, seven-day and 30-day premiums paid in the technology transactions identified above.

You should note that no transaction utilized in the analyses above is identical to the proposed merger. A complete analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved in these transactions and other factors that could affect the premiums paid in such transactions to which the proposed transaction is being compared.

General

The summary set forth above does not purport to be a complete description of the analyses performed by ThinkEquity in arriving at its opinion. The fact that any specific analysis is referred to in the summary above or in this proxy statement is not meant to indicate that such analysis was given more weight than any other analysis. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. As a result, such an opinion is not readily susceptible to summary description. No company, business or transaction used in ThinkEquity’s analyses as a comparison is identical to SigmaTel or the proposed merger, nor is an evaluation of ThinkEquity’s analyses entirely mathematical. In arriving at its opinion, ThinkEquity did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, ThinkEquity believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would, in the view of ThinkEquity, create an incomplete and misleading view of the analyses underlying its opinion. The analyses performed by ThinkEquity include analyses based upon forecasts of future results, which results may be significantly more or less favorable than those upon which ThinkEquity’s analyses were based. These analyses are inherently subject to uncertainty as a result of numerous factors, including, without limitation, general economic and competitive conditions.

SigmaTel retained ThinkEquity based upon ThinkEquity’s experience and expertise. ThinkEquity is an investment banking firm with substantial experience in transactions similar to the proposed transaction. ThinkEquity, as part of its investment banking business, is regularly engaged in the valuation of businesses in connection with mergers, acquisitions, underwritings, private placements of listed and unlisted securities, financial restructurings and other financial services.

Under the terms of the engagement letter between ThinkEquity and us, ThinkEquity agreed to provide advisory services to us, including an opinion as to the fairness, from a financial point of view, of the consideration to be received pursuant to the proposed merger by our stockholders. Under the terms of the engagement letter, we agreed to pay ThinkEquity a customary fee, a significant portion of which is contingent upon consummation of the proposed merger. In addition, we agreed to indemnify ThinkEquity and its affiliates (and their respective directors, officers, agents, employees and controlling persons) against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of ThinkEquity’s engagement.

ThinkEquity and its affiliates may, in the future, provide financial advisory and financing services to us or Freescale and/or either of our or their affiliates and may receive fees for the rendering of such services. Additionally, ThinkEquity may, in the ordinary course of its business, actively trade in the debt, equity and other securities of us or Freescale and our and their respective affiliates for its own account and for the accounts of its customers. Accordingly, ThinkEquity may at any time hold a long or short position in those securities.

Appraisal Rights

If the merger is consummated, holders of our common stock on the date of consummation who demand the appraisal of such holders’ shares and who do not vote in favor of the merger are entitled to certain appraisal rights under Section 262 of the DGCL in connection with the merger. Such holders who perfect their appraisal rights and follow the procedures in the manner prescribed by the DGCL will be entitled to have their shares converted into the right to receive from us such consideration as may be determined by the Court of Chancery, which we refer to as the Court, to be due pursuant to the DGCL. Any stockholder who wishes to demand appraisal rights, or who wishes to preserve his or her right to do so, should review this section carefully, since failure to comply with the procedures set forth in Section 262 of the DGCL will result in the loss of such rights.

REFERENCE IS MADE TO SECTION 262 OF THE DGCL, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C, FOR A COMPLETE STATEMENT OF THE APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS. THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THAT SECTION.

FAILURE TO STRICTLY FOLLOW THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL MAY RESULT IN THE LOSS, TERMINATION OR WAIVER OF APPRAISAL RIGHTS. SIGMATEL STOCKHOLDERS WHO VOTE TO ADOPT THE MERGER AGREEMENT WILL NOT HAVE A RIGHT TO HAVE THEIR SHARES OF OUR COMMON STOCK APPRAISED OR OTHERWISE BE ENTITLED TO APPRAISAL RIGHTS. STOCKHOLDERS DESIRING TO EXERCISE THEIR APPRAISAL RIGHTS MUST ALSO SUBMIT A WRITTEN DEMAND FOR PAYMENT OF THE FAIR VALUE OF OUR COMMON STOCK HELD BY THEM TO US PRIOR TO THE VOTE OF THE STOCKHOLDERS ON THE MERGER.

Each stockholder electing to demand the appraisal of his or her shares shall deliver to us, prior to the taking of a vote on the merger, a written demand for appraisal of his, her or its shares of our common stock. A written demand will be sufficient if it reasonably informs us of the identity of the stockholder and that such stockholder intends to demand the appraisal of his, her or its shares of our common stock. Such written demand should be delivered to c/o SigmaTel, Inc., 1601 South MoPac Expressway, Suite 100, Austin, Texas 78746, Attention: General Counsel.

Within 10 days after the effective date of the merger, the surviving corporation shall notify each stockholder seeking appraisal who has not voted in favor of the merger of the date that the merger became effective.

At any time within 60 days after the effective date of the merger, any stockholder who has delivered a written demand to us shall have the right to withdraw such written demand for appraisal and to accept the terms of the merger agreement. After this period, a stockholder may withdraw his, her or its written demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with our consent.

Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We, as the surviving corporation in the merger, must mail such written statement to the stockholder no later than the later of 10 days after the stockholder’s request is received by us or 10 days after the latest date for delivery of a demand for appraisal under Section 262.

Within 120 days after the effective date of the merger, the surviving corporation or any electing stockholder who is entitled to appraisal rights may file a petition with the Court demanding a determination of the value of the stock of all such electing stockholders. We have no present intention to file such a petition if demand for appraisal is made. Note that if no petition is filed within the allotted time, then the right of the electing stockholder to an appraisal may cease.

A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the share certificate. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record owner.

The beneficial owner of shares of stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request a statement listing the number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

At the hearing on a petition, the Court shall determine the stockholders who are entitled to an appraisal of their shares and may require the stockholders who have demanded appraisal to submit their certificates to the Register in Chancery. Failure to comply may result in a dismissal of the proceedings as to such stockholder. After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with an interest, if any, to be paid on the amount determined to be the fair value. The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the stockholders entitled thereto.

SigmaTel stockholders considering seeking appraisal rights under Delaware law should note that they could receive a value for their shares that is more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of an electing stockholder, the court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares that are under these proceedings. SIGMATEL STOCKHOLDERS CONSIDERING EXERCISING APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH REGARD TO THE TAX CONSEQUENCES OF SUCH ACTIONS.

At the effective time of the merger, the shares of our common stock held by an electing stockholder will be canceled, and such stockholder will be entitled to no further rights except the right to receive payment of the fair value of such holder’s shares. However, if the SigmaTel stockholder fails to perfect or withdraws or loses his or her appraisal rights with respect to his or her shares of our common stock, such holder will receive the applicable merger consideration in exchange for his or her common stock under the terms of the merger agreement.

To the extent that there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL shall control.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Form of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Acquisition Sub, a wholly owned subsidiary of Freescale and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly owned Delaware subsidiary of Freescale.

Merger Consideration

At the effective time of the merger, each outstanding share of our common stock (other than treasury shares, shares held by Freescale or Acquisition Sub, shares held by any direct or indirect wholly owned subsidiary belonging to us or Freescale and those shares held by stockholders who perfected their appraisal rights as described in “—Appraisal Rights”), will be canceled and automatically converted into the right to receive $3.00 in cash, without interest. Treasury shares, shares of our common stock held by Freescale or Acquisition Sub and shares held by our or Freescale’s wholly owned subsidiaries will be canceled immediately prior to the effective time of the merger.

As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any shares of our common stock (other than stockholders who have perfected their appraisal rights) will cease to have any rights as a stockholder, except the right to receive $3.00 per share in cash, without interest. The price of $3.00 per share was determined through arm’s-length negotiations between Freescale and us.

Freescale shall be entitled to deduct and withhold from any consideration payable pursuant to the merger agreement such amounts as Freescale is required to deduct and withhold under the tax laws. See “The Merger—Material United States Federal Income Tax Consequences of the Merger.”

Conversion of Shares; Procedures for Exchange of Certificates

The conversion of our common stock into the right to receive $3.00 per share in cash, without interest, will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, Freescale will cause a letter of transmittal to be mailed to each former SigmaTel stockholder. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock. You should not return stock certificates with the enclosed proxy.

Upon surrender of a stock certificate representing shares of our common stock, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the paying agent, the holder of the certificate will be entitled to receive from the paying agent, on behalf of Freescale, as promptly as practicable in accordance with the paying agent’s customary procedures, $3.00 in cash for each share represented by the stock certificate, and the corresponding stock certificate will be cancelled. Any holder who surrenders such certificate and duly completes and executes the letter of transmittal will also have waived all appraisal rights under the applicable provisions of the DGCL.

In the event of a transfer of ownership of shares of our common stock that is not registered in our stock transfer records, the merger consideration for shares of our common stock may be paid to a person other than the person in whose name the surrendered certificate is registered if:

•	the certificate formerly representing the shares is presented to the paying agent accompanied by all documents required to evidence the transfer, and

•	documents are presented to the paying agent evidencing, to the reasonable satisfaction of the surviving corporation, that any applicable stock transfer taxes have been paid or are not applicable.

If payment is to be made to a person other than the person in whose name the surrendered certificate is registered, the paying agent may require a properly executed stock power with the signature on the stock power and on the letter of transmittal guaranteed by a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, all as shall be more particularly described in the letter of transmittal.

In the event of a lost, stolen or destroyed certificate representing shares of common stock, the merger consideration for shares of our common stock may be paid to a person upon their making of an affidavit of such fact. The paying agent may further require the owner of the lost, stolen or destroyed certificate to provide a reasonable form of bond as indemnity and may further require such owner to execute an indemnity agreement.

No interest will be paid or accrue on any cash payable upon the surrender of stock certificates representing shares of our common stock. The cash paid upon conversion of shares of our common stock will be issued in full satisfaction of all rights relating to the shares of our common stock.

If any cash deposited with the paying agent is not claimed within 270 days after the effective time of the merger, Freescale may require such cash be returned to Freescale. Thereafter, holders must look to Freescale for payment as general creditors.

Effect on Awards Outstanding under SigmaTel’s Stock Plans

Stock Options. As a result of, but conditioned upon consummation of, the merger, all outstanding options that are not vested immediately prior to the effective time of the merger will be accelerated so that they are fully vested and exercisable 30 days prior to the effective time of the merger. Any outstanding options that are vested prior to the effective time of the merger may be exercised for shares of common stock. Each share of common stock purchased upon such exercise will, at the effective time of the merger, automatically convert into the right to receive $3.00 in cash, without interest and less legally required withholdings and deductions.

In addition, any holder of any outstanding options that are vested will have the opportunity to elect, instead of exercising such options, to have such options cancelled and converted into the right to receive cash, without interest and less legally required withholdings and deductions, in an amount equal to the product of (a) $3.00 less the applicable exercise price of such option multiplied by (b) the number of shares of company common stock subject to such options immediately prior to the effective time of the merger.

Any options not exercised or cashed out will terminate at the effective time of the merger.

Restricted Stock. If any of SigmaTel’s restricted stock unit awards are outstanding at the effective time of the merger, they will be accelerated and converted into the right to receive $3.00 in cash, without interest and less legally required withholdings and deductions, for each share of common stock subject to such restricted stock unit award.

Effective Time of the Merger

If the merger is completed, it will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed upon by Freescale and us and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the closing of the merger, which (if it occurs) will not be later than the second business day after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement or at such other time as agreed to by Freescale and us.

Delisting and Deregistration of SigmaTel’s Common Stock

If the merger is completed, our common stock will no longer be traded on the Nasdaq Global Select Market and will be deregistered under the Exchange Act.

Material United States Federal Income Tax Consequences of the Merger

General. The following describes the material U.S. federal income tax consequences of the merger that are generally applicable to U.S. holders of SigmaTel common stock. However, this discussion does not address all aspects of taxation that may be relevant to particular U.S. holders in light of their personal investment or tax circumstances or to persons who are subject to special treatment under the U.S. federal income tax laws. In particular, this discussion deals only with U.S. holders that hold shares of SigmaTel common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. In addition, this discussion does not address the tax treatment of special classes of U.S. holders, such as banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, broker-dealers, persons, if any, holding SigmaTel common stock as “qualified small business stock,” persons holding SigmaTel common stock as part of a hedging, “straddle,” conversion or other integrated transaction, U.S. expatriates, persons whose functional currency is not the U.S. dollar, or persons subject to the alternative minimum tax. This discussion may not be applicable to stockholders who acquired SigmaTel common stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not address any aspect of state, local or foreign tax considerations. We urge you to consult your own tax advisor as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax consequences to you of the merger.

As used in this proxy statement, a “U.S. holder” means a beneficial owner of SigmaTel common stock who is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation or other entity classified as a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of the United States or any state within the United States;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•	a trust whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

If a partnership holds stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the merger.

This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Department of Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date of this proxy statement. Future legislative, judicial, or administrative changes or interpretations may adversely affect the accuracy of the statements and conclusions described in this proxy statement. Any changes or interpretations could be applied retroactively and could affect the tax consequences of the merger to U.S. holders.

Consequences of the Merger to U.S. Holders. The receipt of cash in exchange for SigmaTel common stock in the merger or as a result of the exercise of appraisal rights will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the SigmaTel common stock exchanged in the merger. Gain or loss will be calculated separately for each block of shares, with each block of shares consisting of shares acquired at the same cost in a single transaction. Such gain or loss will be long-term capital gain or loss if the U.S. holder held the SigmaTel common stock for more than one year as of the effective time of the merger. Certain limitations apply to the deductibility of capital losses by U.S. holders.

Federal Income Tax Backup Withholding. A U.S. holder may be subject to backup withholding at the rate of 28% with respect to a payment of cash in the merger unless the U.S. holder:

•	is a corporation or comes within certain other exempt categories (including financial institutions and tax-exempt organizations) and, when required, demonstrates this fact; or

•

provides a correct taxpayer identification number and certifies, under penalties of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

To prevent backup withholding and possible penalties, each U.S. holder should complete and sign the substitute Form W-9 included in the letter of transmittal which will be sent to U.S. holders if the merger is completed. Any amount withheld under these rules may be credited against the U.S. holder’s U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

We strongly urge each U.S. holder to consult its own tax advisor as to the specific tax consequences of the merger, including the applicability and effect of U.S. Federal, state, local and foreign income and other tax laws, in view of the U.S. holder’s particular circumstances.

Regulatory Matters

United States Antitrust. Under the HSR Act and the rules that have been promulgated under the Act, acquisitions of a sufficient size may not be consummated unless information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and the applicable waiting period has expired or been terminated early by the antitrust authorities.

The merger of SigmaTel with Acquisition Sub is subject to the notification requirements under the HSR Act. Under the HSR Act, the transaction cannot be consummated until the expiration or early termination of the waiting period following the filing of Hart-Scott-Rodino Notification and Report Forms by Freescale and us. Freescale and SigmaTel expect to file their notification forms and to trigger the commencement of the HSR waiting period in the near future.

The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds either before or after expiration or termination of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or another person could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period has expired or ended, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. We cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, that we will prevail.

Foreign Antitrust. Notifications and antitrust reviews may be required in one or more foreign jurisdictions. The parties are currently evaluating the need for such notifications.

General. It is possible that any of the governmental entities, including but not limited to foreign governmental entities, with which filings are made may seek, as conditions for granting approval of the merger, various regulatory concessions. We cannot assure you that Freescale or SigmaTel will be able to satisfy or comply with these conditions or be able to cause their respective subsidiaries to satisfy or comply with these conditions. We also cannot assure you that the required regulatory approvals will be obtained within the time frame contemplated by us or on terms that will be satisfactory to Freescale and SigmaTel.

Continuation of SigmaTel’s Employee Benefits

The merger agreement provides that, if Freescale requests, SigmaTel will terminate all of its compensation, insurance and other employee benefit plans, programs or arrangements effective immediately prior to the effective time of the merger. However, Freescale has agreed that from the effective time of the merger until the first anniversary of the effective time of the merger, it will provide the employees of SigmaTel and its subsidiaries who remain employed with SigmaTel with substantially similar types and levels of retirement and welfare benefits (other than equity based benefits) as those provided to similarly situated employees of Freescale.

THE MERGER AGREEMENT

The following summary of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and a composite copy of which is attached as Annex A to this proxy statement. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this proxy statement. We urge you to read the merger agreement carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the merger.

The merger agreement has been included with this proxy statement to provide you additional information regarding its terms. The merger agreement sets forth the contractual rights of Freescale and us but is not intended to be a source of factual, business or operational information about Freescale and us. That kind of information can be found elsewhere in this proxy statement and in the other filings we make with the SEC, which are available as described in “Where You Can Find More Information.”

As a stockholder, you are not a third party beneficiary of the merger agreement and therefore you may not directly enforce any of its terms or conditions. The parties’ representations, warranties and covenants were made as of specific dates and only for purposes of the merger agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between Freescale and us, rather than to establish matters as facts. Certain of the representations, warranties and covenants in the merger agreement are qualified by information we filed with the SEC prior to the date of the merger agreement, as well as by disclosure schedules we delivered to Freescale prior to signing the merger agreement. The disclosure schedules have not been made public because, among other reasons, they include confidential or proprietary information. We believe, however, that all information material to a stockholder’s decision to approve the merger is included or incorporated by reference in this proxy statement.

Furthermore, you should not rely on the covenants in the merger agreement as actual limitations on our business because we may take certain actions that are either expressly permitted in the confidential disclosure letters to the merger agreement or as otherwise consented to by Freescale, which may be given without prior notice to the public.

The Merger. The merger agreement provides for the merger of Acquisition Sub with and into SigmaTel upon the terms, and subject to the conditions, of the merger agreement. As the surviving corporation, SigmaTel will continue to exist following the merger. Upon consummation of the merger, the directors of Acquisition Sub will be the initial directors of the surviving corporation and the officers of SigmaTel will be the initial officers of the surviving corporation. All surviving corporation officers will hold their positions until their successors are elected or appointed and qualified or until the earlier of their death, resignation or removal.

Effective Time. If the merger is completed, it will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed upon by Freescale and us and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the closing of the merger, which (if it occurs) will not be later than the second business day after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement or at such other time as agreed to by Freescale and us.

Merger Consideration. Each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $3.00 in cash, without interest, except for:

•	shares held by holders who have properly demanded and perfected their appraisal rights; and

•	shares held in treasury or owned by Freescale or us or any of our respective subsidiaries.

After the merger is effective, each holder of a certificate representing any shares of common stock (other than shares for which appraisal rights have been properly demanded and perfected) will no longer have any rights with respect to the shares, except for the right to receive the merger consideration.

Treatment of Options and Other Awards

Stock Options. As a result of, but conditioned upon consummation of, the merger, all outstanding options that are not vested immediately prior to the effective time of the merger will be accelerated so that they are fully vested and exercisable 30 days prior to the effective time of the merger. Any outstanding options that are vested prior to the effective time of the merger may be exercised for shares of common stock. Each share of common stock purchased upon such exercise will, at the effective time of the merger, automatically convert into the right to receive $3.00 in cash, without interest and less legally required withholdings and deductions.

In addition, any holder of any outstanding options that are vested will have the opportunity to elect, instead of exercising such options, to have such options cancelled and converted into the right to receive cash, without interest and less legally required withholdings and deductions, in an amount equal to the product of (a) $3.00, less the applicable exercise price of such option, multiplied by (b) the number of shares of company common stock subject to such options immediately prior to the effective time of the merger.

Any options not exercised or cashed out will terminate at the effective time of the merger.

Restricted Stock. If any of SigmaTel’s restricted stock unit awards are outstanding at the effective time of the merger, they will be accelerated and converted into the right to receive $3.00 in cash, without interest and less legally required withholdings and deductions, for each share of common stock subject to such restricted stock unit award.

Payment for the Shares of Common Stock. Computershare Investor Services LLC or another bank or trust company designated by Freescale and reasonably acceptable to SigmaTel shall act as the paying agent and shall make payment of the merger consideration as described above. Promptly after the effective time of the merger, Freescale will deposit in trust with the paying agent cash sufficient to pay the merger consideration to the stockholders and holders of options and restricted stock units.

As soon as reasonably practicable (and within 5 business days) after the effective time of the merger, Freescale will cause a letter of transmittal to be mailed to each former SigmaTel stockholder. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock. You should not return stock certificates with the enclosed proxy.

Upon surrender of a stock certificate representing shares of our common stock, together with a completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the paying agent, the holder of the certificate will be entitled to receive from the paying agent, on behalf of Freescale, as promptly as practicable in accordance with the paying agent’s customary procedures, $3.00 in cash for each share represented by the stock certificate, and the corresponding stock certificate will be cancelled.

In the event of a lost, stolen or destroyed certificate representing shares of common stock, the merger consideration for shares of our common stock may be paid to a person upon their making of an affidavit of such fact. The paying agent may further require the owner of the lost, stolen or destroyed certificate to provide a reasonable form of bond as indemnity and may further require such owner to execute an indemnity agreement.

No interest will be paid or accrue on any cash payable upon the surrender of stock certificates representing shares of our common stock. The cash paid upon conversion of shares of our common stock will be issued in full satisfaction of all rights relating to the shares of our common stock.

If any cash deposited with the paying agent is not claimed within 270 days after the effective time of the merger, Freescale may require such cash be returned to Freescale. Thereafter, holders must look to Freescale for payment as general creditors.

Representations and Warranties. In the merger agreement, we made customary representations and warranties to Freescale relating to, among other things:

•	corporate organization and similar matters with respect to us and our subsidiaries;

•	our subsidiaries;

•	our capital structure;

•	the authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

•	compliance with charter documents or equivalent organizational documents and all legal requirements regarding this transaction by us and our subsidiaries;

•	the timeliness and accuracy of the documents we have filed with the SEC, including our financial statements and other information contained in such documents;

•	the adequacy of our “disclosure controls and procedures,” as that term is used in SEC rules promulgated under the Exchange Act;

•	the nature of our cash equivalents and short-term investments;

•

the absence, since September 30, 2007, of any state of facts that would reasonably be expected to have a “company material adverse effect” and the absence of any (i) acquisition or transfer of a material asset by us or our subsidiaries, (ii) change in accounting methods or revaluation of our or our subsidiaries’ assets, (iii) any declaration or payment of a dividend or redemption of other acquisition by us of our capital stock, (iv) any action to change our certificate of incorporation or bylaws, or (v) any negotiation or agreement by us or our subsidiaries to do any of the things listed in this paragraph;

•	the absence of undisclosed liabilities against us or our subsidiaries;

•	the absence of undisclosed outstanding or threatened litigation or investigations;

•

the acquisition of and effectiveness of all material permits, licenses, variances, exemptions, orders and approvals from governmental entities which are required for us or our subsidiaries to operate our business and hold our property;

•

good and valid title to, or valid and enforceable leasehold interests in, all material tangible properties of us and our subsidiaries, and the good operating condition of the material plants, properties and equipment of us and our subsidiaries used in the business;

•	our intellectual property;

•	environmental matters and compliance with environmental laws;

•	tax matters with respect to us and our subsidiaries;

•	our employee benefit plans;

•	the absence of payments required under options, restricted stock awards or employee stock purchase plans due to the merger;

•	our employees and certain employee matters;

•	our compliance with employment and labor laws;

•	our insurance policies;

•	compliance by us and our subsidiaries with applicable laws and judgments since December 31, 2005;

•	our engagement of, and payment of fees to, brokers, investment bankers and financial advisors in connection with the merger agreement;

•	the vote required to approve the merger agreement;

•

our board’s unanimous (i) determination that the merger is fair to, and in the best interests of, us and our stockholders, (ii) approval, and declaration of advisability, of the merger agreement and the merger and related transactions subject to stockholder approval and (iii) determination to recommend that stockholders adopt the merger agreement and approve the merger;

•	our and our subsidiaries’ top 10 customers and the status of our relationship with such customers and all customers;

•	certain of our material contracts and the status of such contracts;

•	all contracts that require a notice, novation or consent to the authorization, approval, execution, delivery or performance by us of the merger agreement or the merger;

•	that neither us nor our subsidiaries has owned any real property;

•	our and our subsidiaries’ real property leases;

•	no illegal payments, bribes or kickbacks made by us or our subsidiaries;

•	the accuracy of information in this proxy statement (other than information supplied by Freescale);

•	our receipt of a fairness opinion from ThinkEquity that the merger consideration is fair from a financial point of view to our stockholders;

•	our satisfaction of “fair price,” “moratorium,” “control share acquisition” or similar anti-takeover laws, if applicable, and otherwise that such laws are not applicable to the merger;

•	that neither us nor our subsidiaries have been party to a contract with a governmental entity; and

•	the absence of any pending or, to our knowledge, threatened recall or investigation relating to a defect in a product sold by us or our subsidiaries.

In the merger agreement, Freescale and Acquisition Sub made customary representations and warranties to us relating to, among other things:

•	corporate organization and similar matters;

•	the authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

•	compliance with charter documents or equivalent organizational documents and all legal requirements regarding this transaction by Freescale and Acquisition Sub;

•	the accuracy of information in this proxy statement (other than information supplied by us);

•	the approval of the merger agreement by the board of directors of Freescale;

•	the sufficiency of Freescale’s and Acquisition Sub’s resources to pay the merger consideration; and

•	the absence of outstanding or threatened litigation that seeks to restrain or modify the terms of the merger.

Material Adverse Effect. Several of our representations and warranties contained in the merger agreement are qualified by reference to whether the item in question is reasonably likely to have a “company material adverse effect.” The merger agreement provides that a “company material adverse effect” means any state of facts, change, event, circumstance or effect, that individually or in the aggregate, is materially adverse to (a) the financial condition, properties, assets (including intangible assets), liabilities, business or results of operations of us or our subsidiaries, taken as a whole, or (b) our ability to perform our obligations under this Agreement and timely consummate the transactions contemplated thereby. However, none of the following will be deemed, by itself or in combination, to constitute, and none of the following will be taken into account in determining whether there has been or will be a company material adverse effect:

•

states of facts, changes, events, circumstances or effects (i) in the economy or financial markets generally in the United States, (ii) that are the result of acts of war or terrorism, (iii) that are the result of factors generally affecting the industry in which we and our subsidiaries operate, and (iv) in United States generally accepted accounting principles; provided, that such states of facts, changes, events, circumstances or effects do not disproportionately adversely affect us or our subsidiaries in a material manner compared to other companies operating in the industry in which we operate;

•

states of facts, changes, events, circumstances or effects resulting from the announcement of the merger agreement or the pendency of the transactions contemplated by the merger agreement, including the loss, departure, termination, reduction or other negative development in our or our subsidiaries’ relationships with any of our customers, suppliers, distributors, officers, employees or other business partners;

•

states of facts, changes, events, circumstances or effects resulting from (i) our compliance with the terms of the merger agreement (other than compliance with the covenant regarding conduct of the business between signing the merger agreement and closing of the merger and other than the consummation of the merger), (ii) any actions taken or actions, plans, intentions or possibilities announced or stated by Freescale, Acquisition Sub or their affiliates, including any plans for the sale of a division or operational or employment related changes, or (iii) any actions taken or announced by us or any of our subsidiaries at the prior written request of Freescale made after the signing of the merger agreement;

•	changes in the market price or trading volume of our common stock, in and of itself (and not including the underlying causes of such changes); and

•	any failure by us to meet internal projections or forecasts or published revenue or earnings predictions, in and of itself (and not including the underlying causes of such changes).

Several of the representations and warranties of Freescale contained in the merger agreement are qualified by reference to whether the item in question is reasonably likely to have a “parent material adverse effect.” The merger agreement provides that a “parent material adverse effect” means any state of facts, change, event, circumstance or effect that, individually or in the aggregate, is materially adverse to the ability of Freescale to perform its obligations under the merger agreement and timely consummate the transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger. Under the merger agreement, we have agreed that prior to the earlier of the termination of the merger agreement or the effective time of the merger, subject to certain exceptions, unless we obtain Freescale’s written consent we will and will cause each of our subsidiaries to:

•

carry on our and their businesses in the usual, regular and ordinary course in substantially the same manner as conducted up until now and in compliance in all material respects with all applicable laws and regulations and the requirements of all contracts defined in the merger agreement as material contracts;

•	pay our debts and material taxes when due, subject to good faith disputes;

•	pay or perform other material obligations when due; and

•

use commercially reasonable efforts to preserve intact our and their present business organizations, keep available the services of our and their present officers and key employees, and preserve our and their relationships with customers, suppliers, distributors, consultants, licensors, licensees and others with which we or they have business dealings.

In addition, we have agreed that, among other things and subject to certain exceptions, neither we nor any of our subsidiaries may, without Freescale’s written consent (which consent may not be unreasonably withheld, delayed or conditioned):

•	cause or permit any amendments to our Certificate of Incorporation or Bylaws;

•

declare or pay any dividends on or make any other distribution in respect of any of our capital stock, except for dividends or other distributions by any subsidiary only to us or any direct or indirect wholly owned subsidiary of us;

•

split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of our capital stock, or repurchase or otherwise acquire any shares of our capital stock (other than repurchases or redemptions of capital stock in the ordinary course of business relating to outstanding restricted stock unit awards);

•

except as required by written contractual agreements existing as of the date of the merger agreement, accelerate, amend or change the period of exercisability or vesting of options, securities or other rights granted under our stock option plans or authorize cash payments in exchange for any options or other rights granted under any of the above;

•

amend or otherwise modify or waive any of the terms of any of the contracts defined as material contracts in the merger agreement other than in the ordinary course of business or enter into any contract (or amend or modify any contract to contain provisions) (i) that grants exclusive rights or “most favored party” rights of any type or scope, (ii) that provides any person with equity, as compensation or otherwise, or (iii) that contains any non-competition clauses or other material restrictions relating to our or any of our affiliates’ business activities;

•

propose to or actually issue, deliver or sell, purchase or redeem, any shares of our capital stock or other equity or similar interests or securities convertible into, or any subscriptions, rights, warrants or options to acquire, or other contracts of any character obligating us to issue, any such shares, interests or other convertible securities, or grant or provide, or agree or commit to grant or provide, any restricted stock unit awards or any other benefits measured in whole or in part by the value of shares of our capital stock or any other equity or similar interests in us or any of our subsidiaries, other than the issuance of shares of our common stock pursuant to (i) the exercise of options issued and outstanding on the date of the merger agreement and (ii) our accelerated 2003 Employee Stock Purchase Plan in accordance with the terms of the merger agreement;

•

transfer, license or otherwise convey any of our intellectual property or any rights with respect to any of our intellectual property, other than non-exclusive licenses granted in the ordinary course of business;

•

fail to pay all registration, maintenance or renewal fees that must be paid by us or any of our subsidiaries to, or to file all documents or certificates that must be filed with, or to take any other actions that must be taken by us or any of our subsidiaries with, the relevant patent, copyright, trademark or similar authority in the United States or any foreign jurisdiction that, if not taken, will result in the abandonment of, or any other material adverse effect with respect to, any of our registered intellectual property;

•

take or omit to take any action where such action or omission would result in the abandonment of or any other material adverse effect with respect to any of our intellectual property material to our operations;

•

enter into or amend in any material respect any contracts pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of our or our subsidiaries’ products, technology, or intellectual property;

•	sell, lease, license or otherwise dispose of or encumber any of our properties or assets that are material, individually or in the aggregate, to our business, taken as a whole;

•	incur any indebtedness for borrowed money under existing credit lines or otherwise, or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

•	enter into any material operating lease;

•

pay, discharge, waive, settle or satisfy, except in the ordinary course of business for amounts that, together with related amounts, are not in excess of $250,000, any claim, liability or obligation, except for payment of legal, accounting and banking fees in connection with the merger agreement and the transactions contemplated thereby;

•

make any capital expenditures, capital additions or capital improvements except in the ordinary course of business in amounts that, together with all other such expenditures, additions and improvements, are not in excess of $250,000;

•

change in any material respect the terms of any of our accounts or other payables or receivables, or take any action to cause or encourage any acceleration or delay in the payment, collection or generation of our accounts or receivables, or fail (other than in the ordinary course of business) to maintain current levels of inventory;

•

except in the ordinary course of business and except for payment of legal, accounting and banking fees in connection with the merger agreement and the transactions contemplated thereunder, commit to or incur any other expenses (excluding discharge of indebtedness and capital expenditures addressed above) in an amount in excess of $250,000;

•	materially reduce the amount of any insurance coverage provided by existing insurance policies;

•	terminate or waive any right of any material value to us or any of our subsidiaries;

•

adopt or amend any of our employee benefit and welfare plans or any other employee benefit or stock purchase or option plan, except as required under ERISA or as necessary to maintain the qualified status of such plan under the Internal Revenue Code of 1986, as amended;

•	hire any new officer level employee, or, except in the ordinary course of business, hire any other employee;

•	increase the compensation (including salary, bonuses, commission and all other forms of remuneration) of any employee, officer, director, consultant or contractor;

•

grant or pay any bonuses (other than the “deal bonuses” disclosed to Freescale in writing), benefits or other forms of direct or indirect compensation (excluding benefits and compensation other than bonuses in the ordinary course of business in amounts not in excess of the corresponding 2007 amounts) to any employee, officer, director, consultant or contractor;

•

grant any severance or termination pay to any director, officer or any employee, except for payments made pursuant to our existing severance policies and written agreements outstanding on the date of the merger agreement and described on the applicable disclosure schedule attached thereto;

•

commence a lawsuit, other than (i) for the routine collection of bills, (ii) in such cases where we in good faith determine that failure to commence suit would result in the material impairment of a valuable aspect of our business, provided that we consult with Freescale prior to the filing of such a suit, or (iii) for a breach of the merger agreement;

•

acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

•

other than as required by GAAP or other applicable law or regulation, (i) make or change any material election in respect of our taxes, (ii) adopt or change any accounting method in respect of our taxes, (iii) file any material tax return or amendment thereto, (iv) enter into any closing agreement, (v) settle any material claim or assessment in respect of our taxes, or (vi) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of our taxes;

•	revalue any of our assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by GAAP;

•

effect a plant closing, mass layoff, or other action requiring a notification to any person under the WARN Act, or terminate the employment of, reduce the work hours of or otherwise cause an employment loss (as defined by the WARN Act) by, any employee or other individual; or

•	take, or agree to take, any of the actions described above.

Reasonable Efforts. Except as otherwise limited by the terms of the merger agreement, we and Freescale have each agreed to use our commercially reasonable efforts to effectuate the transactions contemplated by the merger agreement and to fulfill and cause to be fulfilled the conditions to closing under the merger agreement. We have further agreed to:

•	use commercially reasonable efforts to provide Freescale, prior to the closing of the merger, written evidence of an assignment of interests in certain pending patent applications;

•

use commercially reasonable efforts to obtain, with assistance from Freescale, all consents, waivers and approvals, and other actions or nonactions, give all necessary notices to, and resolve objections or prohibitions from, governmental entities and other persons, required to be obtained or made by it for the consummation of the merger, including those required under HSR and under any material contracts;

•

use reasonable best efforts to take all such actions necessary so that the merger and the transactions contemplated by the merger may be consummated as promptly as practicable on the terms contemplated thereby and otherwise act to eliminate or minimize the effects of any “fair price,” “moratorium” or “control-share acquisition” or similar anti-takeover law; and

•

use commercially reasonable efforts to execute and deliver any additional instruments and perform such other things as may be necessary or desirable to complete the merger and to fully carry out the purposes of the merger agreement.

We agreed to prepare and file with the SEC this proxy statement for use in connection with the solicitation of proxies from our stockholders in favor of the adoption of the merger agreement and approval of the merger and to use our reasonable best efforts to cause such proxy statement to be cleared by the SEC as promptly as practicable. We have further agreed to use reasonable best efforts to solicit from our stockholders proxies in favor of the adoption of the merger agreement and the approval of the merger, and to take all other action required by the rules of the Nasdaq Global Select Market, the laws of Delaware and all other applicable laws to secure the vote or consent of our stockholders to effect the merger.

Conditions to the Completion of the Merger. Each party’s obligation to effect the merger is subject to the satisfaction of various conditions, which include the following:

•	the holders of a majority of the outstanding shares of our common stock as of the record date must have voted in favor of adoption of the merger agreement;

•

no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition will be in effect that has the effect of preventing the consummation of the merger, nor shall any proceeding brought by a governmental entity that has jurisdiction over SigmaTel or Freescale or any of their respective affiliates seeking any of the foregoing be pending;

•	no law or order will have been enacted, entered, enforced or deemed applicable to the merger that makes the consummation of the merger illegal; and

•

all approvals, waivers and consents from any governmental entity necessary to consummate the merger, including such approvals, waivers and consents required under the HSR Act, must have been timely obtained.

We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•

the representations and warranties of Freescale must be true and correct as of the date of the merger agreement and as of the closing date of the merger, except generally, where a failure to be true and correct would not materially and adversely affect the ability of Freescale to perform its obligations under the merger agreement and timely consummate the transactions contemplated by the merger agreement;

•

Freescale must have performed or complied in all material respects with all covenants and obligations required by the merger agreement to be performed and complied with at or prior to the closing of the merger; and

•	we have received a certificate executed on behalf Freescale by an approved officer of Freescale.

Freescale will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	our representations and warranties must be true and correct as of the date of the merger agreement and as of the closing date of the merger, except:

•

in the case of our representations and warranties regarding capital structure and brokers’ and finders’ fees, where a failure to be true and correct does not involve an increase in the amount of net merger consideration or brokers’ or finders’ fees by more than $250,000; and

•

in the case of representations and warranties not related to indebtedness, where a failure to be true and correct has not had, and would not reasonably be expected to have, a material adverse effect on us;

•

we must have performed or complied in all material respects with all covenants and agreements required by the merger agreement to be performed and complied with at or prior to the closing of the merger;

•	no material adverse effect with respect to us and our subsidiaries shall have occurred since the date of the merger agreement and not have been cured;

•	Freescale must have received a certificate executed on our behalf by our chief executive officer or chief financial officer; and

•	we must have obtained the consents of the counter-parties to certain agreements listed in a schedule attached to the merger agreement.

Restrictions on Solicitation of Other Offers. The merger agreement provides that, until 11:59 p.m., Central time, on March 4, 2008, we are permitted to:

•	solicit, initiate, encourage and facilitate the making or submission of any takeover proposal; and

•	engage in and participate in discussions and negotiations regarding, and furnish information with respect to, a takeover proposal (including by way of providing non-public information pursuant to an acceptable confidentiality agreement), or take other action to facilitate a takeover proposal, provided that we shall promptly provide to Freescale any non-public information that we provide to any person that was not previously provided to Freescale.

From and after 11:59 p.m., Central time, on March 4, 2008, we have agreed not to:

•

solicit, initiate or knowingly encourage the making, submission or announcement of any inquiry or proposal that could reasonably be expected to lead to a takeover proposal, engage in, continue or otherwise participate in any discussion or negotiations regarding or disclose any information or data relating to us or our subsidiaries, or afford access to our or our subsidiaries’ properties, books or records or knowingly facilitate the making, submission or announcement of any takeover proposal.

Prior to the effective time of the merger, we have agreed not to:

•	take any actions to exempt any persons (other than Freescale and Acquisition Sub) from the restrictions contained in Section 203 or the Delaware law or any other takeover statute;

•	withhold, withdraw, qualify or modify, in a manner adverse to Freescale, our board’s recommendation to enter into the merger agreement;

•	approve or recommend, or publicly propose to approve or recommend, any takeover proposal;

•	enter into any merger agreement, letter of intent or other agreement providing for or relating to a takeover proposal; or

•

terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement with regard to any takeover proposal. We agreed to use reasonable best efforts to enforce the provisions of such agreements.

In addition, as of 11:59 p.m., Central time, on March 4, 2008, we have agreed:

•	to cease or cause to be ceased any existing solicitation, encouragement, facilitation, discussion, negotiation or other such action; and

•	to request the return or destruction of any confidential information furnished to any solicited person,

unless the takeover proposal offered by such person and related to such action meets the requirements of the following paragraph. We may also continue discussions after this time with parties who have made a takeover proposal prior to such time, or with whom we are having ongoing discussions at such time if, in each case, we have not breached the non-solicitation provisions of the merger agreement and our board of directors determines in good faith after consultation with its financial advisor and outside legal counsel that such continued discussions are reasonably likely to result in a superior proposal and that such actions are necessary to comply with the directors’ fiduciary duties under applicable law.

Notwithstanding these restrictions, at any time prior to the approval of the merger agreement by our stockholders, we are permitted to engage in discussions or negotiations with, or provide any non-public information to, any party to the extent that:

•

we receive (i) a bona fide written takeover proposal from any party with whom we were in contact after the date of the merger agreement and on or prior to March 4, 2008 or (ii) an unsolicited bona fide written takeover proposal from any other third party; and

•

our board of directors concludes in good faith, after consultation with its independent financial advisor and outside counsel, that (i) the takeover proposal constitutes or is reasonably likely to result in a superior proposal and (ii) such actions are necessary to comply with the directors’ fiduciary duties under applicable law.

In such cases, we will not, and will not allow our representatives to, disclose any non-public information to such person without entering into a confidentiality agreement that contains provisions that are no less favorable in the aggregate to us than those contained in the confidentiality agreement entered into with Freescale. Also, we will promptly provide to Freescale any non-public information concerning us or our subsidiaries provided to such other person which was not previously provided to Freescale.

We will promptly (within 24 hours) notify Freescale in the event we receive a takeover proposal, or request or inquiry that is reasonably likely to relate to a takeover proposal, including any requests for non-public information relating to us or our subsidiaries, and will keep Freescale informed on a daily basis as to the status and details of any such takeover proposal. We will also provide Freescale with at least 48 hours notice of any meeting of our board of directors to consider a takeover proposal or any related notice or inquiry and at least three business days notice of any meeting of our board of directors to recommend a superior proposal to the stockholders (including drafts of definitive documents relating to such superior proposal).

A “takeover proposal” means any inquiry, proposal or offer from any person or group of persons other than Freescale or its affiliates relating to or any indication of interest in any transaction or series of related transactions involving (i) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the company and any of its subsidiaries, (ii) any direct or indirect acquisition of 15% or more of the total voting power or of any class of equity securities of the Company or any of its subsidiaries, or (iii) any direct or indirect acquisition of 15% or more of the consolidated total assets of the Company and its subsidiaries.

A “superior proposal” means a bona fide written takeover proposal to acquire all or substantially all our assets or all of our outstanding voting securities not made in violation of the non-solicitation obligations under the merger agreement, that our board of directors in good faith determines (after consultation with our financial advisors and outside legal counsel) is (i) financially more favorable to our stockholders than the transactions contemplated by the merger agreement and (ii) reasonably likely to be consummated without delay, taking into account all legal, financial, regulatory, timing, approvals and consent requirements, any financing conditions or contingencies and other aspects of such proposal and the third party making such proposal.

Recommendation/Withdrawal/Termination in Connection with a Superior Proposal. The merger agreement requires us to call, give notice of, convene and hold a meeting of our stockholders to adopt the merger agreement. In this regard, our board of directors has unanimously resolved to recommend that our stockholders adopt the merger agreement. However, our board of directors may, at any time prior to the adoption of the merger agreement by our stockholders, withhold, withdraw, modify or qualify its recommendation that the stockholders of SigmaTel adopt the merger agreement or approve, recommend or otherwise declare advisable a superior proposal if we receive a bona fide written takeover proposal that our board of directors determines in good faith, after consultation with our financial advisors and outside legal counsel:

•	is more favorable to our stockholders from a financial point of view than the transactions contemplated by the merger agreement; and

•

is reasonably likely to be consummated without delay, taking into account all legal, financial (including the effect of any termination fee), regulatory, timing, approvals and consent requirements, any financing conditions or contingencies, and other aspects of such proposal and the third party making such proposal.

To the extent our board proposes to take the foregoing actions with regard to its recommendation prior to a vote by the stockholders to approve the merger agreement, it may only do so after:

•	our board of directors determines in good faith, after consultation with its outside counsel, that such actions are necessary to comply with the directors’ fiduciary duties under applicable law;

•	giving written notice to Freescale at least four business days in advance of its intention to change its recommendation, with the most current version of the superior proposal attached to such notice;

•

Freescale fails to make within such four business day period an offer that our board of directors determines, in good faith after consultation with our financial advisors, is at least as favorable to our stockholders from a financial point of view as the superior proposal; and

•

concurrently with taking such action, we terminate the merger agreement in accordance with the applicable provisions and pay to Freescale a termination fee of $4,785,000, except that if the superior proposal was initially received by us on or prior to 11:59 p.m. Central time on March 4, 2008, and was not withdrawn or materially modified after such date, the termination fee will be $3,025,000.

We agreed not to submit any takeover proposal to our stockholders prior to termination of the merger agreement.

Termination. The merger agreement may be terminated at any time prior to the effective time of the merger under certain circumstances, including:

•	by mutual written consent of the board of directors of Freescale and us;

•	by either Freescale or us, if the merger has not been completed on or before July 1, 2008;

•

by either Freescale or us, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger will have become non-appealable, or any law or order will have been enacted, entered, enforced or deemed applicable to the merger that makes the consummation of the merger illegal;

•	by either Freescale or us, if our stockholders do not adopt the merger agreement at a stockholder meeting;

•

by us, upon appropriate notice to Freescale and payment of the applicable termination fee if our board of directors concludes in good faith after consultation with our outside legal counsel that it is required to terminate the merger agreement by its fiduciary duties to our stockholders in connection with entering into a definitive agreement with respect to a takeover proposal which qualifies as a superior proposal;

•

by either Freescale or us, if the other party has breached and not cured within 10 business days’ notice any of its representations, warranties, covenants or other agreements contained in the merger agreement such that any of the conditions to the completion of the merger would not be satisfied;

•	by Freescale in the event we materially breach any of the provisions regarding solicitation of a takeover proposal;

•	by Freescale if any of the following occurs:

•	our board of directors changes, qualifies or withdraws, in a manner adverse to Freescale, its unanimous recommendation in favor of the adoption of the merger agreement or the approval of the merger;

•	our board of directors or any of its committees approves, recommends, endorses, accepts or agrees to any other takeover proposal; or

•

a tender or exchange offer relating to our securities is commenced by a person unaffiliated with Freescale, and our board of directors (i) recommends to our stockholders to tender their shares in such tender or exchange offer or (ii) has not prior to the earlier of the date prior to the meeting of our stockholders and 10 business days after such a tender or exchange offer is first published, sent or given, recommend against acceptance of such tender or exchange offer.

Termination Fee. The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties shall be borne by the party incurring such expenses.

The merger agreement requires that we pay Freescale a termination fee of $4,785,000 if, among other things, Freescale terminates the merger agreement as a result of:

•	our material breach of any of the provisions regarding solicitation of a takeover proposal;

•

our board of directors changing, qualifying or withdrawing, in a manner adverse to Freescale, its unanimous recommendation in favor of the adoption of the merger agreement or the approval of the merger;

•	our board of directors or any of its committees approving, recommending, endorsing, accepting or agreeing to any other takeover proposal; or

•

the commencement of a tender or exchange offer relating to our securities by a person unaffiliated with Freescale, and our board of directors (i) recommending to our stockholders to tender their shares in such tender or exchange offer or (ii) not recommending against acceptance of such tender or exchange offer prior to the earlier of the date prior to the meeting of our stockholders and 10 business days after such a tender or exchange offer is first published, sent or given.

The merger agreement also requires that we pay Freescale a termination fee of $4,785,000 if:

•	either of Freescale or us terminates the merger agreement as a result of the merger not being completed on or before July 1, 2008, or

•	either of Freescale or us terminates the merger agreement as a result of our stockholders not adopting the merger agreement at a stockholder meeting, or

•

if Freescale terminates the merger agreement as a result of our breach of, and failure to cure within 10 business days, any of our representations, warranties, covenants or other agreements contained in the merger agreement such that any of the conditions to the completion of the merger would not be satisfied, and in any such case, within 12 months of such termination we consummate or enter into a definitive agreement to consummate a takeover with a party and pursuant to a takeover proposal that was publicly known prior to such termination.

The merger agreement also requires that we pay Freescale a termination fee if we terminate the merger agreement pursuant to a determination by our board of directors, in good faith after consultation with our outside legal counsel, that they are required by their fiduciary duties to our stockholders to terminate the merger agreement in connection with entering into a definitive agreement with respect to a takeover proposal that qualifies as a superior proposal. This termination fee will be $4,785,000 unless the superior proposal was initially received by us on or prior to March 4, 2008, and was not withdrawn or materially modified after such date, in which case the termination fee will be $3,025,000.

If either Freescale or we terminate the merger agreement as a result of a breach, not cured within 10 business days, of the other party of any of its representations, warranties, covenants and other agreements contained in the merger agreement such that any of the conditions to the completion of the merger would not be satisfied, the non-terminating party is required to reimburse the terminating party for its reasonable out-of-pocket expenses incurred in connection with the merger agreement.

Continuation of SigmaTel’s Employee Benefits. The merger agreement provides that, if Freescale requests, SigmaTel will terminate all of its compensation, insurance and other employee benefit plans, programs or arrangements effective immediately prior to the effective time of the merger. However, Freescale has agreed that from the effective time of the merger until the first anniversary of the effective time of the merger, it will provide the employees of SigmaTel and its subsidiaries who remain employed with SigmaTel with substantially similar types and levels of retirement and welfare benefits (other than equity based benefits) as those provided to similarly situated employees of Freescale.

Indemnification and Insurance. The merger agreement provides that from and after the effective time of the merger, Freescale will and will cause the surviving corporation and its subsidiaries, to fulfill and honor the obligations of SigmaTel pursuant to any indemnification agreements between us and our subsidiaries and our current and former directors and officers in effect as of the date of the merger agreement. The certificate of incorporation and bylaws of the surviving corporation and its subsidiaries will contain provisions with respect to exculpation and indemnification that are at least as favorable to our subsidiaries and our directors and officers as those contained in our charter documents as in effect on the date of the merger agreement, and such provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in a manner adverse to such directors and officers unless required by applicable law.

The merger agreement further provides that Freescale shall, and shall cause the surviving corporation, to maintain, for six years after the effective time of the merger and for a price not to exceed a stated amount set forth in the merger agreement, directors’ and officers’ liability insurance coverage covering those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policies, on terms no less favorable than those in effect on the date of the merger agreement, and covering all periods prior to the effective time of the merger.

We may, prior to the effective time of the merger, purchase a directors’ and officers’ liability insurance tail or runoff insurance program, in form and substance reasonably satisfactory to Freescale, effective for six years from the effective date of the merger, and have Freescale and the surviving corporation maintain such policy. Such policy shall be in lieu of the policy discussed above and shall have a premium capped at an amount discussed in the merger agreement.

Amendment; Extension and Waiver. Our board of directors and the board of directors of Freescale may amend the merger agreement at any time by the execution of a written agreement.

At any time prior to the effective time of the merger, the parties may:

•	extend the time for the performance of any of the obligations or other acts of the other party to the merger agreement;

•	waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

Any extensions or waivers must be in writing and signed by the party granting such extension or waiver.

Specific Performance. The parties are entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement and to enforce the terms of the merger agreement in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware. This remedy is in addition to any other remedy to which a party is entitled.

Expenses. Subject to certain payments triggered under the termination provisions, regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger agreement shall paid by the party incurring such expenses.

SigmaTel Certificate of Incorporation. As of the effective time of the merger, our certificate of incorporation will be amended and restated to read the same as the certificate of incorporation attached as an exhibit to the merger agreement. At the effective time of the merger the name of the surviving corporation of the merger will be “SigmaTel, Inc.”

SigmaTel Bylaws. As of the effective time of the merger, our bylaws will be amended and restated to read the same as the bylaws of Acquisition Sub.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The following table sets forth, as of February 28, 2008, certain information with respect to the beneficial ownership of SigmaTel’s common stock by (i) each stockholder known by SigmaTel to be the beneficial owner of more than 5% of SigmaTel’s common stock, (ii) each director of SigmaTel, (iii) each named executive officer of SigmaTel who served as an executive officer of SigmaTel during the year ended December 31, 2007, and (iv) all directors and executive officers of SigmaTel as a group.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent(2)
Lampe, Conway & Co., LLC(3)	3,371,468	9.3

Renaissance Technologies LLC(4)	3,090,626	8.5

Phillip E. Pompa(5)	140,308	*

Stephan L. Beatty(6)	127,032	*

Alexander M. Davern(7)	45,333	*

Robert T. Derby(7)	40,500	*

R. Scott Schaefer(8)	35,461	*

William P. Osborne(7)	22,500	*

All executive officers and directors as a group (8 persons)(9)	501,664	1.4

*	Less than 1.0%
(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or vesting of restricted stock units. Unless otherwise indicated, shares listed as beneficially owned are held directly.
(2)	Calculated on the basis of 36,294,197 shares of common stock outstanding as of February 28, 2008, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after February 28, 2008 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.
(3)	As reported in a Schedule 13D filed with the Securities and Exchange Commission on October 29, 2007, by Lampe, Conway & Co., LLC. Lampe, Conway & Co., LLC has sole voting and dispositive power over the entire amount of shares shown. Lampe, Conway & Co., LLC is a New York-based investment advisor whose address is 680 Fifth Avenue—12th Floor, New York, New York 10019-5429.
(4)	As reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2008, by Renaissance Technologies LLC. Renaissance Technologies LLC has sole voting and dispositive power over the entire amount of shares shown. Renaissance Technologies LLC is a New York-based investment advisor whose address is 800 Third Avenue, New York, New York 10022.
(5)	Includes 138,642 shares of our common stock issuable upon the exercise or vesting of options and restricted stock units.
(6)	Includes 121,460 shares of our common stock issuable upon the exercise or vesting of options and restricted stock units.
(7)	Consists entirely of shares of our common stock issuable upon the exercise of options.
(8)	Includes 34,110 shares of our common stock issuable upon the exercise or vesting of options and restricted stock units.
(9)	Includes 484,621 shares of our common stock issuable upon the exercise or vesting of options and restricted stock units.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

When considering the recommendation of SigmaTel’s board of directors, you should be aware that some of SigmaTel’s officers and directors have interests in the merger that are different from, or in addition to, yours. SigmaTel’s board of directors was aware of these interests and considered them, among other things, in approving the merger agreement and the merger. These interests are described below.

Employment Agreements

As of the date of this proxy statement, none of our executive officers has entered into any amendments or modifications to existing employment agreements with us in anticipation of the merger, nor has any executive officer entered into any agreement, arrangement or understanding with Freescale regarding employment with, or the right to purchase or participate in the equity of Freescale. Although no such agreement, arrangement or understanding currently exists, it is generally expected that a number of our executive officers will remain after the merger is completed, which means that such executive officers may, prior to the closing of the merger, enter into new arrangements with Freescale regarding employment, or the right to purchase or participate in the equity of Freescale.

Change of Control Severance Plan

Five of our executive officers are participants in our Amended and Restated SigmaTel, Inc. Executive Change in Control Severance Plan, which we refer to as the ECCS Plan. Under the ECCS Plan, the five executive officers are eligible to receive benefits in the event of the termination of their employment within the 24 months following a change in control in SigmaTel. If the merger is consummated, a change of control will have occurred. The ECCS Plan was adopted by the Compensation Committee to retain the services of and to provide additional incentive to the participants pending and following the completion of a change of control. Participation in the ECCS Plan is limited to our executive officers designated as participants by the Compensation Committee and who agree to participate. Participants in the ECCS Plan, who we refer to as the participants, include: Phillip E. Pompa, President and Chief Executive Officer; Stephan L. Beatty, Senior Vice President, Product Lines and Operation; R. Scott Schaefer, Vice President of Finance and Chief Financial Officer; Barry J. Bumgardner, Vice President, General Counsel and Secretary; and Melissa C. Bixby, Vice President of Human Resources.

A participant will receive the following severance benefits if his or her employment is terminated within 24 months after the merger for any reason other than cause, death or disability, which we refer to as without cause, or for good reason, as defined in the ECCS Plan:

•	a lump sum severance payment equal to the aggregate amount of the participant’s base salary for a period of 12 months;

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a lump sum payment equal to the greater of the maximum aggregate annual bonus opportunity (including quarterly and annual bonus components) in effect immediately prior to the change in control, or the termination upon a change in control; and

•	payment by SigmaTel of applicable premiums for medical, dental disability and life insurance benefits for 12 months.

The following chart sets forth the benefits available to each participant in the event their employment is terminated within 24 months after the merger without cause or for good reason.

Participant	ECCS Plan Severance— Base Pay	ECCS Plan Severance— Bonus	ECCS Plan Severance— COBRA (costing based on SigmaTel plan costs)			ECCS Plan Total
			Medical	Dental	Vision
Phil Pompa	$311,000	$264,350	$9,825	$722	$131	$586,029
Steve Beatty	$260,276	$130,138	$14,587	$1,313	$216	$406,530
Scott Schaefer	$230,000	$115,000	$14,587	$1,313	$131	$361,032
Barry Bumgardner	$216,102	$86,441	$14,587	$1,313	$216	$318,659
Melissa Bixby	$191,100	$76,440	$8,467	$723	$—	$276,730

Transaction Bonuses

On February 1, 2008, our Compensation Committee approved and adopted certain bonuses for five of our executive officers related to and contingent on the consummation of the merger, which we call the Transaction Bonuses. The Transaction Bonuses were granted pursuant to the terms of our Incentive Bonus Plan. The Transaction Bonuses were approved by the Compensation Committee to retain the services of and provide additional incentive to the designated executive officers through completion of a change in control transaction, including the merger.

Phillip E. Pompa, President and Chief Executive Officer, Stephan L. Beatty, Senior Vice President, Product Lines and Operation, R. Scott Schaefer, Vice President of Finance and Chief Financial Officer, Mellissa C. Bixby, Vice President of Human Resources, and Barry J. Bumgardner, Vice President, General Counsel and Secretary, each of whom is an executive officer of SigmaTel, may receive a Transaction Bonus. The maximum amount of such Transaction Bonus for the merger will be $165,219 for Mr. Pompa, $61,816 for Mr. Beatty, $54,625 for Mr. Schaefer, $36,309 for Ms. Bixby, and $41,059 for Mr. Bumgardner. A portion of each Transaction Bonus will be fully earned and payable upon the effective time of the merger, and a portion will be subject to the discretion of our Compensation Committee.

Accelerated Vesting of Options and Restricted Stock

All of the options to acquire shares of common stock held by our executive officers will accelerate so that they are fully vested and exercisable 30 days prior to the effective time of the merger. The executive officers may exercise these vested options for shares of common stock, which will automatically convert into the right to receive $3.00 in cash, without interest and less legally required withholdings and deductions, at the effective time of the merger. In addition, any executive officers holding outstanding options that are vested will have the opportunity to elect, instead of exercising such options, to have such options cancelled and converted into the right to receive cash, without interest and less legally required withholdings and deductions, in an amount equal to the product of (a) $3.00, less the applicable exercise price of such option, multiplied by (b) the number of shares of company common stock subject to such options immediately prior to the effective time of the merger. Additionally, each restricted stock unit award held by our executive offices and outstanding at the effective time of the merger will accelerate and convert into the right to receive $3.00 in cash, without interest and less legally required withholdings and deductions, for each share of common stock subject to such restricted stock unit award. The accelerated vesting and automatic conversion will result in the following outcomes for our executive officers.

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Phillip E. Pompa, President and Chief Financial Officer: Upon completion of the merger, it is anticipated that Mr. Pompa will have vested options to acquire 265,000 shares. The exercise price for each of these options is greater than the $3.00 per share merger consideration. Upon completion of the merger, it is anticipated that Mr. Pompa will have 6,667 shares of common stock subject to such restricted stock unit awards. Mr. Pompa will receive $20,001 as the merger consideration for these shares.

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Stephan L. Beatty, Senior Vice President, Product Lines and Operations: Upon completion of the merger, it is anticipated that Mr. Beatty will have vested options to acquire 195,552 shares. Mr. Beatty will receive $77,909 as the merger consideration for 34,626 of Mr. Beatty’s options that have an exercise price of $0.75. The exercise price of Mr. Beatty’s remaining options is equal to or greater than the $3.00 per share merger consideration. Upon completion of the merger, it is anticipated that Mr. Beatty will have 6,667 shares of common stock subject to such restricted stock unit awards. Mr. Beatty will receive $20,001 as the merger consideration for these shares.

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R. Scott Schaefer, Vice President of Finance and Chief Financial Officer: Upon completion of the merger, it is anticipated that Mr. Schaefer will have vested options to acquire 79,650 shares. The exercise price for each of these options is greater than the $3.00 per share merger consideration. Upon completion of the merger, it is anticipated that Mr. Schaefer will have 4,049 shares of common stock subject to such restricted stock unit awards. Mr. Schaefer will receive $12,147 as the merger consideration for these shares.

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Barry J. Bumgardner, Vice President, General Counsel and Secretary: Upon completion of the merger, it is anticipated that Mr. Bumgardner will have vested options to acquire 68,800 shares. The exercise price for each of these options is greater than the $3.00 per share merger consideration. Upon completion of the merger, it is anticipated that Mr. Bumgardner will have 3,767 shares of common stock subject to such restricted stock unit awards. Mr. Bumgardner will receive $11,301 as the merger consideration for these shares.

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Melissa C. Bixby, Vice President of Human Resources: Upon completion of the merger, it is anticipated that Ms. Bixby will have vested options to acquire 92,500 shares. The exercise price for each of these options is greater than the $3.00 per share merger consideration. Upon completion of the merger, it is anticipated that Ms. Bixby will have 2,500 shares of common stock subject to such restricted stock unit awards. Ms. Bixby will receive $7,500 as the merger consideration for these shares.

Indemnification and Insurance

The merger agreement provides that from and after the effective time of the merger, Freescale will and will cause the surviving corporation and its subsidiaries, to fulfill and honor the obligations of SigmaTel pursuant to any indemnification agreements between us and our subsidiaries and our current and former directors and officers in effect as of the date of the merger agreement. The certificate of incorporation and bylaws of the surviving corporation and its subsidiaries will contain provisions with respect to exculpation and indemnification that are at least as favorable to our subsidiaries and our directors and officers as those contained in our charter documents as in effect on the date of the merger agreement, and such provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in a manner adverse to such directors and officers unless required by applicable law.

The merger agreement further provides that Freescale shall, and shall cause the surviving corporation, to maintain, for six years after the effective time of the merger and for a price not to exceed a stated amount set forth in the merger agreement, directors’ and officers’ liability insurance coverage covering those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policies, on terms no less favorable than those in effect on the date of the merger agreement, and covering all periods prior to the effective time of the merger.

We may, prior to the effective time of the merger, purchase a directors’ and officers’ liability insurance tail or runoff insurance program, in form and substance reasonably satisfactory to Freescale, effective for six years from the effective date of the merger, and have Freescale and the surviving corporation maintain such policy. Such policy shall be in lieu of the policy discussed above and shall have a premium capped at an amount discussed in the merger agreement.

STOCKHOLDER PROPOSALS

We will hold a 2008 annual meeting of our stockholders only if the merger is not completed.

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2008 annual meeting, the proposal must have been received at our principal executive offices, addressed to the Secretary, not later than November 24, 2007. In order for it to be timely, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we received notice of the proposal as specified by our bylaws, addressed to the Secretary at our principal executive offices, not later than November 24, 2007. Unless we received notice in the manner and by the dates specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our 2008 annual meeting of stockholders.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Stockholders who share a single address will receive only one proxy statement at that address unless SigmaTel has received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce SigmaTel’s printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact SigmaTel’s Investor Relations department at (512) 744-9968 or write to Investor Relations, SigmaTel, Inc., 1601 South MoPac Expressway, Suite 100, Austin, Texas 78746. SigmaTel will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a stockholder of record receiving multiple copies of this proxy statement, you can request householding by contacting SigmaTel in the same manner. If you own your shares of our common stock through a bank, broker or other stockholder of record, you can request additional copies of this proxy statement or request householding by contacting the stockholder of record.

WHERE YOU CAN FIND MORE INFORMATION

Freescale and we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we and Freescale file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

Freescale has supplied all information contained in this proxy statement relating to Freescale and we have supplied all such information relating to us.

Our stockholders should not send in their SigmaTel certificates until they receive the transmittal materials from the paying agent. Our stockholders of record who have further questions about their share certificates or the exchange of our common stock for cash should call the paying agent, whose contact information will be included in the letter of transmittal.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 17, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

Appendix A

AGREEMENT AND PLAN OF MERGER

AMONG

FREESCALE SEMICONDUCTOR, INC.,

PHX ACQUISITION, INC.,

AND

SIGMATEL, INC.

DATED AS OF FEBRUARY 3, 2008

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SCHEDULES

Company Disclosure Schedule

2.1(b)	-	Subsidiaries
2.2(c)	-	Outstanding Company Options and Outstanding Restricted Stock Unit Awards under the Company Stock Options Plans
2.4	-	SEC Documents, Financial Statements
2.5	-	Absence of Certain Changes
2.6	-	Undisclosed Liabilities
2.7	-	Litigation
2.10(a)(iii)	-	Excluded Products
2.10(c)	-	Exclusive Licenses of Registered Intellectual Property
2.10(d)	-	Intellectual Property
2.10(e)	-	Invalid or Unenforceable Intellectual Property
2.10(f)	-	Intellectual Property Infringement or Misappropriation
2.10(g)	-	Material Third Party Consents
2.10(h)	-	Written Notices Received Requesting Defense and Indemnification
2.10(j)	-	Industry Standards Body or Trade Association Membership
2.10(k)	-	Failure to Conform to Warranty; Defects
2.10(l)	-	Open Source Software
2.10(m)	-	Indemnity Obligations
2.12(a)	-	Taxes and Tax Returns
2.12(b)	-	Audits In Past Four Years
2.12(c)	-	Extension of Time Agreements
2.12(e)	-	Foreign Subsidiary Federal Income Tax Classifications
2.12(f)	-	Affiliated Group Subsidiaries
2.12(i)	-	Reportable Transactions
2.13	-	Company Plans
2.14	-	Certain Agreements Affected by Merger
2.15	-	Employment Matters
2.18	-	Brokers’ and Finders’ Fees
2.21	-	Major Customers
2.22	-	Material Contracts
2.23	-	No Breach of Material Contracts
2.24	-	Material Third Party Consents
2.25(a)	-	Real Property Leases
4.2	-	Exceptions to Restrictions on Conduct of Business of the Company
4.3(h)	-	Excluded Transaction
5.3(g)	-	Certain Pending Patent Applications
5.9(b)	-	Amounts Paid Per Annum for the D&O Policy
6.3(d)	-	Third Party Consents

EXHIBIT

Exhibit A - Form of Certificate of Merger

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 3, 2008 (the “Execution Date”), is among SigmaTel, Inc., a Delaware corporation (the “Company”), Freescale Semiconductor, Inc., a Delaware corporation (“Parent”), and PHX Acquisition, Inc., a Delaware corporation and an affiliate of Parent (“Merger Sub”). An index of the defined terms used in this Agreement can be found in Appendix I hereto.

RECITALS

WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and have approved and declared advisable this Agreement;

WHEREAS, pursuant to the Merger, among other things, each outstanding share of Company Common Stock shall be converted into the right to receive cash at the rate set forth herein; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and other agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to and in accordance with the terms and conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, which shall be the surviving corporation (the “Surviving Corporation”) in the Merger, and the separate existence of Merger Sub shall thereupon cease. The name of the Surviving Corporation shall remain SigmaTel, Inc. The Merger shall have the effects set forth in the applicable provisions of the Delaware General Corporation Law, as amended (the “Delaware Law”).

1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the “Closing”) shall take place as soon as practicable and in any event not later than two (2) business days after the last to be satisfied or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or at such other time as the parties hereto agree (the “Closing Date”). The Closing shall take place at the offices of Morrison & Foerster LLP, 1650 Tysons Boulevard, Suite 400, McLean, Virginia, or at such other location as the parties hereto agree. As soon as practicable following the Closing, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger, in the form attached hereto as Exhibit A with such changes as the parties may agree (the “Certificate of Merger”), with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the Delaware Law (the time of such filing with the Secretary of State of the State of Delaware being the “Effective Time”).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and

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duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until duly amended as provided by the Delaware Law and such Certificate of Incorporation; provided that as of the Effective Time, the Company’s Certificate of Incorporation shall be amended as set forth in Exhibit A to the Certificate of Merger.

(b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until duly amended as provided by the Delaware Law and such Bylaws.

1.5 Directors and Officers. The parties hereto shall take all actions necessary so that, at the Effective Time, (a) the directors of Merger Sub, serving in such capacity immediately prior to the Effective Time, shall be the directors of the Surviving Corporation and (b) the officers of the Company, holding office immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

1.6 Effect on Capital Stock.

(a) Conversion of Company Common Stock. By virtue of the Merger and without any further action on the part of Parent, the Company, Merger Sub or the holders of any of the Company’s securities, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, but excluding any shares canceled pursuant to Section 1.6(b) and any Dissenting Shares, will be automatically canceled, extinguished and converted into the right to receive the Per Share Common Stock Consideration, without interest.

(b) Cancellation of Company Capital Stock Owned by the Company, Parent and Subsidiaries. At the Effective Time, all shares of Company Capital Stock that are owned by the Company as treasury stock (including any Company Preferred Stock) and each share of Company Capital Stock owned by any direct or indirect wholly owned subsidiary of the Company shall be canceled and extinguished without any rights to conversion thereof and no consideration shall be delivered in exchange therefore. At the Effective Time, any shares of Company Capital Stock that are owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent shall be canceled and retired and extinguished without any conversion thereof and no consideration shall be delivered in exchange therefor.

(c) Treatment of Company Options.

(i) Accelerated Vesting. Any outstanding, unexercised and unexpired Company Option that, by its terms, is not vested and exercisable by the holder thereof immediately prior to the Effective Time shall be accelerated in full so that each such Company Option is fully vested and exercisable as of the date thirty (30) days prior to the Effective Time. Such accelerated vesting shall be conditioned upon the consummation of the transactions contemplated in this Agreement.

(ii) Exercise or Cash Out. Any outstanding, unexercised and unexpired Company Option that is vested (either by its terms or as a result of the accelerated vesting provided pursuant to Section 1.6(c)(i) hereof) prior to the Effective Time may be exercised in full for shares of Company Common Stock prior to the Effective Time. At the Effective Time, shares of Company Common Stock purchased upon such an exercise will be automatically canceled, extinguished, and converted into the right to receive the Per Share Common Stock Consideration, without interest and less all applicable deductions and

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withholdings required by Law to be withheld in respect of such payment. In addition, holders of any outstanding, unexercised, and unexpired Company Options that are vested (either by their terms or as a result of the accelerated vesting provided pursuant to Section 1.6(c)(i) hereof) prior to the Effective Time shall be given an opportunity, prior to the Effective Time, to elect, instead of exercising such Company Options, to have each such Company Option canceled and converted into the right to receive an amount in cash, without interest and less all applicable deductions and withholdings required by Law to be withheld in respect of such amount, equal to the product of (x) the excess, if any, of the Per Share Common Stock Consideration over the applicable exercise price of such Company Option (it being understood and agreed that such exercise price shall not actually be paid to the Company by the holder), multiplied by (y) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation to, pay promptly the amounts contemplated by this Section 1.6(c) following the Effective Time. Parent shall cause the Surviving Corporation to pay any amounts withheld for withholding Taxes promptly to the appropriate Governmental Entity. The exercise of any Company Option the vesting and exercisability of which is accelerated pursuant to Section 1.6(c)(i) above and the cash out of any Company Option pursuant to this Section 1.6(c)(ii) shall be conditioned upon the consummation of the transactions contemplated in this Agreement. Any and all Company Options that are not exercised or cashed out immediately prior to the Effective Time shall terminate and cease to be outstanding effective as of the Effective Time.

(iii) Further Actions. Prior to the Effective Time, the Company shall provide notice (subject to reasonable review by Parent) to each holder of Company Options describing the treatment of such Company Options in accordance with this Section 1.6(c). The Company shall take all appropriate steps to effect the termination of the Company Stock Option Plans as of the Effective Time. In addition, prior to the Effective Time, the Company shall obtain, in a manner approved by Parent, all necessary consents (if any) to give effect to the treatment of Company Options as contemplated by this Section 1.6(c) to the extent that such treatment is not expressly provided for by the terms of the applicable Company Stock Option Plan or related award agreements.

(d) Restricted Stock Units.

(i) Cash-Out of Restricted Stock Units. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of a Restricted Stock Unit Award, each Restricted Stock Unit Award outstanding immediately prior to the Effective Time shall accelerate and shall be canceled at the Effective Time (each, a “Cashed-Out Restricted Stock Unit Award”), and each holder of a Cashed-Out Restricted Stock Unit Award shall become eligible to receive an amount in cash (without interest) equal to (A) the Per Share Common Stock Consideration multiplied by (B) the number of shares of Company Common Stock subject to each Cashed-Out Restricted Stock Unit, less all applicable deductions and withholdings required by Law to be withheld in respect of such payment. Parent shall, or shall cause the Surviving Corporation to, promptly pay to each holder of a Cashed-Out Restricted Stock Unit Award the amounts contemplated by this Section 1.6(d) following the Effective Time. Parent shall cause the Surviving Corporation to pay any amounts withheld for withholding Taxes promptly to the appropriate Governmental Entity on behalf of such holder of a Cashed-Out Restricted Stock Unit Award.

(ii) Further Actions. Prior to the Effective Time, the Company shall provide notice (subject to reasonable review by Parent) to each holder of a Restricted Stock Unit Award describing the treatment of such Restricted Stock Unit Awards in accordance with this Section 1.6(d). In addition, prior to the Effective Time, the Company shall obtain, in a manner approved by Parent, all necessary consents (if any) to give effect to the treatment of Restricted Stock Unit Awards as contemplated by this Section 1.6(d) to the extent that such treatment is not expressly provided for by the terms of the applicable Company Stock Option Plan or related award agreements.

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(e) Adjustments to Per Share Common Stock Consideration. The Per Share Common Stock Consideration shall only be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Capital Stock), reclassification, reorganization, recapitalization or other like change with respect to Company Common Stock occurring after the Execution Date and prior to the Effective Time, so as to provide holders of Company Common Stock the same economic effect, in the aggregate, as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reclassification, reorganization, recapitalization or like change.

(f) Capital Stock of Merger Sub. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

1.7 Surrender of Certificates.

(a) Paying Agent. Computershare Investor Services LLC or another bank or trust company designated by Parent and reasonably acceptable to the Company shall act as the paying agent (the “Paying Agent”) in the Merger.

(b) Parent to Provide Cash. At or promptly following the Effective Time, Parent shall deposit with the Paying Agent for exchange in accordance with this Article I, cash in an amount sufficient to permit payment pursuant to Section 1.6(a) in exchange for shares of Company Capital Stock outstanding immediately prior to the Effective Time, less any amounts required to be withheld from such cash under any applicable Laws. All interest or other amounts earned with respect to funds made available to the Paying Agent shall be for the account of Parent.

(c) Exchange Procedures.

(i) As soon as reasonably practicable (and in any event within 5 business days) after the Effective Time, Parent shall cause to be mailed to each holder of record of a certificate or certificates (each, a “Certificate”) that immediately prior to the Effective Time represented outstanding shares of Company Capital Stock, whose shares were converted into the right to receive cash pursuant to Section 1.6(a), (1) a letter of transmittal in customary form as Parent may reasonably specify prior to the Closing (which letter shall (x) be provided to the Company for review a reasonable period prior to the Effective Time, (y) include any comments reasonably submitted by the Company and (z) specify that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon receipt of such Certificate by the Paying Agent), and (2) instructions for use in effecting the surrender of the Certificates in exchange for cash.

(ii) Upon surrender of a Certificate to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a cash payment pursuant to Section 1.6(a), without interest. In the event of a transfer of ownership of shares of Company Capital Stock that is not registered in the transfer records of the Company, payment pursuant to Section 1.6(a) may be made to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the Surviving Corporation that any applicable stock transfer Taxes have been paid or are not applicable.

(iii) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of such fact by a stockholder of the Company (a “Company Stockholder”) claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will pay such Company Stockholder in exchange for such lost, stolen or destroyed Certificate, that amount of cash that such Company

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Stockholder shall be entitled to receive pursuant to Section 1.6(a). When authorizing such payment in exchange therefor, the Paying Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Paying Agent a reasonable form of bond as indemnity, as it shall direct in accordance with (and amounts prescribed by) its customary practices, policies and procedures, against any claim that may be made against the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed. As a further condition to payment with respect to any Certificate that shall have been lost, stolen or destroyed, Parent may require such Company Stockholder to whom payment is to be made to agree in writing to indemnify and hold harmless Parent with respect to any loss or expense incurred by Parent as a result of the loss, theft or destruction of such Certificate.

(d) Payments with Respect to Unsurrendered Company Capital Stock. At any time following the 270th day after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Company Capital Stock (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to Parent (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any portion of the merger consideration that may be payable upon due surrender of the Certificates held by them.

(e) No Liability. Notwithstanding anything to the contrary contained in this Section 1.7, none of the Paying Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

1.8 No Further Ownership Rights in Company Capital Stock. After the Effective Time there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be exchanged and canceled as provided in this Article I. Until Certificates representing shares of Company Capital Stock that are outstanding immediately prior to the Effective Time are surrendered pursuant to Section 1.7, such Certificates will be deemed, for all purposes, to evidence only ownership of the right to receive cash in the amounts determined in accordance with Section 1.6(a).

1.9 Withholding Rights. Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as Parent and the Surviving Corporation are required to deduct and withhold with respect to such delivery and payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of any applicable Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be paid over to the appropriate Governmental Entity as required by applicable Law and shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent and the Surviving Corporation.

1.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company, Parent and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.11 Appraisal Rights.

(a) Notwithstanding anything in this Agreement to the contrary, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a Company Stockholder who has properly demanded and perfected such Company Stockholder’s appraisal rights and

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demanded to be paid the fair value of such shares in accordance with Section 262 of the Delaware Law (collectively, the “Dissenting Shares”), shall not be converted into the right to receive cash pursuant to Section 1.6(a), but the holder thereof shall be entitled to such rights as are granted by the Delaware Law and the Surviving Corporation shall make all payments to the holders of such Dissenting Shares with respect to such demands in accordance with the Delaware Law; provided that if any such holder shall, prior to or after the Effective Time, have failed to perfect or shall have effectively withdrawn or lost its appraisal right under the Delaware Law, each share of Company Common Stock held by such holder shall thereupon be deemed to have been converted into, as of the Effective Time, solely the right to receive the cash pursuant to Section 1.6(a).

(b) The Company shall give Parent (i) prompt written notice of any demands received by the Company for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to any demand for appraisal under the Delaware Law. The Company shall not, except with the prior written consent of Parent and Merger Sub, make any payment with respect to, settle, or offer to settle, or offer to make any payment to settle, any such demands or approve any withdrawal of any such demands.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in a document of even date herewith and delivered by the Company to Parent prior to the execution and delivery of this Agreement and referring by section or sub-section number to the representations and warranties in this Agreement (the “Company Disclosure Schedule”) (provided that any such disclosure shall qualify only the disclosure under the section or sub-section number referred to in the Company Disclosure Schedule and any other section or sub-section of this Article II to the extent that it is reasonably apparent from the text of such disclosure that such disclosure also qualifies or applies to such other section or sub-section), the Company hereby represents and warrants to Parent as follows:

2.1 Organization, Standing and Power.

(a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each of the Company and its subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company has delivered or made available to Parent complete and correct copies of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of the Company and each of its subsidiaries, each as amended to date, and each as so delivered is in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

(b) Section 2.1(b) of the Company Disclosure Schedule sets forth a true and complete list of each of the Company’s subsidiaries, showing the jurisdiction of organization of each such subsidiary. The Company is the direct or indirect owner of all outstanding shares of capital stock or other equity interests of each of its subsidiaries, free and clear of any lien or other encumbrance (other than statutory liens in favor of governmental authorities in the ordinary course of business), and all such shares and interests are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance in all material respects with all applicable legal requirements. Except as indicated in Section 2.1(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding

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securities in any publicly traded company held for investment by the Company or any of its subsidiaries in accordance with and pursuant to the Company’s investment policy and comprising less than 1% of the outstanding stock of such company. Neither the Company nor any of its subsidiaries has agreed or is obligated to make any future investment in, or capital contribution or loan to, any other Person. Neither the Company nor any of its subsidiaries owns, directly or indirectly, any voting interest in any Person that requires an additional filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”).

(c) The Company has made available to Parent complete and correct copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company held since December 31, 2004 (other than any such minutes relating to the transactions contemplated hereby).

2.2 Capital Structure.

(a) The authorized capital stock of the Company consists solely of (i) 170,000,000 shares of Company Common Stock, of which there are 36,075,168 shares issued and outstanding; and (ii) 30,000,000 shares of Company Preferred Stock, of which there are no shares issued and outstanding. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights or rights of first refusal created by Law, the Certificate of Incorporation or Bylaws of the Company or any Contract to which the Company is a party or by which it is bound. All outstanding shares of Company Capital Stock were issued in compliance in all material respects with all applicable securities Laws and all other legal requirements.

(b) As of the Execution Date, the Company has reserved:

(i) 10,467,916 shares of Company Common Stock for issuance to directors, employees and consultants pursuant to the Company Stock Option Plans, of which (A) 4,566,315 shares are subject to outstanding, unexercised Company Options, (B) 372,314 shares are subject to outstanding Restricted Stock Unit Awards, (C) 3,100,228 shares have been used to satisfy equity-based compensation awards that have been exercised and/or settled prior to the Execution Date, (D) 223,517 shares were forfeited pursuant to options assumed by the Company under the Oasis Semiconductor, Inc. 1997 Stock Option Plan, the Oasis Semiconductor, Inc. 2004 Stock Incentive Plan and the Protocom Corporation 2000 Stock Option Plan, and (E) 2,205,542 shares remain available for issuance under the Company’s 2003 Equity Incentive Plan. This 10,467,916 share reserve number includes (1) 9,366,747 shares reserved under the Company’s 2003 Equity Incentive Plan (which includes any remaining shares originally reserved under the Company’s 1995 Stock Option/Stock Issuance Plan, under which no new awards could be granted on and after March 31, 2005, that do not remain subject to outstanding Company Options), (2) 469,621 shares of Company Common Stock that were subject to outstanding options under the Oasis Semiconductor, Inc. 1997 Stock Option Plan, the Oasis Semiconductor, Inc. 2004 Stock Incentive Plan and the Protocom Corporation 2000 Stock Option Plan, and (3) 631,548 shares of Company Common Stock that were originally maintained as reserves under the Oasis Semiconductor, Inc. 1995 Stock Option Plan, the Oasis Semiconductor, Inc. 1997 Stock Option Plan, the Oasis Semiconductor, Inc. 2004 Director Stock Plan, the Oasis Semiconductor, Inc. 2004 Stock Incentive Plan and the Protocom Corporation 2000 Stock Option Plan, and that were assumed by the Company in connection with its acquisitions of Oasis Semiconductor, Inc. and Protocom Corporation.

(ii) 1,192,959 shares of Company Common Stock for issuance to employees pursuant to the Company ESPP, of which 296,614 shares are available for issuance thereunder. The maximum number of shares of Company Common Stock that could be purchased under the Company ESPP during the final offering period contemplated by Section 5.8(b) hereof is 169,370, and the purchase price thereunder is $2.3205.

All shares of Company Capital Stock subject to issuance as aforesaid have been duly authorized and, upon issuance on the terms and conditions specified in the Company Stock Option Plan or Company ESPP, would be

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validly issued, fully paid and nonassessable. The Company has not issued any shares of Company Capital Stock that are unvested or subject to any repurchase option, risk of forfeiture or similar condition. As of the Execution Date, there are no options or other equity-based compensation awards outstanding under the Oasis Semiconductor, Inc. 1995 Stock Option Plan, the Oasis Semiconductor, Inc. 2004 Director Stock Plan, or the Protocom Corporation 2000 Stock Option Plan.

(c) Except for Company Options and Restricted Stock Unit Awards outstanding as of the date hereof under the Company Stock Option Plans and rights under the Company ESPP, in each case as and to the extent described in Section 2.2(b), on the date hereof there are no options, warrants, other securities, calls, rights or Contracts of any character to which the Company or any of its subsidiaries is a party or by which any of them is bound (x) that are or may become convertible into or exchangeable for any capital stock or other securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or any other equity or similar interests in the Company or any of its subsidiaries, (y) providing for any benefits measured in whole or in part by the value of shares of Company Capital Stock or any other equity or similar interests in the Company or any of its subsidiaries, or (z) obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right or Contract. Section 2.2(c) of the Company Disclosure Schedule sets forth a true and complete list as of the Execution Date of all holders of outstanding Company Options and outstanding Restricted Stock Unit Awards under each of the Company Stock Option Plans, including (i) the number of remaining shares of Company Capital Stock subject to each such option or restricted stock unit (after giving effect to any partial exercise thereof prior to the Execution Date), (ii) the exercise price per share (as applicable) and (iii) the Company Stock Option Plan under which such option or Restricted Stock Unit Award was granted. There are no Restricted Stock Unit Awards outstanding other than those for which shares of Company Common Stock are reserved as described in Section 2.2(b)(i). There are no Contracts relating to the voting or registration of Company Capital Stock (i) between or among the Company and any of its securityholders and (ii) to the Company’s knowledge, between or among any of the Company’s securityholders.

(d) The terms of the Company Stock Option Plans and the Company ESPP and all related Contracts permit the treatment of the Company Options, Restricted Stock Unit Awards and purchase rights under the Company ESPP as provided in this Agreement, without the consent or approval of the holders of Company Options, the holders of Restricted Stock Unit Awards, the Company Stockholders, the participants in the Company ESPP, or any other Person, other than the consent or approval of the Company and its Board of Directors which has been given prior to the Execution Date. True and complete copies of all forms of agreements and instruments relating to or issued under the Company Stock Option Plans, or otherwise relating to the issuance of Company Options or Restricted Stock Unit Awards, including all amendments and restatements of the Company Stock Option Plans, have been provided to Parent, and such forms of agreements and instruments have not been amended, modified or supplemented, and there are no Contracts to amend, modify or supplement such forms of agreements or instruments in any case from the forms provided to Parent. To the knowledge of the Company, there are no material issues relating to “backdating” or “springloading” of any outstanding Company Options or Restricted Stock Unit Awards.

2.3 Authority.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject, in the case of consummation of the Merger, to receipt of the Requisite Stockholder Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than the Requisite Stockholder Approval.

(b) This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by

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bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors’ rights generally and by general principles of equity. Assuming compliance with HSR and any foreign or other antitrust or combination Laws, any applicable state securities or “blue sky” Laws and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the execution and delivery of this Agreement by the Company does not, and the execution of the other agreements contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or result in any violation of, any provision of the Certificate of Incorporation or Bylaws of the Company, in each case, as amended, (ii) conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under any Company Authorization, or (iii) conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under any legal requirement applicable to the Company or any of its subsidiaries, subject, in the case of clauses (ii) and (iii) to such conflicts, violations and defaults as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, foreign, federal, state or local (each, a “Governmental Entity”) is required with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) the filing with the Securities Exchange Commission (the “SEC”) of the Proxy Statement, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws, the securities Laws of any foreign country and the rules and regulations of the Nasdaq GlobalSelect Market, (iv) such filings as may be required under HSR and any other applicable antitrust, merger control or anti-competition Laws of any foreign country; (v) the filing of current reports by the Company on Form 8-K with the SEC in accordance with applicable federal securities Laws; (vi) any notice described in Section 5.11; and (vii) such other consents, authorizations, orders, filings, approvals and registrations that, if not obtained or made, would not reasonably be expected to result in a Company Material Adverse Effect.

2.4 SEC Documents, Financial Statements.

(a) The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and other documents required to be filed or furnished by it with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2005 (all such forms, statements, certifications, reports and other documents filed or furnished by the Company with the SEC since such date, including all information included therein by reference, collectively, the “Company SEC Documents”). The Company has made available to Parent complete and correct copies of all Company SEC Documents that are not currently available on the SEC’s EDGAR website. As of its effective date (in the case of registration statements under the Securities Act) or as of its filing date (for all other Company SEC Documents), each Company SEC Document complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and all other legal requirements, and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected, supplemented or superseded by a Company SEC Document filed prior to the date hereof. To the Company’s knowledge, none of the Company SEC Documents is subject to ongoing SEC review or outstanding SEC comment. No subsidiary of the Company is required to file or furnish any forms, statements, certifications, reports or other documents with the SEC. The Company is and has at all times since December 31, 2004 been in compliance in all material respects with the applicable rules and regulations of the Nasdaq GlobalSelect Market and its predecessor, and since such date has not received any notice from the Nasdaq GlobalSelect Market or its predecessor asserting any non-compliance with any of such rules and regulations.

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(b) The financial statements of the Company, including the notes thereto, included in the Company SEC Documents (the “Company Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC); and (iii) fairly present in all material respects the consolidated financial condition and results of operations of the Company and its subsidiaries as of the respective dates and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments, which collectively shall not be material). The Company does not intend to correct or restate, and to the Company’s knowledge there is not any basis to restate, any of the Company Financial Statements.

(c) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Documents, and, to the knowledge of the Company, the statements contained in such certifications were true and correct at the time they were made. For purposes of the foregoing sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither the Company nor any of its subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(d) Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company’s or such subsidiary’s published financial statements or other of the Company SEC Documents.

(e) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f) The Company has in place the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the chief executive officer and chief financial officer of the Company to engage in the review and evaluation process mandated by the Exchange Act and the rules promulgated thereunder. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

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(g) Since December 31, 2004, the Company has not received from its independent auditors any oral or written notification of a (x) “reportable condition” or (y) “material weakness” in the Company’s internal controls. For purposes hereof, the terms “reportable condition” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standards 60, as in effect on the date hereof.

(h) Neither the Company nor any of its subsidiaries has any (A) indebtedness for borrowed money, (B) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, or (C) guarantees with respect to any indebtedness or obligation of a type described in clauses (A) or (B) above of any other Person (collectively, “indebtedness”).

(i) The Company’s cash equivalents and short-term investments consist only of investment grade securities with maturities of less then three (3) months and funds that are readily available for withdrawal without legal or other restriction. The Company’s cash equivalents and short-term investments do not include any auction rate securities, variable rate demand notes, collateralized debt obligations or similar securities.

2.5 Absence of Certain Changes. Since September 30, 2007 (the “Company Balance Sheet Date”), there has not occurred any state of facts, change, event, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Since the Company Balance Sheet Date, as of the date hereof, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course of business and there has not occurred: (i) any acquisition, sale or transfer (including by license) of any material asset by the Company or any of its subsidiaries; (ii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation or write-down by the Company of any of its or any of its subsidiaries’ assets; (iii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Company Capital Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Capital Stock, or any sale or issuance, or the authorization of any sale or issuance, of any Company Capital Stock or any other equity interest in the Company or any of its subsidiaries (other than the issuance of Company Options, Restricted Stock Unit Awards or Company Common Stock pursuant to the valid exercise of properly granted Company Options or in accordance with the Company ESPP); (iv) any action to amend or change the Certificate of Incorporation or Bylaws of the Company; (v) any negotiation or agreement by the Company or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (iv) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement); or (vi) any material loss, damage or destruction to, or any material interruption in the use of, any material assets of the Company or any of its subsidiaries (whether or not covered by insurance).

2.6 Absence of Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than (i) those reflected or reserved against in the balance sheet, including the notes thereto (the “Company Balance Sheet”), as of the Company Balance Sheet Date included in the Company Financial Statements in the Company’s Quarterly Report on Form 10-Q as filed prior to the date hereof for the period ended on the Company Balance Sheet Date, (ii) those incurred in the ordinary course of business since the Company Balance Sheet Date (none of which results from or relates to any breach of Contract, infringement of Intellectual Property or violation of Law), (iii) those incurred in connection with the execution of this Agreement or (iv) those that, individually or in the aggregate, have not had and would not reasonably be expected to result in a Company Material Adverse Effect.

2.7 Litigation. Except as listed in Section 2.7 of the Company Disclosure Schedule, there is no private or governmental litigation, action, suit, proceeding, claim, arbitration, or any governmental or, to the knowledge of the Company, private investigation (each such litigation, action, suit, proceeding, claim, arbitration and investigation, a “Proceeding”), pending before any Governmental Entity or arbitral panel, foreign or domestic, or, to the knowledge of the Company, threatened against or that otherwise would bind or affect the Company, any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their

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capacities as such) which, individually or in the aggregate, has had or would reasonably be expected to result in a Company Material Adverse Effect. There is no judgment, decree or order against the Company or any of its subsidiaries, or, to the knowledge of the Company, any of the Company’s or its subsidiaries’ respective directors or officers (in their capacities as such), that seeks to prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Company Material Adverse Effect.

2.8 Governmental Authorization. The Company and each of its subsidiaries has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, franchise, variance, exemption or other authorization of a Governmental Entity (i) pursuant to which the Company or any of its subsidiaries currently operates or holds any interest in any of its properties (including all real property leased or owned by the Company or its subsidiaries and all buildings and improvements on such property) or (ii) that is required for the operation of the Company’s or any of its subsidiaries’ business or the holding of any such interest ((i) and (ii) herein collectively called the “Company Authorizations”), and all of such Company Authorizations are in full force and effect, other than where the failure to obtain or maintain any such Company Authorization has not had and would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

2.9 Title to Personal Property. The Company and each of its subsidiaries has good and valid title to or, with respect to leased properties and assets, valid and enforceable leasehold interests in, all of their respective material tangible properties, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current Taxes not yet due and payable or being contested in good faith and for which adequate reserves have been made, (ii) liens arising under the terms of personal property leases to the extent relating solely to the leased property or real property leases and (iii) statutory liens and encumbrances which arise in the ordinary course of business, pledges or deposits to secure obligations under workers’ compensation laws or similar legislation and such other imperfections of title, liens and easements as in any case in this clause (iii) (individually and collectively) do not and will not in any material respect detract from or interfere with the value or use of the properties subject thereto or affected thereby, or otherwise in any material respect impair business operations involving such properties. The material plants, property and equipment of the Company and its subsidiaries that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear. All personal properties used in the operations of the Company and its subsidiaries are reflected in the Company Balance Sheet to the extent GAAP requires the same to be reflected.

2.10 Intellectual Property.

(a) As used in this Agreement (i) “Intellectual Property” shall mean, throughout the world, all (1) patents and patent applications (whether U.S., foreign or international), and any reissues, divisions, renewals, extensions, continuations and continuations-in-part thereof, (2) trade secrets, know how and confidential information, including regarding Products, rights in data or databases, and inventions (3) copyrights (whether registered or unregistered and whether or not relating to a published work), and all registrations and applications therefor, and any moral rights therein, (4) industrial design rights and any registrations and applications therefor, (5) mask works and other rights relating to semiconductor design and topography, and any registrations and applications therefor, (6) all trade names, business names, trade dress, logos, registered Internet domain names, common law trademarks and service marks, registered or unregistered trademarks and service marks, and all registrations and applications therefor, and (7) any other intellectual and industrial property rights; (ii) “Use” shall mean, as appropriate to the specific form of Intellectual Property, to make, use, sell, offer to sell, import, export, distribute, copy, reproduce, disclose, display or otherwise make available to the public, modify and prepare derivatives based upon, or otherwise use such Intellectual Property in connection with the business of the Company and its subsidiaries, including with respect to the Products; (iii) “Products” shall mean products of the Company and its subsidiaries marketed, sold or distributed by the Company or its subsidiaries as of the Closing Date and during the 24-month period preceding the Closing Date other than those products set forth on Schedule 2.10(a)(iii);

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(iv) “Company Intellectual Property” means the Registered Intellectual Property, and all other Intellectual Property material to the Company’s and its subsidiaries’ business, that is owned by the Company or its subsidiaries; and (v) “Technology” means all data, works, inventions, designs, code, material, know how, technology, and other information and subject matter that is the subject of, or constitutes an embodiment of, any of Intellectual Property or any portion thereof.

(b) The Company and its subsidiaries have the right, to the Company’s knowledge only with respect to Intellectual Property of the types described in Sections 2.10(a)(i)(1) and (a)(i)(4), to Use, without such Use constituting an infringement, misappropriation, or other violation of any Intellectual Property or other rights of any third party, all Intellectual Property and Technology currently used in, or necessary for the operation of, the business of each of the Company and its subsidiaries as conducted as of the Closing Date and during the 24-month period preceding the Closing Date (“Business IP”). None of the Company Intellectual Property is subject to any outstanding judicial or administrative order, decree, judgment or stipulation other than orders or decisions issued in the course of the prosecution or reexamination of such Registered Company Intellectual Property by the United States Patent and Trademark Office and/or foreign intellectual property offices.

(c) Neither the Company nor any of its subsidiaries has granted any exclusive rights or licenses with respect to the Company Intellectual Property to any party.

(d) Section 2.10(d) of the Company Disclosure Schedule lists:

(i) all issued patents, all registered trademarks, all registered trade names and domain names, all registered service marks, all registered copyrights, all registered maskworks, and all pending applications relating to any Company Intellectual Property owned by the Company or any of its subsidiaries (collectively, “Company Registered Intellectual Property”), including the jurisdictions in which each such Company Registered Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed,

(ii) all material Contracts to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is otherwise bound and pursuant to which any Person is granted any rights with respect to any Company Intellectual Property, other than implied or express licenses granted to customers of Company or any of its subsidiaries for use of, or in connection with, Products sold or distributed by the Company or its subsidiaries to such customers, including software development kit agreements with such customers (“First Party Intellectual Property Contracts”), and

(iii) all Contracts to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is otherwise bound and pursuant to which the Company or any of its subsidiaries is granted any rights or grants to any Person any rights with respect to any Business IP licensed to the Company and/or one or more of its subsidiaries, other than: (A) any software license agreements for any third-party non-customized software that is commercially and generally made available for licensing; and (B) standard “shrink-wrap” or click-wrap end-user licenses entered into in the ordinary course of business relating to off-the-shelf software (“Third Party Intellectual Property Contracts”).

(e) None of the Company Registered Intellectual Property has been adjudged invalid or unenforceable, except with respect to those patents set forth on Schedule 2.10(e) and except with respect to all information and facts alleged or disclosed pursuant to discovery or pleadings in prior Intellectual Property litigation or the prosecution history or reexamination of Company Registered Intellectual Property, including any combination of prior art references set forth in the foregoing litigation and prosecution histories, the Company has no knowledge of any information or facts that would reasonably be expected to render any Company Registered Intellectual Property invalid or unenforceable or to adversely affect any pending applications. There are no pending Proceedings challenging the validity or enforceability or the Company’s or its applicable subsidiary’s ownership of any Company Registered Intellectual Property, except that any pending applications are the subject of normal examination proceedings by the USPTO and/or foreign patent offices.

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(f) To the Company’s knowledge, during the 36-month period preceding the Closing Date, there is no, nor has there been any, infringement or misappropriation of any Company Intellectual Property, or any unauthorized use or disclosure of confidential Company Intellectual Property, including by any current or former employee or consultant of the Company or any of its subsidiaries. There are no pending Proceedings involving the Company or any of its subsidiaries with respect to any Company Intellectual Property or other Business IP licensed to the Company and/or one or more of its subsidiaries, except for any pending applications that are the subject of normal examination proceedings by the USPTO and/or foreign patent offices. Neither the Company nor any of its subsidiaries is obligated to any third party, nor has granted to any third party the right, to enforce any of (i) the Company Intellectual Property or (ii) any Business IP that is licensed to the Company and/or one or more of its subsidiaries but is exclusively licensed to the Company or any of its subsidiaries.

(g) Except as set forth in Section 2.10(g) of the Company Disclosure Schedule, and except for any effect or result that is caused by an existing outstanding judicial or administrative order, decree, judgment, stipulation or agreement of, or binding on, the Parent, the execution, delivery and performance of this Agreement by the Company and/or the consummation of the transactions contemplated hereby will not: (i) cause the material breach, modification, cancellation, forfeiture, termination, or suspension of, or acceleration of any payments, nor give rise to rights of any third party to modify, cancel, terminate, suspend, or accelerate any payments, with respect to any Material Contracts, including without limitation those Contracts described in Sections 2.10(d)(ii) and 2.10(d)(iii); (ii) encumber or adversely affect the Company’s or any of its subsidiaries’ right to Use the Company Intellectual Property, any material Business IP licensed to the Company or any of its subsidiaries, or any portion thereof in the conduct of the business of the Company or any of its subsidiaries as conducted as of the Closing Date and during the twenty-four (24) month period preceding the Closing Date; (iii) cause or obligate the Company or any of its subsidiaries to grant to any third party any previously ungranted license to any Intellectual Property owned by or licensed to the Company or any of its subsidiaries; (iv) cause the Company or any of its subsidiaries to be bound by, or subject to, any non-compete or other restriction on the operation or scope of the business of the Company or any of its subsidiaries; or (v) cause the Company or any of its subsidiaries to be contractually obligated to pay any royalties or other amounts to any third party in excess of the amounts that the Company or any of its subsidiaries would have been obligated to pay if the Company had not executed, delivered and performed this Agreement and/or consummated the transactions contemplated hereby (other than increases in royalties or other amounts caused by the status or acts of the Parent or its affiliates).

(h) Neither the Company nor any of its subsidiaries are, to the Company’s knowledge only with respect to Intellectual Property of the types described in Sections 2.10(a)(i)(1) and (a)(i)(4), infringing or misappropriating the Intellectual Property of any other Person. There are no pending Proceedings, nor has the Company or any of its subsidiaries received any notice, with respect to (i) any alleged infringement, misappropriation, or violation by the Company or its subsidiaries of the Intellectual Property of any third party, (ii) any alleged breach of any Contract by the Company or any of its subsidiaries, or (iii) any challenge regarding the validity, enforceability, or the Company’s or the applicable subsidiary’s ownership of any Company Registered Intellectual Property. Neither the Company nor any of its subsidiaries has brought any Proceeding for infringement or misappropriation of any Company Intellectual Property or breach of any license, covenant, or Contract involving Company Intellectual Property against any third party during the 36-month period preceding the Closing Date.

(i) The Company and its subsidiaries have taken reasonable and customary steps to protect and, where applicable, maintain in confidence, Intellectual Property that is material to the Company’s and its subsidiaries’ business, including obtaining from each of their respective employees and consultants appropriate confidentiality agreements between the Company (or its applicable subsidiary) and such employee or consultant, and obtaining from each of their respective employees and consultants who have been involved in the conception, development and/or creation of any Intellectual Property and appropriate Intellectual Property assignment agreements between the Company (or its applicable subsidiary) and such employee or consultant. Neither the Company nor any of its subsidiaries has published, or made available to

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any third party without appropriate restrictions on use and disclosure, the source code of any of the Products. Neither the Company nor any of its subsidiaries has knowledge of any infringement or misappropriation of any Company Intellectual Property, or the breach of any Contract with the Company or any of its subsidiaries, by any third party.

(j) Except as described in Section 2.10(j) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a member of or party to any patent pooling agreement, industry standards body, trade association, pursuant to the rules of which it is obligated to license any existing or future Company Intellectual Property to any Person; and none of the Company Intellectual Property has been submitted to any licensing entity, standards body or representative thereof for a determination of essentiality to or inclusion in an industry standard, nor has any request been made therefor by a third party.

(k) To the knowledge of the Company, except as described in Section 2.10(k) of the Company Disclosure Schedule, no Product materially fails to conform to the applicable warranty, or contains any material bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that materially and adversely affects the use, functionality or performance of such Product or any Product using, containing or including such Product.

(l) To the knowledge of the Company, no Company Intellectual Property which the Company maintains as a trade secret or confidential information is subject to any obligation or condition with respect to open source software (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) which requires the public disclosure or public licensing of any such Company Intellectual Property or imposes any other material restriction with respect to such Company Intellectual Property, except for such Company Intellectual Property that is described in Section 2.10(l) of the Company Disclosure Schedule.

(m) Neither the Company nor any of its subsidiaries is obligated to indemnify, defend, hold harmless or reimburse any other Person with respect to, and has not otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential infringement, misappropriation, or other violation of any Intellectual Property of any Person, other than for all indemnification obligations of the Company or its subsidiaries to their customers entered into in connection with the Products sold or distributed by the Company or its subsidiaries to such customers, including software development kits licensed to such customers, in which there is a monetary limitation of liability for such obligations which does not exceed the aggregate revenues for the sales of Products to such customers.

2.11 Environmental Matters. Neither the Company nor any of its subsidiaries is, or at any time has been, in violation of any Environmental Laws in any material respect. To the Company’s knowledge, no material expenditures are or will be required in order to comply with any Environmental Laws. As used herein, “Environmental Laws” means all Laws governing, regulating or otherwise affecting the environment, or occupational health or safety, including the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act, the federal Comprehensive Environmental Response, Compensation and Liability Act, the federal Toxic Substances Control Act and their state and local counterparts. The term “Hazardous Materials” means the existence in any form of polychlorinated biphenyls, asbestos or asbestos containing materials, urea formaldehyde foam insulation, oil, gasoline, petroleum, petroleum products and petroleum-derived substances (other than in vehicles operated in the ordinary course of business), pesticides and herbicides, and any other chemical, material or substance regulated under any Environmental Laws. The Company and its subsidiaries have operated all facilities and properties owned, leased or operated by them in material compliance with the Environmental Laws; and no Hazardous Materials have been stored, used, disposed of, treated, released or discharged by the Company or any of its subsidiaries in material violation of Environmental Laws. Neither the Company nor any of its subsidiaries has received any notice from any Governmental Entity claiming any material violation of any Environmental Law, or requiring any material work, repairs, construction, investigation, alterations, noise reduction, cleanup or installation, that has not been fully complied with; and neither the Company nor any of its subsidiaries has received any notice claiming that a

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release of Hazardous Materials has occurred or exists on, in or under any facility or property owned, leased or operated currently or in the past by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has in its possession any reports of environmental consultants prepared in the five-year period prior to the Execution Date and relating to the properties of the Company or its subsidiaries.

2.12 Taxes.

(a) The Company and each of its subsidiaries has timely filed all material Tax Returns that it was required to file, and such Tax Returns are true, correct and complete in all material respects. All material Taxes required to have been paid by the Company or any of its subsidiaries (whether or not shown on any Tax Return) have been paid in full on a timely basis or are currently being disputed in good faith and have been fully reserved against on the Company Balance Sheet. The amount of the Company’s liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed in any material respect the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the Company Balance Sheet, as adjusted for operations and transactions in the ordinary course of business since the Company Balance Sheet Date in accordance with past custom and practice and as adjusted for any changes in Law after the Execution Date. The Company and each of its subsidiaries has withheld and paid over all material Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto. There are no liens for Taxes on the assets of the Company or any of its subsidiaries, other than liens for Taxes not yet due and payable.

(b) No Tax Return of the Company or any of its subsidiaries has been audited during the last four (4) years or is presently being audited. Neither the Company nor any of its subsidiaries has been notified formally or informally during the last twenty-four (24) months by any Governmental Entity that any of its Tax Returns may be audited or challenged.

(c) Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of any Tax or agreed to an extension of time with respect to any Tax assessment or deficiency, in each case, that has not previously expired.

(d) During the last three (3) years, neither the Company nor any of its subsidiaries has received written notice of any claim by a Governmental Entity in a jurisdiction in which the Company or any of its subsidiaries did not file Tax Returns that the Company or any of its subsidiaries is or may be subject to taxation by such jurisdiction.

(e) Neither the Company nor any of its subsidiaries is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or similar Contract. Except as set forth in Schedule 2.12(e)(i), neither the Company nor any of its subsidiaries is a party to any joint venture, partnership, or other arrangement or Contract that could be treated as a partnership or “disregarded entity” for U.S. federal income tax purposes. Schedule 2.12(e)(ii) sets forth the entity classification status (as well as “controlled foreign corporation”) for U.S. federal income tax purposes of each of the Company’s non-U.S. subsidiaries, and specifies whether such status is by default or by an entity classification election.

(f) The Company and its subsidiaries listed on Section 2.12(f) of the Company Disclosure Schedules constitute an affiliated group filing consolidated federal income Tax Returns. Neither the Company nor any of its subsidiaries has been a member of an affiliated group filing consolidated federal income Tax Returns other than a group the only members of which were the Company and its subsidiaries.

(g) Neither the Company nor any of its subsidiaries has become obligated to make, or will as a result of any event connected directly or indirectly with any transaction contemplated hereby become obligated to make, any “excess parachute payment” as defined in Section 280G of the Code (without regard to Subsection (b)(4) thereof) nor any payment that would not be deductible by reason of Section 162(m) of the Code. There is no written or unwritten agreement, plan, or other Contract by which the Company or any of its subsidiaries are bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

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(h) Neither the Company nor any of its subsidiaries has been or, to its knowledge, will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) beginning after the Closing Date pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger other than any such adjustments required as a result of the Merger.

(i) Neither the Company nor any of its subsidiaries has filed any disclosures under Section 6662 of the Code or a comparable provision of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Except as set forth on Schedule 2.12(i), neither the Company nor any of its subsidiaries has engaged in a “reportable transaction” within the meaning of the Treasury Regulations under Section 6011 of the Code.

(j) Neither the Company nor any of its subsidiaries is currently or has been a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code) during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code.

(k) Neither the Company nor any of its subsidiaries has been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the three (3) year period ending as of the Closing Date.

(l) Neither the Company nor any of its subsidiaries has been required to include any amount in gross income under Section 951 of the Code, and, to the knowledge of the Company, neither the Company nor any of its subsidiaries will be required to do so prior to the Closing Date.

2.13 Employee Benefit Plans.

(a) Section 2.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of each pension, profit-sharing, savings, retirement, employment, collective bargaining, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company or any of its subsidiaries is the owner, the beneficiary or both), Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe benefit plan, program, policy, practice or Contract, whether written or oral, formal or informal, including each such “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other such employee benefit plan, program, policy, practice or Contract, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) (i) under which any current or former employee, director, consultant or independent contractor of the Company has any present or future right to benefits and (ii) that is maintained, sponsored or contributed to by the Company or any subsidiary, or which the Company or any subsidiary has any obligation to maintain, sponsor or contribute, or (iii) with respect to which the Company or any subsidiary has any direct or indirect liability, whether contingent or otherwise (each, a “Company Plan”).

(b) The Company has provided to Parent with respect to each applicable Company Plan true and complete copies of: (i) the annual report (if required under ERISA) with respect to each such Company Plan for the last three (3) years (including all schedules and attachments); (ii) the summary plan description (if required by ERISA), together with each summary of material modification required under ERISA with respect to such Company Plan; (iii) each written Company Plan (including all amendments not incorporated into the documentation for each such plan); (iv) all trust agreements, insurance Contracts, and similar instruments with respect to each funded or insured Company Plan; (v) all nondiscrimination and top-heavy

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testing reports for the last three (3) plan years with respect to each Company Plan that is subject to nondiscrimination and/or top-heavy testing; and (vi) any investment management agreements, administrative services Contracts or similar Contracts that are in effect as of the date hereof relating to the ongoing administration and investment of any Company Plan.

(c) No Company Plan is, and neither the Company nor any Person that, together with the Company or any subsidiary, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and the regulations thereunder (an “ERISA Affiliate”) thereof currently maintains, contributes to or participates in, nor does the Company or any ERISA Affiliate have any obligation to maintain, contribute to or otherwise participate in, or have any liability or other obligation (whether accrued, absolute, contingent or otherwise) under, any (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iii) “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), or (iv) plan that is subject to the provisions of Title IV of ERISA or Section 412 of the Code. No Company Plan is maintained through a human resources and benefits outsourcing entity, professional employer organization, or other similar vendor or provider.

(d) Neither the Company nor any ERISA Affiliate has ever sponsored, maintained, administered, contributed to, had any obligation to contribute to, or incurred any other liability under or with respect to any Company Plan that provides health, life or other coverage for former directors, officers or employees (or any spouse or former spouse or other dependent thereof), other than benefits required by Section 4980B of the Code, Part 6 of Title I of ERISA, or similar provisions of state Law.

(e) Each Company Plan (and each related trust, insurance Contract or fund) has been maintained, funded and administered in accordance with its governing instruments and all applicable Laws including GAAP, ERISA and the Code. All payments by the Company or any ERISA Affiliate thereof required by any Company Plan, by any collective bargaining agreement or by applicable Law (including all employee and employer contributions, insurance premiums and intercompany charges) have been timely made. All unpaid amounts attributable to any such Company Plan for any period prior to the Closing Date have been or will be accrued on the Company Financial Statements in accordance with GAAP and, except to the extent of such accruals, the Company has no material liability arising out of or in connection with the form or operation of the Company Plans or benefits accrued thereunder on or prior to the Closing Date.

(f) Each Company Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified and has received and is entitled to rely upon a favorable determination letter or opinion letter from the Internal Revenue Service (“IRS”) with respect to such Company Plan as to its qualified status under the Code. To the knowledge of the Company, nothing has occurred that could reasonably be expected to adversely affect such determination or opinion. No Company Plan currently holds or within the past five (5) years has held securities of the Company or any ERISA Affiliate.

(g) Neither the Company nor any subsidiary is a party to, or otherwise obligated under, any Contract, plan or program that provides for the gross-up of taxes imposed by Section 409A(a)(1)(B) of the Code.

(h) With respect to each applicable Company Plan and except as provided in Section 2.13(h) of the Company Disclosure Schedule, (i) there are no actions, suits or claims pending or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any such Company Plan or fiduciary thereto or against the assets of any such Company Plan; and (ii) there are no audits, inquiries or Proceedings pending or, to the knowledge of the Company, threatened by any governmental authority with respect to any Company Plan.

(i) Except as provided in Section 2.13(i) of the Company Disclosure Schedule, (i) each Company Plan that is an “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA) that is not a medical expense reimbursement arrangement subject to Sections 105 and 125 of the Code and is not provided exclusively through insurance Contracts or policies issued by an insurance company, health

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maintenance organization, or similar organization unrelated to the Company or any of its ERISA Affiliates is subject to a stop loss insurance policy under which the Company is an insured party, (ii) the Company has complied with all the terms of such stop loss policy and has timely paid all premiums owing with respect to such stop loss policy through the date of this Agreement, and (iii) the transactions contemplated by this Agreement will not cancel, impair or reduce amounts payable under any such stop loss insurance policy.

(j) The consummation of the transactions contemplated by this Agreement will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under, any Company Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, or any other material liability for the Company or Parent.

(k) Each Company Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Surviving Corporation, any ERISA Affiliates or Parent (except for benefits protected under Section 411(d) of the Code or Section 204(g) of ERISA and other than ordinary administration expenses typically incurred in a termination event). None of the Company Plans will be subject to any surrender fees, deferred sales charges, commissions or other fees upon termination other than the normal and reasonable administrative fees associated with their amendment, transfer or termination.

2.14 Certain Agreements Affected by the Merger. Except pursuant to the terms set forth in this Agreement or the terms of the Company Options, Restricted Stock Unit Awards or Company ESPP and except for payments under plans, Contracts or bonus arrangements existing on the Execution Date with respect to those Persons, in each case, as set forth in Section 2.14 of the Company Disclosure Schedule (and with respect to payments under such plans, Contracts or bonus arrangements, in the amounts for each such Person previously provided in writing to Parent), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including any severance, unemployment compensation, golden parachute or bonus payment) becoming due to any director, officer, agent or employee of the Company or any of its subsidiaries or any other third party, (ii) materially increase any benefits otherwise payable by the Company or any of its subsidiaries to their respective employees or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.15 Employee Matters.

(a) The Company and its subsidiaries have or will, as of the Effective Time, have paid all bonuses due to each of their respective employees with respect to work performed by such employee in calendar year 2007. Except for payments under plans, Contracts or bonus arrangements existing on the Execution Date and with respect to those Persons, in each case, as set forth in Section 2.14 of the Company Disclosure Schedule (and with respect to payments under such plans, Contracts or bonus arrangements, in the amounts for each such Person previously provided in writing to Parent) or as set forth on Section 2.15(a) of the Company Disclosure Schedule, (i) the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisers of the Company and its subsidiaries are such that their employment or engagement may be terminated at will with notice given at any time and without liability for payment of compensation or damages, (ii) there are no severance payments that are or could become payable by the Company or any of its subsidiaries to any such person under the terms of any Contract, and (iii) to the knowledge of the Company, there are no Contracts between any employee of the Company or any of its subsidiaries and any other Person that would restrict, in any manner, such Person’s ability to perform services for the Company or Parent or any of their respective subsidiaries or the right of any of them to compete with any Person or the right of any of them to sell to or purchase from any other Person.

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(b) As of the Execution Date, Section 2.15(b) of the Company Disclosure Schedule lists all employees of the Company and its subsidiaries who are currently on a leave of absence (whether paid or unpaid), the reasons for such leave of absence, the expected return date and whether reemployment of each such employee is guaranteed by Contract or applicable Laws (including the Family and Medical Leave Act).

(c) All Persons classified by the Company or any of its subsidiaries as independent contractors do satisfy and have satisfied the requirements of Law to be so classified, and the Company and its subsidiaries have fully and accurately reported their respective compensation on IRS Forms 1099 when required to do so. No individual who has performed services for or on behalf of the Company or any of its subsidiaries and who has been treated by the Company or any of its subsidiaries as an independent contractor is classifiable as a “leased employee” within the meaning of Section 414(n)(2) of the Code with respect to the Company or such subsidiary. Section 2.15(c) of the Company Disclosure Schedule lists, by site, all employees of the Company and its subsidiaries who have been terminated, whose work hours have been reduced, or who have otherwise experienced employment loss (as defined by the WARN Act) within 6 months prior to the date hereof.

(d) To the Company’s knowledge, neither the Company nor any of its subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Neither the Company nor any of its subsidiaries has any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union Contract, nor does the Company know of any activities or proceedings of any labor union or organization of any such employees.

(e) To the Company’s knowledge, no third party has claimed or has reason to claim that any employee or other Person affiliated with the Company or any of its subsidiaries (i) is in violation of any term of any employment Contract, patent disclosure agreement, noncompetition agreement or any restrictive covenant with such third party; (ii) has disclosed or utilized any trade secret or proprietary information or documentation of such third party; or (iii) has interfered in the employment relationship between such third party and any of its present or former employees.

(f) As of the Execution Date, no employee with a title of Director or higher or any team (or substantial portion of the members of any team) the loss of which would be material to the operations of the Company and its subsidiaries, taken as a whole, has given notice to the Company or its subsidiaries, nor to the Company’s knowledge does any such employee or team (or substantial portion of such team) intend to terminate his or her employment with the Company or any of its subsidiaries.

2.16 Insurance. The Company has made available to Parent all material policies of insurance for the Company and each of its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its subsidiaries are otherwise in compliance with the terms of such policies and bonds. The Company does not have knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.17 Compliance With Laws. Each of the Company and its subsidiaries is, and since December 31, 2005 has been, in compliance with all applicable Laws and judgments, and to the Company’s knowledge no condition or state of facts exists that is reasonably likely to give rise to a violation of, or a liability or default under, any such applicable Law or judgment, other than such failures to comply, conditions or states of fact as have, individually or in the aggregate, not had and would not reasonably be expected to result in a Company Material Adverse Effect.

2.18 Brokers’ and Finders’ Fees. Except for its engagement letter dated November 21, 2007 with ThinkEquity Partners LLC, the Company has not incurred, nor will it incur, directly or indirectly, any liability for

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brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement, the Merger or any other transaction contemplated hereby. The Company has furnished to Parent accurate and complete copies of all Contracts under which any such finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges have been paid or may become payable to, and all indemnification and other Contracts related to the engagement of ThinkEquity Partners LLC.

2.19 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date set for the Company Stockholders Meeting in favor of the adoption of this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any of the Company Capital Stock necessary to approve this Agreement and the transactions contemplated hereby under applicable Law and the Certificate of Incorporation and Bylaws of the Company.

2.20 Board Approval. The Board of Directors of the Company has unanimously (i) approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby, (ii) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (iii) resolved to recommend adoption of this Agreement and approval of the Merger to the stockholders of the Company ((i), (ii) and (iii), collectively, the “Company Board Recommendation”) and (iv) directed that this Agreement be submitted to the stockholders of the Company for their adoption. The actions taken by the Board of Directors of the Company constitute approval of the Merger, this Agreement and the other transactions contemplated hereby by the Board of Directors of the Company under the provisions of Section 203 of the Delaware Law such that the restrictions on “business combinations” as set forth in Section 203 of the Delaware Law do not apply to this Agreement or the transactions contemplated hereby.

2.21 Customers.

(a) Section 2.21 of the Company Disclosure Schedule lists the top ten (10) customers (the “Major Customers”) of the Company and its subsidiaries as a whole in terms of gross billings during the 2007 fiscal year; and no such Major Customer has canceled or otherwise terminated or made any written threat to the Company or any of its subsidiaries to cancel or otherwise terminate its relationship with the Company or any of its subsidiaries, or at any time on or after the Company Balance Sheet Date has decreased materially its usage of the services or products of the Company, and to the Company’s knowledge, no such Major Customer intends to cancel or otherwise terminate its relationship with the Company or any of its subsidiaries or to decrease materially its usage of the services or products of the Company or any of its subsidiaries.

(b) To the knowledge of the Company, no director, officer or other affiliate of the Company or any of its subsidiaries has or has had, directly or indirectly, any material economic or beneficial interest (other than in his or her role as director or officer of the Company or any of its subsidiaries or as the holder of any Company Common Stock) in any customer or supplier of the Company or any of its subsidiaries.

2.22 Material Contracts. Except for those Contracts listed in Section 2.22 of the Company Disclosure Schedule, indicating for each Contract the applicable sub-section of this Section 2.22 (such Contracts listed or required to be listed in Section 2.22 of the Company Disclosure Schedule (or any subsection thereof), together with the Contracts listed or required to be listed in Section 2.10 and Section 2.13 of the Company Disclosure Schedule (or any subsection thereof), being collectively referred to herein as the “Material Contracts”) neither the Company nor any of its subsidiaries is a party to or bound by:

(a) any (i) continuing customer, distributor, sales, agency or manufacturer’s representative Contract, (ii) continuing consulting, joint-venture, or partnership Contract or (iii) continuing joint R&D or technology sharing arrangements involving, in the case of any such Contract or arrangement, payments to the Company or its subsidiaries of more than $250,000 in the 2007 fiscal year;

(b) any continuing Contract with vendors for the purchase of materials, supplies, equipment or services involving in the case of any such Contract (i) payments by the Company of more than $250,000 in the 2007

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fiscal year or (ii) required minimum payments by the Company or its subsidiaries in any fiscal year subsequent to 2007 of more than $250,000 (excluding for purposes of this clause (ii) any such Contract that may be terminated by the Company or its subsidiaries upon notice of sixty (60) days or less without the Company or its subsidiaries incurring any liability in connection with such termination);

(c) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money or indebtedness, any currency exchange, commodities or other hedging arrangement or any leasing transaction involving payments in excess of $250,000 per year and of the type required to be capitalized in accordance with GAAP;

(d) any Contract for capital expenditures in excess of $250,000 in the aggregate or for the deferred purchase price for the purchase of any property with remaining payments in excess of $250,000 individually or $2,000,000 in the aggregate under all such Contracts;

(e) any Contract limiting, or purporting to limit, in any material respect, the freedom of the Company or its subsidiaries or affiliates at any time to engage in any line of business, to acquire any product or asset from any other Person, to sell any product or asset to, or to perform any service for, any Person, or to compete with any other Person, including any Contract providing for exclusivity or any similar requirement, granting to the other party “most favored nation” terms, or which could limit the freedom of Parent or any of its affiliates in any way with respect to the development, manufacture, marketing or distribution of their respective products or services or otherwise restricts any activity in respect of operation of their businesses;

(f) any Contract pursuant to which the Company or any of its subsidiaries is a lessor of real property or any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such personal property contact payments by the Company of more than $250,000 per year;

(g) any Contract with any Person with whom the Company does not deal at arm’s length, including any affiliate of the Company or any of its subsidiaries;

(h) any Contract that provides for the indemnification of any officer, director or employee;

(i) any agreement of guarantee, support, assumption or endorsement of, or any similar commitment or Contract with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person in which the amount at issue is greater than $250,000 in any individual case;

(j) any joint venture or partnership Contract;

(k) any continuing Contract in effect on the date hereof with any Major Customer, other than confidentiality, secrecy or non-disclosure agreements entered into in the ordinary course of business; or

(l) any other Contract that is material to the Company and its subsidiaries, taken as a whole.

2.23 No Breach of Material Contracts. All Material Contracts conform to the written form previously provided to Parent. Each of the Company and its subsidiaries has performed all of the obligations required to be performed by it as of the Execution Date and is entitled to all benefits under, and, to the Company’s knowledge, is not alleged to be in breach or default in respect of any Material Contract, other than such failures to perform, breaches or defaults as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Material Contracts is in full force and effect (except for those Material Contracts that expire after the Execution Date in accordance with their terms as of the Execution Date) and enforceable against the other party thereto, unamended except as provided to Parent, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company or its subsidiaries or, to the Company’s knowledge, with respect to the other contracting party, that, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract or would give any Person the right to exercise any remedy, or the right to any rebate, chargeback, refund, penalty or change in delivery schedule, except to the extent such defaults, events of default, remedies, rebates, chargebacks, refunds, penalties or changes have not had and would not be reasonably expected to have a Company Material Adverse Effect.

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2.24 Material Third Party Consents. Section 2.24 of the Company Disclosure Schedule lists all Contracts that require a notice of or novation or consent to the authorization, approval, execution, delivery or performance by the Company of this Agreement or the consummation of the Merger or change of control, as the case may be, prior to the Effective Time so that such Contracts remain in full force and effect after the Closing (without any changes to the terms thereof, and without giving rise to any right of termination, cancellation or acceleration or any obligation or loss of any benefit pursuant to the terms thereof) that, if not delivered or obtained, would (individually or in the aggregate) have or reasonably be expected to have a Company Material Adverse Effect.

2.25 Real Property Leases.

(a) Neither the Company nor any of its subsidiaries owns or has owned any real property. Section 2.25(a) of the Company Disclosure Schedule sets forth a list of all leases, licenses or similar Contracts to which the Company or any of its subsidiaries is a party, that are for the use or occupancy of real estate owned by a third party (“Leases”) (copies of which have previously been furnished to Parent), in each case, setting forth: (i) the lessor and lessee thereof and the commencement date and term of each of the Leases, and (ii) the street address or legal description of each property covered thereby (the “Leased Premises”). The Leases are in full force and effect in all material respects, enforceable against the other parties thereto, and have not been amended. Neither the Company nor any of its subsidiaries and, to the knowledge of the Company, no other party thereto, is in default or breach under any such Lease and no event has occurred by the Company or any of its subsidiaries that, with the passage of time or the giving of notice or both, would cause a breach of or default of the Company or any of its subsidiaries under any of such Leases, except to the extent such default would not have or would not reasonably be expected to have a Company Material Adverse Effect. Either the Company or its subsidiaries have valid leasehold interests in each of the Leased Premises.

(b) With respect to the Leased Premises,

(i) there are no pending or, to the knowledge of the Company, threatened condemnation proceedings, suits or administrative actions relating to any such parcel or other matters affecting adversely the current use, occupancy or value thereof,

(ii) to the knowledge of the Company, all improvements, buildings and systems on any such parcel are in good repair and safe for their current occupancy and use,

(iii) neither the Company nor any of its subsidiaries has subleased, licensed or otherwise granted to any party or parties the right of use or occupancy of any such parcel or any portion of any such parcel, and there are no parties (other than the Company and its subsidiaries) in possession of any such parcel or any portion of any such parcel,

(iv) to the knowledge of the Company, there are no outstanding options or rights of first refusal or similar rights to purchase any such parcel or any portion thereof or interest therein, and

(v) each such parcel abuts on and has adequate direct vehicular access to a public road and there is no pending or, to the knowledge of the Company, threatened termination of such access.

2.26 Certain Payments. None of the Company, any of its subsidiaries, or any officer, director, employee, agent or representative of the Company or any of its subsidiaries has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds that was incorrectly recorded on the books and records of the Company or any of its subsidiaries, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction that they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

2.27 Proxy Statement/Proxy. The information included or incorporated by reference in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company, on the date of any

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amendment of supplement to the Proxy Statement and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub and relating to Parent or Merger Sub that is contained in the Proxy Statement.

2.28 Opinion of Financial Advisor. The Company has been advised in writing by its financial advisor, ThinkEquity Partners LLC, that in such advisor’s opinion, as of the date hereof, the consideration to be received by the stockholders of the Company is fair, from a financial point of view, to the stockholders of the Company, a copy of which opinion has been delivered to Parent.

2.29 Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover Law (each, a “Takeover Statute”) is applicable to the Merger, except for such Laws as to which all necessary actions have been taken by the Company and its Board of Directors to render such Laws inapplicable to this Agreement and the transactions contemplated hereby and thereby and to permit the consummation of the Merger in accordance with the terms hereof.

2.30 Government Contracts. Neither the Company nor any of its subsidiaries is or has been a party to or bound by any Contract or subcontract where the ultimate customer is a Governmental Entity and which would subject the Company or any of its subsidiaries to procurement-related statutes or regulations.

2.31 Company Products. There is no pending or, to the knowledge of the Company, threatened, recall or investigation related to a defect of any Product sold by the Company or any of its subsidiaries.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

3.1 Organization, Standing and Power. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of organization. Each of Parent and Merger Sub has the corporate power to own their respective properties and to carry on their respective businesses as now being conducted and are each duly qualified to do business and are in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have, or would reasonably be expected to result in, a Parent Material Adverse Effect. Parent is the owner of all outstanding shares of capital stock of Merger Sub.

3.2 Authority.

(a) Parent and Merger Sub each have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, as applicable.

(b) This Agreement has been duly executed and delivered by each of Parent and Merger Sub, as applicable, and each constitutes the valid and binding obligations of Parent and Merger Sub enforceable against each by the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both),

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or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub, or (ii) any material mortgage, indenture, lease, Contract or other permit, concession, franchise, license, judgment, order, decree or Law applicable to Parent, Merger Sub or their respective properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions in subsection (ii) would not have had and would not be reasonably expected to have a Parent Material Adverse Effect.

(c) Except as otherwise would not be reasonably expected to have a Parent Material Adverse Effect, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger, as provided in Section 1.2, (ii) any filings as may be required under applicable federal, state and local securities Laws and the securities Laws of any foreign country, and (iii) such filings as may be required under HSR and any other applicable antitrust or anti-competition Laws of any foreign country.

3.3 Board and Stockholder Approval. The Board of Directors of Parent has approved this Agreement. No action is necessary on the part of the stockholders of Parent in connection with this Agreement or the Merger.

3.4 Proxy Statement/Proxy. The information relating to Parent that is provided by Parent in writing for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Company Stockholders Meeting and at the Effective Time, as amended or supplemented at such time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company or relating to the Company that is contained in the Proxy Statement.

3.5 Funds. Parent and Merger Sub have and, as of the Effective Time, will have sufficient funds to consummate the Merger and the other transactions contemplated hereby in accordance with the terms set forth herein and to perform their respective obligations hereunder.

3.6 Litigation. As of the date hereof, neither Parent nor Merger Sub are engaged in, or a party to, or threatened with, any civil, criminal, administrative or other similar actions, suits, claims, proceedings or other investigations before any Governmental Entity that seeks to restrain, invalidate or modify the terms or conditions of the Merger or any other transactions contemplated by this Agreement.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business of the Company. From the Execution Date through the earlier of the termination of this Agreement or the Effective Time, the Company shall (except as consented to in writing by Parent or as otherwise required by this Agreement) carry on its business, and cause its subsidiaries to carry on their respective businesses, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all legal requirements and the requirements of all of the Material Contracts. The Company further shall pay, and cause its subsidiaries to pay, all debts and material Taxes when due, subject to good faith disputes over such debts or Taxes, and to pay and perform, and cause its subsidiaries to pay and perform, in all material respects all other obligations when due. The Company shall use commercially reasonable efforts to preserve intact its and its subsidiaries’ present business organizations, to keep available the services of its and its subsidiaries’ present officers and key employees and to preserve its and its subsidiaries’ relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with any of them.

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4.2 Restriction on Conduct of Business of the Company. From the Execution Date through the earlier of the termination of this Agreement or the Effective Time, except as set forth in Section 4.2 of the Company Disclosure Schedule, the Company shall not do, cause or permit any of the following, with respect to itself or any of its subsidiaries, without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned:

(a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

(b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends or other distributions by any subsidiary only to the Company or any direct or indirect wholly owned subsidiary of the Company; or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock (other than repurchases or redemptions of capital stock in the ordinary course of business for the purpose of applicable deductions and withholdings required by Law under Restricted Stock Unit Awards outstanding as of the Execution Date);

(c) Stock Option Plans. Except as required by written contractual agreements existing as of the Execution Date (as described or disclosed pursuant to Sections 2.2(d) or 2.15(a)), accelerate, amend or change the period of exercisability or vesting of options, securities or other rights granted under the Company Stock Option Plans or authorize cash payments in exchange for any options or other rights granted under any of the above;

(d) Material Contracts. Amend or otherwise modify or waive any of the terms of any of the Material Contracts other than in the ordinary course of business or enter into any Contract (or amend or modify any Contract to contain provisions) (i) that grants any Person exclusive rights or “most favored party” rights of any type or scope, (ii) that provides any Person with equity, as compensation or otherwise, or (iii) that contains any non-competition clauses or other material restrictions relating to its or any of its affiliates’ business activities;

(e) Issuance of Securities. Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, or purchase or redeem, or propose the purchase or redemption of, any shares of its capital stock or other equity or similar interests or securities convertible into, or any subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue, any such shares, interests or other convertible securities, or grant or provide, or agree or commit to grant or provide, any Restricted Stock Unit Awards or any other benefits measured in whole or in part by the value of shares of Company Capital Stock or any other equity or similar interests in the Company or any of its subsidiaries, other than the issuance of shares of Company Common Stock pursuant to (i) the exercise of Company Options issued and outstanding on the Execution Date as described in Section 2.2 and (ii) the Company ESPP pursuant to Section 5.8(b) hereof.

(f) Intellectual Property. (i) Transfer, license or otherwise convey to any Person any Company Intellectual Property or any rights with respect to any Company Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business, (ii) fail to pay all registration, maintenance or renewal fees that must be paid by the Company or any of its subsidiaries to, or to file all documents or certificates (including any responses to office actions) that must be filed with, or to take any other actions that must be taken by the Company or any of its subsidiaries with, the relevant patent, copyright, trademark or similar authority in the United States or any foreign jurisdiction that, if not taken, will result in the abandonment of, or any other material adverse effect with respect to, any Company Registered Intellectual Property, or (iii) otherwise take or omit to take any action where such action or omission would result in the abandonment of or any other material adverse effect with respect to any Company Intellectual Property material to the operations of the Company;

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(g) Exclusive Rights. Enter into or amend in any material respect any Contracts pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of the Company’s or its subsidiaries’ products, Technology, or Intellectual Property;

(h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets that are material, individually or in the aggregate, to its business, taken as a whole;

(i) Indebtedness. Incur any indebtedness for borrowed money under existing credit lines or otherwise, or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(j) Leases. Enter into any material operating lease;

(k) Payment of Obligations. Pay, discharge, waive, settle or satisfy, except in the ordinary course of business for amounts that, together with related amounts, are not in excess of $250,000, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), except for payment of legal, accounting and banking fees in connection with this Agreement and the transactions contemplated hereunder;

(l) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business in amounts that, together with all other such expenditures, additions and improvements, are not in excess of $250,000;

(m) Accounts. Change in any material respect the terms of any of its accounts or other payables or receivables, or take any action directly or indirectly to cause or encourage any acceleration or delay in the payment, collection or generation of its accounts or receivables, or fail (other than in the ordinary course of business) to maintain current levels of inventory;

(n) Other Expenses. Except in the ordinary course of business, commit to or incur any other expenses (excluding discharge of indebtedness that is addressed in (k) above and capital expenditures that are addressed in (l) above) in an amount in excess of $250,000, and except for payment of legal, accounting and banking fees in connection with this Agreement and the transactions contemplated hereunder;

(o) Insurance. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

(p) Termination or Waiver. Terminate or waive any right of any material value to the Company or any of its subsidiaries;

(q) Employee Benefit Plans; New Hires; Pay Increases. (i) Adopt or amend any Company Plan (or any plan or arrangement that would be a Company Plan if in effect on the Execution Date) or any other employee benefit or stock purchase or option plan, except as required under ERISA or as necessary to maintain the qualified status of such plan under the Code; (ii) hire any new officer level employee, or, except in the ordinary course of business, hire any other employee; (iii) increase the compensation (including salary, bonuses, commission and all other forms of remuneration) of any employee, officer, director, consultant or contractor; or (iv) grant or pay any bonuses (other than the “Deal Bonuses” previously provided to Parent in writing), benefits or other forms of direct or indirect compensation (provided that the Company may pay in the ordinary course of business benefits and compensation other than bonuses in amounts not in excess of the corresponding 2007 amounts) to any employee, officer, director, consultant or contractor;

(r) Severance Arrangements. Grant any severance or termination pay to any director, officer or any employee, except for payments made pursuant to the Company’s existing severance policies and written agreements outstanding on the Execution Date and described in Section 2.13(a) of the Company Disclosure Schedule;

(s) Lawsuits. Commence a lawsuit, other than (i) for the routine collection of bills, (ii) in such cases where the Company in good faith determines that failure to commence suit would result in the material

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impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement;

(t) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(u) Taxes. Other than as required by GAAP or other applicable Law or regulation, (i) make or change any material election in respect of Taxes, (ii) adopt or change any accounting method in respect of Taxes, (iii) file any material Tax Return or amendment thereto, (iv) enter into any closing agreement, (v) settle any material claim or assessment in respect of Taxes, or (vi) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(v) Revaluation. Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by GAAP;

(w) Employment Termination. Effect a plant closing, mass layoff, or other action requiring a notification to any Person under the WARN Act, or terminate the employment of, reduce the work hours of or otherwise cause an employment loss (as defined by the WARN Act) by, any employee or other individual; or

(x) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (w) above.

4.3 Acquisition Proposals.

(a) Except as expressly permitted by this Section 4.3, from the Execution Date through the earlier of the termination of this Agreement or the Effective Time the Company shall not, and the Company shall not permit or authorize any of its subsidiaries or any of the officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives (collectively, “Representatives”) of the Company or its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (provided that supplying nonpublic information in the ordinary course of business shall not be prohibited) the making, submission or announcement of any inquiry or proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal, or (ii) engage in, continue or otherwise participate in any negotiations or discussions regarding, disclose any information or data relating to (except as to the existence of these provisions), or afford access to the properties, books or records of the Company or any of its subsidiaries with respect to, any inquiry or proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal, or (iii) otherwise knowingly facilitate the making, submission or announcement of any Takeover Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.3(a) by any Representative of the Company or its subsidiaries shall be deemed to be a breach of this Section 4.3(a) by the Company.

(b) Notwithstanding anything to the contrary contained in Section 4.3(a), during the period beginning on the Execution Date and continuing until 11:59 p.m., Central Standard Time, on March 4, 2008 (the “Solicitation Period”), the Company, its subsidiaries and its and their respective Representatives shall be permitted to, directly or indirectly: (i) solicit, initiate, encourage and facilitate the making or submission of any Takeover Proposals, and (ii) engage in and otherwise participate in discussions and negotiations regarding, and furnish information with respect to, and take any other action to facilitate inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, a Takeover Proposal; provided that the Company shall not, and shall cause its subsidiaries and its and their respective Representatives not to, provide any non-public information with respect to the Company or any of its subsidiaries to any Person unless (x) the Company first receives from such Person an executed confidentiality agreement, the terms of which are at least as restrictive as the terms contained in the Non-Disclosure

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Agreement and do not prohibit the Company’s compliance with the terms hereof, and (y) promptly upon (and in any event within 24 hours of) furnishing to any such Person any non-public information that has not been previously furnished to Parent, the Company furnishes Parent such non-public information. Any Person with whom the Company, its subsidiaries or its or their respective Representatives engage in any of the actions described in clause (i) or (ii) above shall be referred to herein as a “Solicited Person”.

Subject to Section 4.3(c), upon expiration of the Solicitation Period, the Company shall: (i) immediately cease or cause to be immediately ceased any existing solicitation, encouragement, facilitation, discussion, negotiation or other action permitted by this Section 4.3(b) conducted by the Company, its subsidiaries or any of its and their respective Representatives and (ii) request the prompt return or destruction of all confidential information previously furnished to any Solicited Person at any time or any other Person solicited or contacted within 90 days prior to the Execution Date, in each case to the extent furnished in connection with the solicitation, discussion or negotiation of a Takeover Proposal. The Company shall not at any time, during or after the Solicitation Period, terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party with respect to any Takeover Proposal, and shall during all such times use reasonable best efforts to enforce the provisions of any such agreement; provided that if the Company’s consent is sought by a party subject to a standstill agreement to make a Takeover Proposal solely to the Company Board in a nonpublic manner, the Company may provide such consent to the making of such Takeover Proposal in such manner (so long as the Company complied with Section 4.3(a) with respect to such Takeover Proposal and all other terms and conditions of this Agreement continue to apply with respect to such Takeover Proposal). The Company further shall not at any time prior to the earlier of the Effective Time or the termination of this Agreement, whether during or after the Solicitation Period, take any action to exempt any Person (other than Parent and Merger Sub and their affiliates) from the restrictions contained in Section 203 of the Delaware Law or any other Takeover Statute.

(c) Notwithstanding anything to the contrary in this Agreement, prior to the time, but not after, the Requisite Stockholder Approval is obtained, the Company, in response to a bona fide written Takeover Proposal that was not solicited in any manner on or after the Execution Date (or in the case of a Takeover Proposal from a Solicited Person was solicited only in compliance with, and only to the extent permitted by, Section 4.3(b)) and that did not result from any breach in any material respect of this Section 4.3, may (A) provide information regarding the Company and its subsidiaries in response to a request therefor by the Person making such Takeover Proposal, but only if (x) the Company first receives from the Person so requesting such information an executed confidentiality agreement on terms not less restrictive to the other party than those contained in the Non-Disclosure Agreement and that do not prohibit the Company’s compliance with the terms hereof, and (y) the Company promptly (and in any event within 24 hours) discloses (and, if applicable, provides copies of) any such non-public information to Parent to the extent not previously provided to Parent; and (B) engage or participate in discussions or negotiations with such Person regarding such Takeover Proposal, but in the case of both clause (A) and (B) above only if and to the extent that, prior to taking any such action, (x) the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such actions are necessary to comply with the directors’ fiduciary duties under applicable Law and (y) the Board of Directors of the Company has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Takeover Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal.

(d) Except as permitted in the following paragraph, the Company’s Board of Directors and each committee thereof shall not: (1) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Board Recommendation, or approve, endorse or recommend, or propose to approve, endorse or recommend, any Takeover Proposal; or (2) except as expressly permitted by, and after compliance with, Section 7.1(a)(vi)(B), cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other Contract (other than a confidentiality agreement referred to in Section 4.3(b) or (c) entered into in compliance with Section 4.3(b) or (c)) relating to or intended to or that could reasonably be expected to lead to any Takeover Proposal.

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Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Requisite Stockholder Approval is obtained, the Board of Directors of the Company may, in response to a Superior Proposal made after the Execution Date that was not solicited, initiated, encouraged or facilitated in breach of this Agreement, withhold, withdraw, qualify or modify the Company Board Recommendation or approve, recommend or otherwise declare advisable such Superior Proposal; provided that the Company shall not have violated in any material respect any of the terms of this Section 4.3 or Sections 5.1 and 5.2 and that before and as a condition to taking any such action, (i) the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that such action is necessary to comply with its fiduciary obligations under applicable Law, (ii) the Company notifies Parent, in writing and at least four (4) business days before doing so, of its intention to take such action, attaching to such notice the most current version of such Superior Proposal, (iii) Parent fails to make, within four (4) business days of receipt of such written notification, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable to the Company Stockholders from a financial point of view as such Superior Proposal, and (iv) concurrently with taking such action, the Company terminates this Agreement pursuant to Section 7.1(a)(vi)(B) and pays to Parent the Termination Fee Amount. The Company shall make its senior executives available for discussions with Parent and otherwise shall negotiate in good faith with Parent with respect to the terms and conditions of this Agreement and the Merger during such four (4) business day period. Any material amendment to any Takeover Proposal will be deemed to be a new Takeover Proposal for purposes of this Section 4.3(d), including with respect to the notice period referred to in this Section 4.3(d).

(e) Notwithstanding anything herein to the contrary (but subject to the Company’s right to terminate this Agreement pursuant to Section 7.1), the Company shall in all events call, give notice of, convene and hold the Company Stockholders Meeting and allow the Company Stockholders to vote on the Merger and transactions contemplated hereby, unless this Agreement shall have been terminated pursuant to Section 7.1 and the Company shall have paid to Parent all amounts then payable to Parent pursuant to Section 7.3(b). The Company shall not submit to the vote of the Company Stockholders any Takeover Proposal, or propose to do so, prior to termination of this Agreement.

(f) Except as prohibited by the terms effective as of the Execution Date of the confidentiality agreements executed by the Company or its subsidiaries prior to the Execution Date, the Company shall (i) notify Parent promptly, but in no event later than 24 hours, after receipt by it or any of its Representatives, of any Takeover Proposal (or any notice from any Person that such Person is considering making a Takeover Proposal) or any request or inquiry that is reasonably likely to relate to a Takeover Proposal, including any request for non-public information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries, which notice shall include a true and complete copy of such Takeover Proposal or notice, request or inquiry, if it is in writing, or a summary thereof, if it is not in writing, and in any event shall include the terms and conditions of the Takeover Proposal and the identity of the Person making such Takeover Proposal or notice, request or inquiry; and (ii) keep Parent informed on a daily basis in all material respects of the status and details of, and promptly (and in any event within 24 hours) respond to all inquiries from Parent relating to, any such Takeover Proposal or such notice, request or inquiry, and provide to Parent promptly (and in any event within 24 hours) upon receipt of all documents and correspondence exchanged between the Company or any of its Representatives and the Person making such Takeover Proposal or notice, request or inquiry. In addition, the Company shall provide Parent: (i) with at least 48 hours prior written notice (or such lesser prior notice as provided to the members of the Board of Directors of the Company) of any meeting of the Board of Directors of the Company at which the Board of Directors of the Company is reasonably expected to consider a Takeover Proposal or any related notice or inquiry; and (ii) with at least three (3) business days prior written notice (or such lesser prior notice as provided to the members of the Board of Directors of the Company) of any meeting of the Board of Directors of the Company at which the Board of Directors of the Company is reasonably expected to recommend a Superior Proposal to its stockholders, and together with such notice provide a copy of drafts of definitive documentation relating to such Superior Proposal.

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(g) Nothing in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act or making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company’s Board of Directors, failure to disclose such information would reasonably be expected to violate its obligations under applicable Law; provided that in no event shall the Company or the Board of Directors of the Company take any action prohibited by Section 4.3(d); and provided, further, that if such disclosure does not reaffirm the Company Board Recommendation or has the substantive effect of withdrawing or adversely modifying the Company Board Recommendation, such disclosure shall be deemed to be a change in the Company Board Recommendation and Parent shall have the right to terminate this Agreement as set forth in Section 7.1(a)(v)(C).

(h) For purposes of this Agreement, “Takeover Proposal” means any inquiry, offer or proposal for or relating to or any indication of interest in (whether written or oral) any transaction or series of related transactions involving: (i) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or any of its subsidiaries, (ii) the acquisition in any manner, directly or indirectly, of 15% or more of the total voting power or of any class of equity securities of the Company or those of any of its subsidiaries, or (iii) the acquisition in any manner, directly or indirectly (including any lease or license), of 15% or more of the consolidated total assets of the Company and its subsidiaries, in each case other than the transactions contemplated by this Agreement; provided that a Takeover Proposal shall not include the transaction set forth on Section 4.3(h) of the Company Disclosure Schedule (but such transaction is expressly subject to Sections 4.2(h) and 4.2(x), and the parties acknowledge and agree that as to such transaction, Parent may, in its absolute discretion, withhold the consent required under Section 4.2).

(i) For purposes of this Agreement, “Superior Proposal” means a bona fide written Takeover Proposal that did not result from any breach of Section 4.3 made by a third party to acquire all or substantially all the assets (on a consolidated basis) of the Company or all (but not less than all) of the outstanding voting securities of the Company with respect to which the Company’s Board of Directors has determined in good faith (after consultation with its financial advisors and outside legal counsel) is both (x) more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement and (y) reasonably likely to be consummated without undue delay, taking into account, with respect to (x) and (y), among other things, all legal, financial (including the effect of any termination fee), regulatory aspects of the proposal, timing, approvals and consent requirements, any financing conditions or contingencies, and other aspects of the Takeover Proposal and the Person making the Takeover Proposal.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Proxy Statement. As soon as reasonably practicable (and in any event within twenty (20) business days) after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement that complies in form with applicable SEC requirements, for use in connection with the solicitation of proxies from the Company Stockholders in favor of the adoption of this Agreement and the approval of the Merger at the Company Stockholders Meeting (as may be amended or supplemented from time to time, the “Proxy Statement”). If, at any time prior to the Company Stockholders Meeting, any event or information should be discovered by the Company that should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent. The Company shall (i) give Parent a reasonable prior opportunity to comment on any filing of or amendment or supplement to the Proxy Statement and on any comments by the SEC and (ii) include in such document or response all comments reasonably proposed by Parent. The Company shall promptly advise Parent of any oral or written requests for amendment of the Proxy Statement or information with respect thereto or comments thereon by the SEC, and shall consult with Parent prior to making any responses thereto. The Company shall respond promptly and in good faith to all comments from the SEC and shall otherwise use its reasonable best efforts to cause the Proxy Statement to be cleared by the SEC as promptly as practicable. Subject

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to Section 4.3, the Proxy Statement shall include the recommendation of the Board of Directors of the Company that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger. The Company shall cause the Proxy Statement, at the time that it is mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting, to comply with applicable SEC requirements and to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that the Company makes no covenant with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent for inclusion or incorporation for reference therein.

5.2 Meeting of Stockholders. The Company shall take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of the Company Stockholders at which such stockholders will consider and vote on a proposal to adopt this Agreement and approve the Merger (the “Company Stockholders Meeting”) as promptly as practicable after the Execution Date, and in any event (to the extent permissible under applicable Law) within twenty (20) business days after the date upon which the Proxy Statement is first mailed to the Company Stockholders. The Company shall mail the Proxy Statement to the Company Stockholders within five (5) days after the date on which the SEC has indicated its clearance of the Proxy Statement. The Company shall also consult with Parent regarding the date of the Company Stockholders Meeting and, except as may be required by applicable Law, shall not postpone or adjourn (other than for the absence of a quorum) the Company Stockholders Meeting without the consent of Parent unless this Agreement is first terminated pursuant to Article VII. Subject to Section 4.3, the Company shall use reasonable best efforts to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement and the approval of the Merger, and shall take all other action required by the rules of the NASDAQ GlobalSelect Market, the Delaware Law and all other applicable Law to secure the vote or consent of the Company Stockholders to effect the Merger. Unless this Agreement has been terminated in accordance with Section 7.1, the obligation of the Company to hold the Company Stockholders Meeting shall not be limited or otherwise affected by any change in the Company Board Recommendation or by the commencement of any offer or other transaction relating to any Takeover Proposal.

5.3 Access to Information; Notice of Certain Matters.

(a) Upon reasonable notice, the Company shall afford Parent and its accountants, counsel and other representatives reasonable access during the period prior to the Effective Time or the earlier termination of this Agreement; provided that such access does not unreasonably disrupt the day-to-day operation of the Company, to (i) all of the Company’s properties, books, Contracts and records, and (ii) all other information concerning the business, properties and personnel of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

(b) The Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during the period prior to the Effective Time, to all Tax Returns of the Company and its subsidiaries and other records and workpapers relating to Taxes.

(c) Subject to compliance with applicable Law, from the Execution Date until the Effective Time or the earlier termination of this Agreement, the Company and Parent shall confer on a regular basis to report operational matters of materiality and the general status of ongoing operations of the Company.

(d) During the period from the Execution Date and prior to the Effective Time or the earlier termination of this Agreement, the Company shall promptly notify Parent in writing of the discovery by the Company:

(i) of any event, condition, fact or circumstance that causes, caused, constitutes or constituted a breach in any material respect of any representation or warranty made by the Company in this Agreement or any other agreement contemplated hereby;

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(ii) of any material breach of any covenant or obligation by the Company;

(iii) of any event, condition, fact or circumstance that may make the timely satisfaction of any of the covenants or conditions set forth in this Article V or Article VI impossible or unlikely; and

(iv) of any other event, condition, fact or circumstance that is, or could reasonably be expected to be, materially adverse (individually or in the aggregate) to the Company or its business, operations or condition, including any notice or other communication from any major customer or major supplier to the effect that such Person is terminating or otherwise materially adversely modifying its relationship with the Company or any of its subsidiaries.

(e) The Company shall promptly advise Parent, in writing, of any pending or, to the knowledge of the Company, threatened Proceeding against the Company and/or its directors relating to the transactions contemplated hereby, keep Parent fully informed regarding any such Proceeding, give reasonable consideration to any advice from Parent with respect to such Proceeding and give Parent the opportunity to participate in the defense or settlement of any such Proceeding, and no such Proceeding shall be settled without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

(f) On or prior to the Closing Date, the Company shall amend Section 2.10(d) of the Company Disclosure Schedule to list all registration, maintenance or renewal fees that must be paid by the Company or any of its subsidiaries during the three–month period following the Closing Date to, and all documents that must be filed within the three-month period following the Closing Date with, the relevant patent, copyright, trademark or similar authority in the United States or any foreign jurisdiction, and all other actions that must be taken by the Company or any of its subsidiaries, that, if not taken, will result in the abandonment of or any other material adverse effect with respect to any Company Registered Intellectual Property or any Business IP that is not Company Intellectual Property with respect to which the Company or any of its subsidiaries has prosecution and/or maintenance rights or obligations.

(g) Prior to the Closing Date, the Company shall provide to Parent written evidence of an assignment of assignor’s interest filed with the USPTO for each pending patent application identified on Section 5.3(g) of the Company Disclosure Schedule; provided that the parties agree that, if despite the Company’s commercially reasonable efforts to do so, the Company fails to provide such written evidence with respect to assignments of ten or fewer of such patent applications, the Company will not be in material breach of this Section 5.3(g).

5.4 Confidentiality. The parties acknowledge that Parent and the Company have previously executed a Non-Disclosure Agreement dated January 25, 2007 (the “Non-Disclosure Agreement”), which Non-Disclosure Agreement shall continue in full force and effect in accordance with its terms.

5.5 Public Statements and Disclosure. The Company and Parent shall consult with each other before issuing any press releases or otherwise making any public statements or other public (or non-confidential) disclosures (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue a press release or make any statements or disclosures without the prior written approval of the other (which consent shall not be unreasonably withheld, delayed or conditioned), except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange; provided that no such consultation or approval shall be required to make any disclosure or otherwise take any action permitted by the terms of Section 4.3.

5.6 Consents; Cooperation.

(a) Each of Parent and the Company shall promptly apply for or otherwise seek, and use their respective commercially reasonable efforts to obtain, all consents, waivers and approvals, and other actions or nonactions, and to give all necessary notices to, Governmental Entities and other Persons, required to be obtained or made by it for the consummation of the Merger, including those required under HSR and under

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any of their respective material Contracts. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other applicable antitrust or anti-competition Laws of any foreign country.

(b) Each of Parent and the Company shall use their respective commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws, Orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate and use their respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an “Order”), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Parent and the Company decide that litigation is not in their respective best interests. Each of Parent and the Company shall use their respective commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

(c) Notwithstanding anything to the contrary in Section 5.6(a) or (b), Parent and Merger Sub shall not be required to, and the Company and its subsidiaries shall not without the written consent of Parent, divest or hold separate, or enter into any licensing arrangement with respect to, any of its or its subsidiaries’ businesses, product lines or assets or to take or agree to take any other action or agree to any limitation with respect to any of its or its subsidiaries’ businesses (in each case including the Company and its subsidiaries).

(d) The Company shall use commercially reasonable efforts to furnish Parent, on or prior to the Closing Date, with evidence of the consent or approval of those Persons whose consent or approval shall be required in connection with the Merger under the Contracts of the Company set forth, or required to be set forth, on Section 2.24 of the Company Disclosure Schedule.

5.7 Legal Requirements. Each of Parent and the Company shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other Person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

5.8 Employee Benefit Plans.

(a) Section 16. The Company Board of Directors shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the deemed disposition and cancellation of the Company Options in the Merger.

(b) Company ESPP. The current offering period in progress under the Company ESPP shall be accelerated to the first business day immediately following the Execution Date (the “Final Purchase Date”) and any purchase rights held by a participant in the Company ESPP who has not withdrawn from the Company ESPP and whose participation in the current offering has not otherwise terminated prior to the

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Final Purchase Date shall be automatically exercised on the Final Purchase Date, using only those participants’ payroll deductions accumulated through the last day of the payroll period ending prior to the Execution Date. The Company ESPP will then be suspended so that on and after the Final Purchase Date no new offering periods (as defined in the Company ESPP) shall commence and no new participants shall enroll in the Company ESPP pending termination of the Company ESPP immediately prior to the Effective Time. At the Effective Time, shares of Company Common Stock purchased on the Final Purchase Date will be subject to the provisions of Section 1.6(a) of this Agreement. Parent shall cause the Surviving Corporation to pay amounts withheld for withholding Taxes, if any, promptly to the appropriate Governmental Entity. Parent shall cause the Surviving Corporation to promptly return to participants their respective accumulated payroll contributions not applied to the purchase of Company Common Stock under the Company ESPP, if any. The Company shall take all actions necessary to terminate the Company ESPP immediately prior to the Effective Time.

(c) Employee Plans.

(i) Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, the employees of the Company and its subsidiaries who continue employment with the Surviving Corporation or its subsidiaries (the “Continuing Employees”) will, to the extent permitted by applicable Law, be provided with retirement and welfare benefits (other than equity based benefits) under employee benefit plans that are substantially similar in the aggregate to those currently provided by Parent to its similarly situated employees. Parent shall use commercially reasonable efforts to cause any employee benefit plans in which Continuing Employees become entitled to participate to take into account for purposes of eligibility and vesting thereunder, except to the extent it would result in a duplication of benefits, service by employees of the Company and its subsidiaries as if such service were with Parent, to the same extent that such service was credited under a comparable Company Plan. With respect to any “employee welfare benefit plans” (within the meaning of Section 3(1) of ERISA) maintained by Parent and in which Continuing Employees become entitled to participate on or after the Effective Time (collectively, the “Parent Welfare Plans”), subject to the consent of any applicable insurance carrier, Parent shall or shall cause its applicable subsidiaries to, use its commercially reasonable efforts to (i) waive, or cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each such Continuing Employee under any Parent Welfare Plan, and (ii) provide credit to each such Continuing Employee for any co-payments, deductibles and out-of-pocket expenses paid by such employee under the Company Plans during the relevant plan year, up to and including the Effective Time; provided, that Parent’s obligations under this Section 5.8(c)(i) shall be contingent on the Company’s timely provision of a complete and accurate listing of such expenses incurred by the Continuing Employees from January 1, 2008 (or, if earlier, the first day of the applicable plan year or years) through the date on which their participation in the Parent Welfare Plans commences. Notwithstanding the foregoing, nothing contained in this Agreement shall (1) be treated as an amendment of any particular Company Plan, or limit in any way the ability of Parent or any of its subsidiaries or affiliates (including after the Effective Time the Surviving Corporation and its subsidiaries) to amend or terminate any particular Company Plan, (2) give any employee of the Company or any of its subsidiaries or any other third party any right to enforce the provisions of this Section 5.8 or (3) obligate Parent, the Surviving Corporation or any of their affiliates to (x) offer or maintain any particular benefit plan or type of compensation or employee benefit or (y) continue the employment of any particular employee.

(ii) Prior to the Effective Time, if requested by Parent, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, the Company shall (1) cause to be amended the employee benefit plans and arrangements of it and its subsidiaries to the extent necessary to provide that no employees of Parent and its subsidiaries shall commence participation therein following the Effective Time unless the Surviving Corporation or such subsidiary explicitly authorizes such participation and (2) cause the Company’s 401(k) Plan and any other Company Plans specified by

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Parent to be terminated effective immediately prior to the Effective Time. If Parent requests that any of the Company Plans be terminated, the Company shall adopt resolutions and shall take all other actions necessary to effect the termination of any such plans, to be effective immediately prior to the Effective Time, and shall provide to Parent executed resolutions by the Board of Directors of the Company authorizing the termination of any such plans.

5.9 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its subsidiaries to, honor and fulfill in all respects the obligations of the Company and its subsidiaries under any and all indemnification agreements disclosed in Section 2.22 of the Company Disclosure Schedule between the Company or any of its subsidiaries and any of its current or former directors and officers (the “Indemnified Parties”). In addition, for a period of six (6) years following the Effective Time, Parent shall (and shall cause the Surviving Corporation and its subsidiaries to) cause the certificate or articles of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification and exculpation that are at least as favorable to the beneficiaries thereof as the indemnification and exculpation provisions contained in the certificate or articles of incorporation and bylaws (or other similar organizational documents) of the Company and its subsidiaries immediately prior to the Effective Time, and, during such six-year period, such provisions shall not be amended, repealed or otherwise modified in any respect, except as required by applicable Law.

(b) For six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain in effect an officers’ and directors’ liability insurance policy (the “D&O Policy”) in respect of acts or omissions occurring on or prior to the Effective Time covering each such Person currently covered by such policy of the Company as in effect on the date hereof on terms that in the aggregate are no less favorable to such Persons than those of such policy of the Company as in effect on the date hereof, which policy may be a “tail” or “runoff” policy; provided that, in satisfying their obligations under this Section 5.9(b), Parent and Surviving Corporation shall not be obligated to pay annual premiums in excess of 150% of the Annual Premium or a premium for the tail or runoff policy in excess of 400% of the Annual Premium; provided, however, that if Parent and the Surviving Corporation would otherwise be required to expend more than 150% of the Annual Premium for an annual policy or more than 400% of the Annual Premium for such a tail or runoff policy, then they shall obtain as much comparable insurance as possible for an annual premium equal to 150% of the Annual Premium or a premium equal to 400% of the Annual Premium, as the case may be. Notwithstanding the foregoing, prior to the Effective Time, the Company may purchase a directors’ and officers’ liability insurance tail or runoff insurance program, in form and substance reasonably satisfactory to Parent, effective as of the Effective Time, covering a period of six (6) years from and after the Effective Time with respect to acts or omissions occurring on or prior to the Effective Time; provided that the premium for such coverage shall not exceed 400% of the Annual Premium. In the event that the Company purchases such a “tail” or “runoff” policy prior to the Effective Time, Parent and the Surviving Corporation shall maintain such tail or runoff policy in full force and effect in lieu of all other obligations of Parent and the Surviving Corporation under the first sentence of this Section 5.9(b) for so long as such tail or runoff policy shall be maintained in full force and effect. The Company represents to Parent that the amount per annum the Company paid for the D&O Policy for the period from October 18, 2007 to October 18, 2008 (the “Annual Premium”) is as set forth in Section 5.9(b) of the Company Disclosure Schedule. Neither Parent or the Company shall be deemed in breach of their obligations to maintain any insurance policy pursuant to this Section 5.9(b) as to any Indemnified Party that is denied coverage under such insurance policy by the issuer or underwriter thereof as a result of any act or omission of an Indemnified Person in connection with the application for such insurance policy or any claim thereunder.

(c) Each of the Indemnified Parties or other persons who are beneficiaries under the D&O Policy or the “tail” or “runoff” policy referred to in Section 5.9(b) (and their heirs and representatives) are intended to be

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third party beneficiaries of this Section 5.9, with full rights of enforcement as if a party hereto. The rights of the Indemnified Parties (and other persons who are beneficiaries under the D&O Policy or the “tail” or “runoff” policy referred to in Section 5.9(b) (and their heirs and representatives)) under this Section 5.9: (i) shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificate or articles of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company or any of its subsidiaries, or applicable Law (whether at law or in equity) and (ii) shall be binding upon all assigns of all or substantially all of the business of the Company or the Surviving Corporation and the successors of the Company and the Surviving Corporation.

5.10 Takeover Statutes. If any Takeover Statute shall become applicable to the transactions contemplated by this Agreement, the Company and the members of the Board of Directors of the Company shall grant all such approvals and use reasonable best efforts to take all such actions as are necessary so that the Merger and the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

5.11 Notices. The Company shall give all notices and other information required to be given to the employees of the Company and its subsidiaries, any collective bargaining unit representing any group of employees of the Company or any of its subsidiaries, if applicable, and any applicable Governmental Entity under the WARN Act, the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable Law in connection with the transactions provided for in this Agreement.

5.12 Further Assurances. Parent, Merger Sub and the Company shall use their respective commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE VI

CONDITIONS TO THE MERGER

No party may refuse to close as to any condition that remains unsatisfied where such party’s failure to fulfill its obligations under this Agreement shall have been the cause of, or resulted in, such condition’s not being satisfied; provided that no party shall be obligated to close in the absence of fulfillment of any such condition, where a closing without fulfillment of such condition would result in a violation of applicable Law.

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligation of each party to this Agreement to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) Stockholder Approval. The Requisite Stockholder Approval shall have been obtained.

(b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition shall be in effect that has the effect of preventing the consummation of the Merger, nor shall any Proceeding brought by a Governmental Entity that has jurisdiction over the Company or Parent or any of their respective affiliates seeking any of the foregoing be pending.

(c) No Illegality. No Law or Order shall have been enacted, entered, enforced or deemed applicable to the Merger that makes the consummation of the Merger illegal.

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(d) Governmental Approval. Parent, Merger Sub and the Company shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary to consummate the Merger, including such approvals, waivers and consents as may be required under HSR.

6.2 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any of which may be waived, in writing, by the Company:

(a) Representations, Warranties and Covenants.

(i) The representations and warranties of Parent set forth in this Agreement shall be true and correct on and as of the Execution Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except to the extent that any such representation and warranty of Parent speaks specifically as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except in each case where the failure to be true and correct has not had, and would not reasonably be expected to result in, a Parent Material Adverse Effect.

(ii) Parent shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by Parent as of the Closing Date.

(b) Certificate of Parent. The Company shall have received a certificate executed on behalf of Parent by an authorized officer to the effect set forth in Section 6.2(a).

6.3 Additional Conditions to the Obligations of Parent. The obligation of Parent to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any of which may be waived, in writing, by Parent:

(a) Representations, Warranties and Covenants.

(i) The representations and warranties of the Company (A) set forth in Sections 2.2 and 2.18 shall be true and correct as of the Execution Date and as of the Closing Date with the same effect as though made as of the Closing Date, other than any failure to be true and correct that individually or in the aggregate would not cause the aggregate of the amount of (x) net merger consideration (which term includes any amounts payable by Parent, the Surviving Corporation or the Company under Article I, Section 5.8(b) or, with respect to any equity interests (or phantom equity) of the Company not expressly provided for in Article I or Section 5.8(b), applicable Law or Contract, net of the exercise price or purchase price for any applicable Company Options, Restricted Stock Unit Awards, rights under the Company ESPP, or other equity interests or phantom equity) and (y) any brokers’ or finders’ fees to increase by more than $250,000, and (B) set forth in Section 2.4(h) and in the first sentence of Section 2.5 shall be true and correct as of the Execution Date and as of the Closing Date with the same effect as though made as of the Closing Date, in each case, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. All other representations and warranties of the Company contained herein (and, for these purposes, those portions of the representations and warranties in Section 2.2 that are not applicable to determining the merger consideration as described in the parenthetical in clause (x) of the preceding sentence) shall be true and correct, in each case as of the Execution Date and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent that any such representation and warranty speaks specifically as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Company Material Adverse Effect (it being understood that, for purposes of this second sentence of this Section 6.3(a)(i),

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all “Company Material Adverse Effect” and other materiality qualifications with respect to individual representations and warranties shall be disregarded).

(ii) The Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by the Company as of the Closing Date.

(b) No Company Material Adverse Effect. Since the Execution Date, there shall not have occurred any state of facts, change, event, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect that has not been remedied or otherwise cured.

(c) Certificate of the Company. Parent shall have received a certificate executed on behalf of the Company by its chief executive officer and chief financial officer to the effect set forth in Sections 6.3(a) and 6.3(b).

(d) Third Party Consents. Consents (in form and substance reasonably satisfactory to the Parent) from the counter-parties to each of the Contracts listed on Section 6.3(d) of the Company Disclosure Schedule shall have been obtained by the Company or the relevant subsidiary of the Company that is party to such Contract.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination.

(a) At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, this Agreement may be terminated with any termination by Parent also being an effective termination by Merger Sub:

(i) by mutual written consent duly authorized by each party’s Board of Directors;

(ii) by either Parent or the Company, if the Closing shall not have occurred on or before July 1, 2008; provided that the right to terminate this Agreement under this Section 7.1(a)(ii) shall not be available to any party whose action or failure to act has been the principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(iii) by either Parent or the Company, if the Requisite Stockholder Approval shall not have been obtained at the Company Stockholders Meeting or any postponement or adjournment thereof at which a vote on the adoption of this Agreement was taken;

(iv) by either Parent or the Company, if (x) any permanent injunction or other Order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, or (y) any Law or Order shall have been enacted, entered, enforced or deemed applicable to the Merger that makes the consummation of the Merger illegal;

(v) by Parent, if

(A) the Company shall breach any representation, warranty, obligation or agreement hereunder, or any representation or warranty of the Company hereunder shall have been inaccurate (other than a breach of Section 4.3 that is specifically addressed in subsection (B) below), in any case such that the conditions to Parent’s obligation to close the Merger set forth in Section 6.3(a) would not be satisfied at the Closing and such breach shall not have been cured within ten (10) business days of receipt by the Company of written notice of such breach; provided that the right to terminate this Agreement by Parent under this Section 7.1(a)(v)(A) shall not be available to Parent if Parent is at such time in breach of this Agreement; or

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(B) the Company or any of its subsidiaries or their respective officers, directors, employees or other Representatives have materially breached or materially violated Section 4.3 hereof; or

(C) the Board of Directors of the Company shall have (w) changed, qualified or withdrawn the Company Board Recommendation in a manner adverse to Parent, (x) failed to include the Company Board Recommendation in the Proxy Statement, (y) recommended, approved, endorsed (or proposed to recommend, approve or endorse), accepted or agreed to a Takeover Proposal, or (z) resolved to take any of the actions referenced in the foregoing clauses (w) – (y), inclusive; or

(D) a tender offer or exchange offer for outstanding shares of the Company Common Stock shall have been publicly disclosed (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company either (A) at any time recommends that the Company Stockholders tender their shares in such tender or exchange offer or (B) does not, prior to the earlier of (x) the date immediately prior to the date of the Company Stockholders Meeting and (y) the tenth (10th) business day after the commencement of such tender or exchange offer pursuant to Rule 14d-2 under the Exchange Act, recommend unequivocally against acceptance of such offer; or

(vi) by the Company:

(A) if Parent shall breach any representation, warranty, obligation or agreement hereunder, or any representation or warranty of Parent hereunder shall have been inaccurate, such that the conditions to the Company’s obligation to consummate the Merger set forth in Section 6.2(a) would not be satisfied at the Closing and such breach shall not have been cured within ten (10) business days of receipt by Parent of written notice of such breach; provided that the right to terminate this Agreement by the Company under this Section 7.1(a)(vi)(A) shall not be available to the Company if the Company is at such time in breach of this Agreement; or

(B) in order to enter into a binding definitive agreement with respect to a Superior Proposal or to take the actions permitted by the second paragraph of Section 4.3(d) (but subject to compliance with the terms of Section 4.3(d)); provided that (1) the Company has not breached in any material respect the terms of Section 4.3 with respect to such Superior Proposal, (2) the Company’s Board of Directors has determined in good faith, after consultation with outside counsel, that such action is necessary to comply with its fiduciary obligations under applicable Law, and authorized the Company to enter into a definitive agreement in respect of such Superior Proposal or take such action, (3) the Company shall have given Parent at least four (4) business days prior written notice of its intention to enter into such binding definitive agreement or take such action, as contemplated by Section 4.3(d), accompanied by a correct and complete copy of such binding definitive agreement and all annexes thereto and all other material documents relating thereto and Parent has not made an offer that the Company’s Board of Directors determines in good faith, after consultation with its financial advisor and its outside legal counsel, is at least as favorable to the Company Stockholders as such Superior Proposal within such four (4) business day period, and (4) concurrently with the termination of this Agreement, the Company pays to Parent the Termination Fee Amount set forth in Section 7.3(f) and enters into such binding definitive agreement.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, stockholders or affiliates; provided that, notwithstanding the above, (i) the provisions of Section 5.4 (Confidentiality), this Section 7.2, Section 7.3 (Expenses and Termination Fees) and Section 8.8 (Governing Law; Jurisdiction and Venue; Waiver of Jury Trial) shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party from liability or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out of pocket costs, and may include to the extent proven the benefit of the bargain lost by a party’s security holders (taking into consideration relevant matters, such as other combination opportunities) which shall be deemed in such event to be damages of such party) for any willful or intentional

40

breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Non-Disclosure Agreement, all of which shall survive termination of this Agreement in accordance with their terms.

7.3 Expenses and Termination Fees.

(a) Subject to the terms of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

(b) The Company shall pay Parent a cash fee of $4,785,000 (less any reimbursement or fee paid by the Company to Parent pursuant to Section 7.3(c) or Section 7.3(e)) (the “Termination Fee Amount”), by wire transfer of immediately available funds to an account designated in writing by Parent within one (1) business day after satisfaction of all conditions to such payment referenced in this Section 7.3(b), in the event that (i) (A) Parent or the Company terminates this Agreement pursuant to Section 7.1(a)(ii) or Section 7.1(a)(iii) or (B) Parent terminates this Agreement pursuant to Section 7.1(a)(v)(A), and (ii) following the Execution Date and prior to such termination of this Agreement, a Takeover Proposal shall have been publicly announced or shall have become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and, in any event, such announcement or Takeover Proposal was not publicly withdrawn on or before such termination (or if earlier the Company Stockholders Meeting), and (iii) within twelve (12) months following such termination of this Agreement, either such Takeover Proposal (or any new or modified Takeover Proposal from any Person making such Takeover Proposal, any affiliate of any such Person or any group that includes any of the foregoing Persons) is consummated or the Company enters into a letter of intent or binding Contract providing for such Takeover Proposal (or any new or modified Takeover Proposal from any Person making such Takeover Proposal, any affiliate of any such Person or any group that includes any of the foregoing Persons). For purposes of this Section 7.3(b), “Takeover Proposal” shall have the meaning set forth in Section 4.3(h) except that all references to 15% therein shall be deemed to be references to 50%.

(c) If Parent terminates this Agreement pursuant to Section 7.1(a)(v)(A), the Company shall promptly (and in any event within two (2) business days of invoices presented from time to time) reimburse Parent for the reasonable out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its outside advisors, outside accountants and outside legal counsel).

(d) If Parent terminates this Agreement pursuant to Section 7.1(a)(v)(B), (C) or (D), the Company shall promptly (and in any event within two (2) business days) pay to Parent a cash fee equal to the Termination Fee Amount by wire transfer of immediately available funds to an account designated in writing by Parent.

(e) If the Company shall terminate this Agreement pursuant to Section 7.1(a)(vi)(A), Parent shall promptly (and in any event within two (2) business days of invoices presented from time to time) reimburse the Company for the reasonable out-of-pocket costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its outside advisors, outside accountants and outside legal counsel).

(f) If the Company terminates this Agreement pursuant to Section 7.1(a)(vi)(B), as a condition to and concurrently with such termination, the Company shall pay to Parent a cash fee equal to the Termination Fee Amount by wire transfer of immediately available funds to an account designated in writing by Parent; provided that, for purposes of this Section 7.3(f) only, if the applicable Superior Proposal was initially received by the Company during the Solicitation Period and was not withdrawn or materially modified (nor were any of the participants in the Superior Proposal changed) at any time after the expiration of the Solicitation Period, the Termination Fee Amount shall be $3,025,000.

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(g) The Company acknowledges and agrees that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, that without these agreements Parent would not enter into this Agreement and that the amounts payable hereunder do not constitute a penalty. The Company further agrees that if the Company fails to pay the fees required hereunder, and, in order to obtain such payment, Parent commences a suit against the Company that results in a judgment against the Company for such fees, the Company shall pay to Parent its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and interest on such required fees from and including the date payment of the applicable fees was originally due to (but excluding) the date of actual payment, at the prime rate of Bank of America, National Association in effect on the date such fee payment was originally required to be made.

(h) Notwithstanding anything to the contrary set forth in this Agreement, each of the parties expressly acknowledges and agrees that, with respect to any termination of this Agreement pursuant to Section 7.1 under circumstances in which a termination fee is payable by the Company pursuant to Section 7.3(b), (d) or (f), payment of such termination fee shall constitute liquidated damages with respect to any claim for damages or any other claim which Parent or Merger Sub would otherwise be entitled to assert against the Company or any of its subsidiaries or any of their assets, or against their respective officers, directors, stockholders or affiliates, and shall constitute the sole and exclusive remedy, with respect to any such termination of this Agreement; provided, however, that nothing herein shall relieve any Person from liability or damages for any willful or intentional breach of this Agreement. Except for non-payment of the termination fee pursuant to Section 7.3(b), (d) or (f), the parties agree that, upon termination of this Agreement pursuant to Section 7.1 under circumstances in which a termination fee is payable by the Company pursuant to Section 7.3(b), (d) or (f), in no event shall Parent or Merger Sub be entitled to seek or to obtain any recovery or judgment against the Company or any of its subsidiaries or any of their assets, or against any of their officers, directors, stockholders or affiliates for any such termination of the Agreement, and in no event shall Parent or Merger Sub be entitled to seek or obtain any other damages of any kind, including consequential, special, indirect or punitive damages, for any such termination of this Agreement; provided, however, that nothing herein shall relieve any Person from liability or damages for any willful or intentional breach of this Agreement.

7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of the Company shall not alter or change the amount or kind of consideration to be received on conversion of the Company Capital Stock.

7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions made for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party granting such waiver or extension.

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ARTICLE VIII

GENERAL PROVISIONS

8.1 Non-Survival at Effective Time. The representations and warranties set forth in this Agreement shall terminate at the Effective Time.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

(a)	if to Parent, to:

Freescale Semiconductor, Inc.
6501 William Cannon Drive West
Austin, Texas 78735-8598
Attention: General Counsel
Facsimile: (512) 996-6853
Telephone: (512) 895-2193

with a copy to:

Morrison & Foerster LLP
1650 Tysons Boulevard, Suite 400
McLean, Virginia 22102
Attention: Gregory M. Giammittorio, Esq.
Facsimile: (703) 760-7777
Telephone: (703) 760-7320

(b)	if to the Company, to:

SigmaTel, Inc.
1601 S. Mo Pac Expressway, Suite 100
Austin, Texas 78746
Attention: General Counsel
Facsimile: (512) 381-3775
Telephone: (512) 381-3938

with a copy to:

Vinson & Elkins L.L.P.
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, Texas 78746
Attention: Kyle K. Fox, Esq.
Facsimile: (512) 236-3340
Telephone: (512) 542-8539

8.3 Interpretation; Certain Definitions. When a reference is made in this Agreement to an Exhibit, Article, Section or sub-section, such reference shall be to an Exhibit, Article, Section or sub-section to or of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. The phrases “the date of this Agreement” and “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the Execution Date.

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“business day” shall mean any day other than Saturday, Sunday or a United States federal holiday.

“Company Capital Stock” shall mean all outstanding shares of Company Common Stock and Company Preferred Stock and all outstanding shares of any other capital stock of the Company as of the Effective Time.

“Company Common Stock” shall mean shares of the common stock of the Company, par value $0.0001 per share.

“Company ESPP” shall mean the 2003 Employee Stock Purchase Plan of the Company.

“Company Material Adverse Effect” shall mean any state of facts, change, event, circumstance or effect that, individually or in the aggregate, is materially adverse to (x) the financial condition, properties, assets (including intangible assets), liabilities, business or results of operations of the Company and its subsidiaries, taken as a whole, or (y) the ability of the Company to perform its obligations under this Agreement and timely consummate the transactions contemplated hereby; provided with respect to the foregoing clause (x), that none of the following shall be deemed in and of itself or themselves in combination to constitute, and none of the following shall be taken into account when determining, a Company Material Adverse Effect: (a) states of facts, changes, events, circumstances or effects in the economy or financial markets generally in the United States; (b) states of facts, changes, events, circumstances or effects that are the result of acts of war or terrorism; (c) states of facts, changes, events, circumstances or effects that are the result of factors generally affecting the industry in which the Company and its subsidiaries operate; (d) states of facts, changes, events, circumstances or effects in United States generally accepted accounting principles; (e) states of facts, changes, events, circumstances or effects resulting from the announcement of this Agreement or the pendency of the transactions contemplated hereby, including the loss, departure, termination, reduction or other negative development in the Company’s or its subsidiaries’ relationships with any of its customers, suppliers, distributors, officers, employees or other business partners; (f) states of facts, changes, events, circumstances or effects resulting from (i) the Company’s compliance with the terms of this Agreement (other than compliance with Section 4.1 and other than the consummation of the Merger), (ii) any actions taken or actions, plans, intentions or possibilities announced or stated by Parent, Merger Sub or their affiliates, including any plans for the sale of a division or operational or employment related changes or (iii) any actions taken or announced by the Company or its subsidiaries at the prior written request of Parent made after the Execution Date; (g) changes in the market price or trading volume of the Company Capital Stock, in and of itself (and not including the underlying causes of such changes); and (h) any failure by the Company to meet internal projections or forecasts or published revenue or earnings predictions, in and of itself (and not including the underlying causes of such changes); provided, further, that, with respect to clauses (a), (b), (c) and (d), such state of facts, change, event, circumstance or effect does not disproportionately adversely affect the Company and its subsidiaries in a material manner compared to other companies operating in the industry in which the Company operates.

“Company Options” shall mean any and all options or other rights to purchase or otherwise acquire shares of Company Capital Stock, whether or not presently exercisable or subject to additional conditions prior to exercise, under and pursuant to the 1995 Stock Option/Stock Issuance Plan, the 2003 Equity Incentive Plan, Oasis Semiconductor, Inc. 1997 Stock Option Plan, Oasis Semiconductor, Inc. 2004 Stock Incentive Plan (each, a “Company Stock Option Plan”, and together, the “Company Stock Option Plans”).

“Company Preferred Stock” shall mean shares of the Serial Preferred Stock of the Company, par value $0.01 per share.

“Contract” shall mean any contract, subcontract, agreement, instrument, commitment, arrangement, understanding, obligation, undertaking, license or sublicense, whether written or oral.

“knowledge”, as to any party hereto, shall mean actual knowledge of the officers and directors of such party and its subsidiaries; provided, that such officers shall have made reasonable due and diligent inquiry of those

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employees of such party whom such officers reasonably believe would have actual knowledge of the matters represented.

“Law” or “Laws” shall mean all federal, state, local and foreign statutes, laws, rules, regulations, codes, ordinances, judgments and Orders and the common law.

“ordinary course of business”, as to the conduct of business or other affairs or the taking of any action by a party hereto, shall mean that such an action taken by or on behalf of such party shall not be deemed to have been taken in the “ordinary course of business” unless such action is taken in the ordinary course of such party’s normal operations and is consistent with past practice.

“Parent Material Adverse Effect” shall mean any state of facts, change, event, circumstance or effect that, individually or in the aggregate, is materially adverse to the ability of Parent to perform its obligations under this Agreement and timely consummate the transactions contemplated hereby.

“Per Share Common Stock Consideration” shall mean cash in the amount of $3.00 as may be adjusted pursuant to Section 1.6(e).

“Person” shall mean any corporation, partnership, individual, trust, unincorporated association or other entity or Group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Restricted Stock Unit Award” shall mean a restricted stock unit award or a restricted stock acquisition right that is designated as such in the applicable award agreement and that represents a right to receive shares of Company Common Stock or cash in accordance with the terms of the applicable award agreement, whether granted pursuant to the terms of a Company Stock Option Plan or otherwise.

“subsidiary” of any Person shall mean any other Person, more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person (or if such other Person does not have outstanding shares or securities with such right to vote, as may be the case in a partnership or unincorporated association, more than 50% of whose ownership interests) are owned or controlled, directly or indirectly, by such first Person.

“Tax” (and, with correlative meaning, “Taxes” or “Taxable”) shall mean (a) any federal, state, local or foreign income, alternative or add on minimum income, ad valorem, business license, capital, custom, disability, documentary, employment, environmental, excise, franchise, gains, gross income, gross receipts, import, license, occupation, payroll, personal property, premium, profits, property transfer, real property, recording, registration, sales, services, severance, social security, stamp, transfer, unemployment, unemployment insurance, use, value added, wage, windfall profit or withholding tax, custom, duty, levy or other governmental assessment, charge or fee in the nature of a tax (whether payable directly or by withholding); (b) any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise; and (c) any estimated Tax, interest, fines, penalties or additions to Tax with respect to amounts referred to in clauses (a) or (b) hereof.

“Tax Return” shall mean any return, report, estimate, declaration of estimated tax, claim for refund, information statement or return relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

8.4 Counterparts; Facsimile Delivery. This Agreement may be executed in one or more counterparts and delivered by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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8.5 Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and the Company Disclosure Schedule, (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Non-Disclosure Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms, except that, notwithstanding any provision to the contrary in the Non-Disclosure Agreement, any party may disclose to any other Person any information regarding the transactions contemplated by this Agreement that becomes publicly available as a result of the filing of any documents filed by a party with the SEC in connection with this Agreement, and (ii) are not intended to and do not confer upon any Person other than the parties hereto any rights or remedies (legal, equitable or otherwise), except (a) as expressly set forth in Section 5.9, (b) after the Effective Time, the rights of the Company Stockholders to receive the consideration specified in Section 1.6 and (c) the right of the Company, on behalf of the Company Stockholders, to pursue damages and other relief, including equitable relief, in the event of any termination of this Agreement related to, resulting from or arising in connection with the willful or intentional breach of this Agreement by Parent or Merger Sub, whether discovered by the Company prior to or after such termination.

8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the fullest extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.7 Remedies Cumulative; Specific Performance.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. Each Party hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

8.8 Governing Law; Jurisdiction and Venue; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without reference to such state’s principles of conflicts of Law. Each of the parties hereto irrevocably (x) consents to the exclusive jurisdiction of any state court located within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein and agrees that no action, suit or proceeding in connection therewith shall be brought by it or any of its subsidiaries in any other courts, (y) agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware for such Persons and (z) waives and covenants not to assert or plead any objection that such party might otherwise have to such jurisdiction and such process, including any objection to the laying of venue of any action, suit or proceeding

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arising out of this Agreement or the transactions contemplated hereby or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. THE PARTIES HERETO IRREVOCABLY WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, provided, that Parent and Merger Sub may assign any or all of their respective rights, interests and obligations to Parent or any affiliate of Parent, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.11 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a sum for its attorneys’ fees and all other costs and expenses incurred in such action or suit.

[Signatures Follow On Separate Page.]

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IN WITNESS WHEREOF, the Company, Parent and Merger Sub have each caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

SIGMATEL, INC.

/s/ PHILLIP E. POMPA
Name:	Phillip E. Pompa
Title:	President and Chief Executive Officer

FREESCALE SEMICONDUCTOR, INC.

/s/ LYNELLE K. MCKAY
Name:	Lynelle K. McKay
Title:	SVP & GM, NMG, Freescale

PHX ACQUISITION, INC.

/S/ SUMIT SADANA
Name:	Sumit Sadana
Title:	President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

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APPENDIX I

INDEX OF DEFINED TERMS

Defined Term	Section
Agreement	Introduction
Annual Premium	5.9(b)
Antitrust Laws	5.6(b)
business day	8.3
Business IP	2.10(b)
Cashed-Out Restricted Stock Unit Award	1.6(d)(i)
Certificate	1.7(c)(i)
Certificate of Merger	1.2
Closing	1.2
Closing Date	1.2
Code	1.9
Company	Introduction
Company Authorizations	2.8
Company Balance Sheet	2.6
Company Balance Sheet Date	2.5
Company Board Recommendation	2.20
Company Capital Stock	8.3
Company Common Stock	8.3
Company Disclosure Schedule	Article II Preamble
Company ESPP	8.3
Company Financial Statements	2.4(b)
Company Intellectual Property	2.10(a)
Company Material Adverse Effect	8.3
Company Preferred Stock	8.3
Company Options	8.3
Company Plan	2.13(a)
Company Registered Intellectual Property	2.10(d)(i)
Company Stockholder	1.7(c)(iii)
Company Stockholders Meeting	5.2
Company SEC Documents	2.4(a)
Company Stock Option Plan(s)	8.3
Continuing Employees	5.8(c)(i)
Contract	8.3
Delaware Law	1.1
Dissenting Shares	1.11(a)
D&O Policy	5.9(b)
Effective Time	1.2
Environmental Laws	2.11
ERISA	2.13(a)
ERISA Affiliate	2.13(c)
Exchange Act	2.4(a)
Execution Date	Introduction
Final Purchase Date	5.8(b)
First Party Intellectual Property Contracts	2.10(d)(ii)
GAAP	2.4(b)
Governmental Entity	2.3(c)
Hazardous Materials	2.11

Defined Term	Section
HSR	2.1(b)
indebtedness	2.4(h)
Indemnified Parties	5.9(a)
Intellectual Property	2.10(a)
IRS	2.13(f)
knowledge	8.3
Law(s)	8.3
Leased Premises	2.25(a)
Leases	2.25(a)
Major Customers	2.21(a)
Material Contracts	2.22
Merger	Recitals
Merger Sub	Introduction
Non-Disclosure Agreement	5.4
Order	5.6(b)
ordinary course of business	8.3
Parent	Introduction
Parent Material Adverse Effect	8.3
Parent Welfare Plans	5.8(c)(i)
Paying Agent	1.7(a)
Per Share Common Stock Consideration	8.3
Person	8.3
Proceeding	2.7
Products	2.10(a)
Proxy Statement	5.1
Representatives	4.3(a)
Requisite Stockholder Approval	2.19
Restricted Stock Unit Award	8.3
SEC	2.3(c)
Securities Act	2.4(a)
Solicitation Period	4.3(b)
Solicited Person	4.3(b)
SOX	2.4(c)
subsidiary	8.3
Superior Proposal	4.3(i)
Surviving Corporation	1.1
Takeover Proposal	4.3(h)
Takeover Statute	2.29
Tax Return	8.3
Tax, Taxes and Taxable	8.3
Technology	2.10(a)
Termination Fee Amount	7.3(b)
Third Party Intellectual Property Contracts	2.10(d)(iii)
Use	2.10(a)

Appendix B

[Logo of ThinkEquity Partners LLC]

CONFIDENTIAL

February 3, 2008

The Board of Directors

SigmaTel, Inc.

1601 S. Mo Pac Expressway, Suite 100

Austin, TX 78746

Ladies and Gentlemen:

We understand that SigmaTel, Inc, (the “Company”) proposes to enter into an Agreement and Plan of Merger with Freescale Semiconductor, Inc. (“Freescale”) and PHX Acquisition, Inc., an affiliate of Freescale (“Merger Sub”), dated as of February 3, 2008 (the “Merger Agreement”), pursuant to which Merger Sub would be merged with the Company in a merger (the “Merger”), in which each share of Common Stock of the Company not owned by the Company, Freescale or any of their respective subsidiaries, or as to which dissenter’s rights have been perfected, would be converted into the right to receive consideration of $3.00 per share in cash (the “Consideration”).

You have requested that ThinkEquity Partners LLC (“ThinkEquity” or “we” or “us”) provide an opinion (the “Opinion”) as to whether, as of the date hereof, the Consideration to be paid to stockholders of the Company in the Merger is fair to such stockholders from a financial point of view.

In connection with this Opinion, we have reviewed certain business and financial information relating to the Company that we have deemed to be relevant. In addition, we have reviewed the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by, or discussed with, the Company, and have met with the Company’s management and participated in various conferences with certain officers of the Company to discuss certain aspects of the Merger, the business and future prospects and operations of the Company. We have also considered certain financial data of the Company, and compared those data with similar data for private and publicly held companies that we deemed relevant, and we have considered the financial terms of certain business combinations and other transactions that we deemed relevant. We also considered such other information and financial analyses as we deemed appropriate, including our assessment of market conditions.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on the assurances of the Company’s management that they are not aware of any facts that would make such information inaccurate, incomplete or misleading. With respect to the financial forecasts provided to us by, or discussed with, the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. We have assumed that the Merger will be consummated in a timely manner in accordance with the terms described in the Merger Agreement, without any amendments or modifications thereto or any adjustment to the Consideration

This Opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof, and we assume no responsibility, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion based upon any events or circumstances occurring or continuing after the date hereof.

The Board of Directors

SigmaTel, Inc.

February 3, 2008

This Opinion does not address the Company’s underlying business decision to engage in the Merger or the merits of the Merger as compared to other transactions or business or financial strategies that may be available to the Company. We have made no independent investigation of and express no view on any legal, accounting or tax matters affecting the Company or relating to the Merger, We have not been requested to make, and have not made, a physical inspection or independent evaluation or appraisal of any of the properties, assets, facilities or liabilities (fixed, contingent or other) of the Company, nor have we made or obtained any independent evaluation or appraisal thereof. In addition, we express no view on any issues of solvency. We have not been asked to assess nor does this Opinion address any aspects of any management, director or employee compensatory or other remuneration arrangements to be entered into with, or paid to, any of the Company’s directors, officers or employees in connection with the Merger, including the fairness of any such compensation relative to the Consideration.

This Opinion is furnished for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, and may not be reproduced, summarized, described, excerpted from, provided to any person or otherwise publicly referred to or disclosed, in whole or in part, except with our prior written consent, which consent will not be unreasonably withheld, or as expressly permitted by our engagement letter with the Company dated November 21, 2007, as the same may be amended or supplemented. This Opinion should not be construed as creating any fiduciary duty on ThinkEquity’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to any stockholder of the Company as to how such stockholder should vote on the proposed Merger. This Opinion does not address the fairness of the Merger to, or any other consideration of, any holders of equity interests in or debt obligations of or claims against the Company or any of its affiliates or other constituents or any other person other than the holders of Common Stock of the Company.

The content and delivery of this Opinion to you has been approved by ThinkEquity’s Fairness Opinion Committee in accordance with such committee’s formal written policies and procedures.

We will receive a customary fee for our services, a portion of which is payable upon delivery of this Opinion and a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse our expenses and to indemnify us for certain liabilities arising out of our engagement. As part of its investment banking business, ThinkEquity and its affiliates are regularly engaged in the valuation of businesses in connection with mergers, acquisitions, underwritings, private placements of listed and unlisted securities, financial restructurings and other financial services. In addition, in the ordinary course of our business, ThinkEquity and its affiliates may actively trade the debt, equity and other securities of the Company and Freescale and their respective affiliates, for its and such affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

During the preceding two years, we were not engaged by, and have not received compensation from, the Company or Freescale, and we are not aware of any such engagement (and payment of consideration) currently being contemplated (however, you and we acknowledge, without any obligation, commitment, arrangement or understanding, that future such engagements of us by the Company or Freescale are possible).

The Board of Directors

SigmaTel, Inc.

February 3, 2008

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be paid to the stockholders of the Company in the Merger is fair to such stockholders from a financial point of view.

Very truly yours,

/s/ ThinkEquity Partners LLC
ThinkEquity Partners LLC

Appendix C

DELAWARE GENERAL CORPORATION LAW SECTION 262—APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to §228 or §253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SIGMATEL Listen Watch Share

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A

Proposal — The Board of Directors recommends a vote FOR adoption of the merger agreement.

For Against Abstain

1. To adopt the Agreement and Plan of Merger, dated as of February 3, 2008, among Freescale Semiconductor, Inc., a Delaware corporation, PHX Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Freescale Semiconductor, Inc., and SigmaTel, Inc., pursuant to which SigmaTel, Inc. will become a wholly owned subsidiary of Freescale Semiconductor, Inc. and each outstanding share of SigmaTel common stock will be converted into the right to receive $3.00 in cash.

2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signature must be that of the stockholder himself or herself. If shares are held jointly, each stockholder named should sign. If the signer is a corporation, please sign the full corporate name by an authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 0 1 7 1 6 7 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00V5DE

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Sigmatel

Listen Watch Share

Proxy — SIGMATEL, INC.

SPECIAL MEETING OF STOCKHOLDERS APRIL 21, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIGMATEL, INC.

The undersigned stockholder of SigmaTel, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated March 17, 2008, and revoking all prior proxies, hereby appoints Phillip E. Pompa and Barry J. Bumgardner (together, the “Proxies”), each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of SigmaTel, Inc. to be held at the offices of Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, Texas 78746, at 9:00 a.m. Central time on Monday, April 21, 2008, and at any adjournment or postponement thereof, on the matters set forth in this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponement thereof, in accordance with the instructions stated on the reverse side. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Proxy cards properly executed and returned without direction will be voted “FOR” each proposal listed above. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

(Continued and to be signed on reverse side.)

SIGMATEL®

Listen Watch Share

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposal — The Board of Directors recommends a vote FOR adoption of the merger agreement.

For Against Abstain +

1. To adopt the Agreement and Plan of Merger, dated as of February 3, 2008, among Freescale Semiconductor, Inc., a Delaware corporation, PHX Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Freescale Semiconductor, Inc., and SigmaTel, Inc., pursuant to which SigmaTel, Inc. will become a wholly owned subsidiary of Freescale Semiconductor, Inc. and each outstanding share of SigmaTel common stock will be converted into the right to receive $3.00 in cash.

2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signature must be that of the stockholder himself or herself. If shares are held jointly, each stockholder named should sign. If the signer is a corporation, please sign the full corporate name by an authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1 U P X 0 1 7 1 6 7 2 +

<STOCK#> 00V5ED

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

SIGMATEL®

Listen Watch Share

Proxy — SIGMATEL, INC.

SPECIAL MEETING OF STOCKHOLDERS APRIL 21, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIGMATEL, INC.

The undersigned stockholder of SigmaTel, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated March 17, 2008, and revoking all prior proxies, hereby appoints Phillip E. Pompa and Barry J. Bumgardner (together, the “Proxies”), each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of SigmaTel, Inc. to be held at the offices of Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, Texas 78746, at 9:00 a.m. Central time on Monday, April 21, 2008, and at any adjournment or postponement thereof, on the matters set forth in this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponement thereof, in accordance with the instructions stated on the reverse side. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Proxy cards properly executed and returned without direction will be voted “FOR” each proposal listed above. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

(Continued and to be signed on reverse side.)